                                                                    Exhibit 10.7

                                                               EXECUTION VERSION

                              FINANCING AGREEMENT,

                           DATED AS OF JULY 25, 2005,

                                  BY AND AMONG

                         XANODYNE PHARMACEUTICALS, INC.,
                                  AS BORROWER,

                                       AND

            EACH SUBSIDIARY OF BORROWER LISTED AS A GUARANTOR ON THE
                             SIGNATURE PAGES HERETO,
                                 AS GUARANTORS,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   AS LENDERS,

                                       AND

                           SILVER POINT FINANCE, LLC,
                 AS COLLATERAL AGENT AND AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS; CERTAIN TERMS.....................................     2
   Section 1.01  Definitions.............................................     2
   Section 1.02  Terms Generally.........................................    29
   Section 1.03  Accounting and Other Terms..............................    30
   Section 1.04  Time References.........................................    30

ARTICLE II THE LOANS.....................................................    30
   Section 2.01  Commitments.............................................    30
   Section 2.02  Making the Loans........................................    31
   Section 2.03  Repayment of Loans; Evidence of Debt....................    34
   Section 2.04  Interest................................................    35
   Section 2.05  Reduction of Commitment; Prepayment of Loans............    36
   Section 2.06  Fees..................................................      40
   Section 2.07  Securitization..........................................    40
   Section 2.08  Taxes...................................................    41
   Section 2.09  LIBOR Option............................................    43

ARTICLE III FEES, PAYMENTS AND OTHER COMPENSATION........................    45
   Section 3.01  Audit and Collateral Monitoring Fees....................    45
   Section 3.02  Payments; Computations and Statements...................    46
   Section 3.03  Sharing of Payments, Etc................................    47
   Section 3.04  Apportionment of Payments...............................    47
   Section 3.05  Increased Costs and Reduced Return......................    48

ARTICLE IV CONDITIONS TO LOANS...........................................    49
   Section 4.01  Conditions Precedent to Effectiveness...................    49
   Section 4.02  Conditions Precedent to All Loans.......................    55

ARTICLE V REPRESENTATIONS AND WARRANTIES.................................    56
   Section 5.01  Representations and Warranties..........................    56

ARTICLE VI COVENANTS OF THE LOAN PARTIES.................................    66
   Section 6.01  Affirmative Covenants...................................    66
   Section 6.02  Negative Covenants......................................    78
   Section 6.03  Financial Covenants.....................................    85

ARTICLE VII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND
   OTHER COLLATERAL......................................................    86
   Section 7.01  Collection of Accounts Receivable; Management of
                 Collateral..............................................    86
   Section 7.02  Accounts Receivable Documentation.......................    89
   Section 7.03  Status of Accounts Receivable and Other Collateral......    89
   Section 7.04  Collateral Custodian....................................    90

ARTICLE VIII EVENTS OF DEFAULT...........................................    90
   Section 8.01  Events of Default.......................................    90

   ARTICLE IX AGENTS.....................................................    95
   Section 9.01  Appointment.............................................    95
   Section 9.02  Nature of Duties........................................    96
   Section 9.03  Rights, Exculpation, Etc................................    96
   Section 9.04  Reliance................................................    97
   Section 9.05  Indemnification.........................................    97
   Section 9.06  Agents Individually.....................................    97
   Section 9.07  Successor Agent.........................................    98
   Section 9.08  Collateral Matters......................................    98
   Section 9.09  Agency for Perfection...................................   100
   Section 9.10  Collateral Agent May File Proofs of Claim...............   100
   Section 9.11  Agents and their Affiliates and their Designated
                 Entities................................................   101

ARTICLE X GUARANTY.......................................................   101
   Section 10.01 Guaranty................................................   101
   Section 10.02 Guaranty Absolute.......................................   102
   Section 10.03 Waiver..................................................   102
   Section 10.04 Continuing Guaranty; Assignments........................   103
   Section 10.05 Subrogation.............................................   103

ARTICLE XI MISCELLANEOUS.................................................   104
   Section 11.01 Notices, Etc............................................   104
   Section 11.02 Amendments, Etc.........................................   105
   Section 11.03 No Waiver; Remedies, Etc................................   105
   Section 11.04 Expenses; Taxes; Attorneys' Fees........................   106
   Section 11.05 Right of Set-off........................................   107
   Section 11.06 Severability............................................   107
   Section 11.07 Assignments and Participations..........................   107
   Section 11.08 Counterparts............................................   111
   Section 11.09 GOVERNING LAW...........................................   111
   Section 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE...   111
   Section 11.11 WAIVER OF JURY TRIAL, ETC...............................   112
   Section 11.12 Consent by the Agents and Lenders.......................   112
   Section 11.13 No Party Deemed Drafter.................................   112
   Section 11.14 Reinstatement; Certain Payments.........................   112
   Section 11.15 Indemnification.........................................   113
   Section 11.16 Records.................................................   114
   Section 11.17 Binding Effect..........................................   114
   Section 11.18 Interest................................................   114
   Section 11.19 Confidentiality.........................................   115
   Section 11.20 Integration.............................................   116
   Section 11.21 USA Patriot Act Notice..................................   116

                             SCHEDULE AND EXHIBITS

Schedule 1.01(A)    Lenders and Lenders' Commitments
Schedule 1.01(B)    Licensing Agreements
Schedule 1.01(C)    Marketed Products
Schedule 5.01(e)    Subsidiaries
Schedule 5.01(f)    Litigation; Commercial Tort Claims
Schedule 5.01(i)    ERISA
Schedule 5.01(o)    Real Property
Schedule 5.01(q)    Operating Lease Obligations
Schedule 5.01(r)    Environmental Matters
Schedule 5.01(s)    Insurance
Schedule 5.01(v)    Bank Accounts
Schedule 5.01(w)    Intellectual Property
Schedule 5.01(x)    Material Contracts
Schedule 5.01(aa)   Customers and Suppliers
Schedule 5.01(bb) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 5.01(cc)   Tradenames
Schedule 5.01(dd)   Locations of Collateral
Schedule 5.01(hh)   FDA Compliance; Notices, etc.
Schedule 6.02(a)    Existing Liens
Schedule 6.02(b)    Existing Indebtedness
Schedule 6.02(e)    Existing Investments
Schedule 6.02(j)    Transactions With Affiliates
Schedule 6.02(k)    Limitations on Dividends and Other Payment Restrictions
Schedule 7.01       Cash Management Banks

Exhibit A   Form of Guaranty
Exhibit B   Form of Security Agreement
Exhibit C   Form of Pledge Agreement
Exhibit D   Form of Notice of Borrowing
Exhibit E   Form of LIBOR Notice
Exhibit F   Form of Opinion of Counsel
Exhibit G   Form of Assignment and Acceptance

                               FINANCING AGREEMENT

          Financing Agreement, dated as of July 25, 2005, by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages hereto (together with each other Person (as hereinafter defined) that guarantees, pursuant to
Section 6.0 l(b) or otherwise, all or any portion of the Obligations (as hereinafter defined) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

          The Borrower has advised the Agents and the Lenders that it intends to purchase substantially all of the assets of the aaiPharma Sellers (as hereinafter defined), who filed voluntary petitions under Chapter 11 of the Bankruptcy Code (as hereinafter defined) with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), on May 10, 2005, and are debtors-in-possession under Case No. 05-11341 (PJW), and that such acquisition is to be consummated in accordance with the terms of that certain aaiPharma Acquisition Agreement (as hereinafter defined), and shall be subject to the terms of the aaiPharma Sale Order (as hereinafter defined) issued by such Bankruptcy Court under Section 363 of the Bankruptcy Code.

          The Borrower has asked the Lenders to extend credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $55,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $15,000,000 at any time outstanding. The proceeds of the term loan and the loans made under the revolving credit facility shall be used, together with the Unrestricted Cash Proceeds (as hereinafter defined) (i) to finance the aaiPharma Acquisition (as hereinafter defined), (ii) to pay fees and expenses related to the aaiPharma Acquisition and this Agreement and the transactions contemplated hereby and thereby, and (iii) to provide for general working capital and general corporate purposes of the Borrower. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

          In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "aaiPharma Acquisition" means the acquisition by the Borrower of the aaiPharma Assets from the aaiPharma Sellers and the assumption by the Borrower of certain liabilities relating thereto, pursuant to the aaiPharma Acquisition Agreement and the aaiPharma Sale Order.

          "aaiPharma Acquisition Agreement" means the Asset Purchase Agreement, dated as of May 6, 2005, as amended by the First Amendment to Asset Purchase Agreement, dated as of June 7, 2005, and Second Amendment to Asset Purchase Agreement, dated as of July 18, 2005, between the Borrower and the Sellers, and all related agreements, documents and instruments thereto, as in effect on the date hereof.

          "aaiPharma Acquisition Documents" means the aaiPharma Acquisition Agreement, the Services Agreement, the Manufacturing Agreement, the Odyssey Co-Development Agreement, the Trademark Assignment Agreement, the Indemnity Escrow Agreement, the Domain Name Transfer Agreement (as such terms are defined in the aaiPharma Acquisition Agreement), each bill of sale, each assignment agreement, each assumption agreement and all other agreements, instruments and documents entered into or delivered in connection with the aaiPharma Acquisition.

          "aaiPharma Assets" means all of the property and assets (tangible and intangible) sold, assigned or otherwise transferred to, or assumed or otherwise acquired by the Borrower pursuant to the aaiPharma Sale Order and the aaiPharma Acquisition Agreement.

          "aaiPharma Sale Order" means the final order of the Bankruptcy Court authorizing (i) the aaiPharma Sellers to sell the aaiPharma Assets to the Borrower free and clear of all Liens, and (ii) the Borrower to assume certain liabilities of the Sellers, which order shall otherwise be in form and substance reasonably satisfactory to the Agents.

          "aaiPharma Sellers" means, collectively, aaiPharma Inc., a Delaware corporation, and aaiPharma, LLC, a Delaware limited liability company, each as a debtor-in-possession.

          "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

          "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any supporting obligations in respect of the foregoing and any proceeds arising from or relating to the foregoing.

          "Acquisition" means the acquisition of (i) all of the Capital Stock of any Person, (ii) all or substantially all of the assets of any Person or (iii) all or substantially all of the intellectual property rights to a pharmaceutical product or product line of any Person, whether or not involving a merger or consolidation with such Person.

          "Action" has the meaning specified therefor in Section 11.12.

          "Administrative Agent" has the meaning specified therefor in the preamble hereto.

          "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

          "After Acquired Property" has the meaning specified therefor in
Section 6.01(o).

          "Agent" has the meaning specified therefor in the preamble hereto.

          "Agent-Related Persons" means the Administrative Agent and the Collateral Agent, together with their Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Annualized Demand Revenues" means, the product of (i) the aggregate IMS Product Demand Average Value of the Loan Parties times (ii) four (4).

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) (x) during the period of time from and after the date that is the 12-month anniversary of the Effective Date up to and including the date that is the 18-month anniversary of the Effective Date, and
(y) solely in connection with a Financial Covenant Cure Payment, during the period of time from and after the Effective Date up to and including the date that is the 18-month anniversary of the Effective Date, 3.0% times the sum of
(i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, (b) during the period of time after the date that is the 18-month anniversary of the Effective Date up to and including the date that is the 30-month anniversary of the Effective Date, 2.0% times the sum of (i) the amount of the reduction of the Total Revolving

Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, (c) during the period of time after the date that is the 30-month anniversary of the Effective Date up to and including the date that is the 42-month anniversary of the Effective Date, 1.0% times the sum of (i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, and (d) at all times thereafter, zero. Notwithstanding the foregoing, if the Total Revolving Credit Commitment is terminated and all of the Obligations (including, without limitation, the outstanding principal amount of the Revolving Loans and the Term Loan) are prepaid in full in immediately available funds in connection with the acceleration of all the Obligations (other than an acceleration of the Obligations arising as a result of any Event of Default described in subsection
(f) or (g) of Section 8.01), the Applicable Prepayment Premium shall be zero. If the Total Revolving Credit Commitment is terminated and all of the Obligations (including, without limitation, the outstanding principal amount of the Revolving Loans and the Term Loan) are prepaid in full in immediately available funds in connection with a new financing facility provided by Silver Point or any of its Related Funds, then Silver Point and its Related Funds, and any other Lender that participates in such new financing facility, shall waive its Pro Rata Share of the Applicable Prepayment Premium, if any.

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 11.07 hereof and substantially in the form of Exhibit G hereto or such other form acceptable to the Collateral Agent.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, president, executive vice president, controller or treasurer of such Person.

          "Availability" means, at any time, an amount equal to (i) the difference between (a) the Total Revolving Credit Commitment and (b) the aggregate outstanding principal amount of all Revolving Loans minus (ii) any reserves instituted pursuant to any Loan Document.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101, et seg.), as amended, and any successor statute.

          "Bankruptcy Court" has the meaning specified therefor in the preamble hereto.

          "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor Governmental Authority).

          "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or the state where the Payment Office is located are authorized or required to close, except that, if a determination of a Business Day shall relate to a

LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are required to be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period.

          "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender or any Person controlling any Lender or the manner in which any Lender or any Person controlling any Lender allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; provided that, the term "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

          "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

          "Cash Management Account" has the meaning specified therefor in
Section 7.01(a)

          "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to the Administrative Agent, each of which is among a Loan Party, the Administrative Agent, and one of the Cash Management Banks.

          "Cash Management Bank" has the meaning specified therefor in Section 7.01(a).

          "Change in Law" has the meaning specified therefor in Section 3.05(a).

          "Change of Control" means each occurrence of any of the following:

          (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of beneficial ownership of more than 25% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

          (b) except as otherwise expressly permitted by Section 6.02(c), the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens securing the Obligations); or

          (c) except as otherwise expressly permitted by Section 6.02(c) of this Agreement, (i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 25% of the aggregate outstanding voting Capital Stock of the Borrower or (B) in the case of any such transaction involving a Loan Party other than the Borrower, the Borrower has direct or indirect beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity.

          "Chosen Valuation Firms" has the meaning specified therefor in Section 6.03.

          "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

          "Collateral Agent" has the meaning specified therefor in the preamble hereto.

          "Collateral Agent Advances" has the meaning specified therefor in
Section 9.08(a).

          "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

          "Contingent Obligation" means, with respect to any Person, any obligation of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make "take-or-pay" or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Contribution Agreement" means a Contribution Agreement, duly executed by each Loan Party, in form and substance satisfactory to the Collateral Agent.

          "Current Value" has the meaning specified therefor in Section 6.0l(o).

          "Declined Prepayment Amount" has the meaning specified therefor in
Section 2.05(g).

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Designated Entity" has the meaning specified therefor in Section
9.11.

          "Designation Valuation Firm" has the meaning specified therefor in
Section 6.03.

          "Disbursement Letter" means a disbursement of proceeds letter, dated on or about the Effective Date, among the Agents, the Lenders, the Borrower and the other parties thereto, in form and substance satisfactory to the Agents.

          "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets, whether now owned or hereafter acquired, to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding the sales, transfers or other dispositions set forth in Section 6.02(c)(ii)(A), (B), (D), (E), (G) and (H). Notwithstanding the foregoing, Extraordinary Receipts, Excluded Equity Issuances and Permitted Liens shall not constitute "Dispositions" under this Agreement.

          "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

          "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States, any of the states thereof or the District of Columbia.

          "Effective Date" means the date, on or before July 25, 2005 on which all of the conditions precedent set forth in Section 4.01 are satisfied and the initial Loans are made.

          "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

          "Enterprise Cash Collateral Account" means the cash collateral account maintained at Silicon Valley Bank in the name of the Borrower, with account number 3300298519.

          "Enterprise Letter of Credit" means one or more letters of credit issued by Silicon Valley Bank in favor of Enterprise Rent A Car Company of Cincinnati D/B/A Enterprise Fleet Services (or a successor thereto), as the stated amount of such letters of credit may be increased from time to time.

          "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action, claim or demand by any

Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Issuance" means any issuance by any Loan Party or any of its Subsidiaries to any Person of (a) any shares of its Capital Stock (whether pursuant to the exercise of options or warrants or the conversion of any debt securities to equity or otherwise) or (b) any options or warrants relating to its Capital Stock.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "Event of Default" means any of the events set forth in Section 8.01.

          "Excess Amount" has the meaning specified therefor in Section 6.02(g).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Equity Issuance" means (i) any Equity Issuance by the Borrower, the Net Cash Proceeds of which are used (or are to be used) within 90 days of receipt thereof to finance a Permitted Acquisition, (ii) any Equity Issuance by the Borrower pursuant to an initial public offering of the Capital Stock of the Borrower in accordance with all applicable laws, (iii) any Equity Issuance the Net Cash Proceeds of which are used by the Borrower used to cure a violation of the Loan to Value Ratio covenant in accordance with Section 6.03, and (iv) one or more Equity Issuances after the Effective Date in which the aggregate proceeds received in connection therewith, together with all other Equity Issuances (other than Equity Issuances of a type specified in clauses (i) through (iii) above) do not exceed $60,000,000.

          "Exemption Certificate" has the meaning specified therefor in Section 2.08(d).

          "Existing Convertible Secured Promissory Notes" means the Convertible Secured Promissory Notes, each dated May 5, 2005, made by the Borrower in favor of the Existing Shareholder Lenders, and in the original aggregate principal amount of $4,250,000.

          "Existing Interim Loan Agreement" means the Interim Loan Agreement, dated as of May 5, 2005, between the Borrower and the Existing Shareholder Lenders.

          "Existing Shareholder Lenders" means each lender party to the Existing Interim Loan Agreement.

          "Existing Shareholder Lender Agent" means Blue Chip IV, Limited Partnership, as Authorized Agent for the Existing Shareholder Lenders.

          "Extended Units" means the number of tablets, capsules or milliliters of liquid, as applicable, of the Marketed Products.

          "Extraordinary Receipts" means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustments or deferred purchase price payments (including, without limitation, (x) in the form of royalties and licensing fees and (y) pursuant to the aaiPharma Acquisition Agreement) received in connection with any purchase agreement (it being understood that royalties and progress payments received by the Borrower or any of its Subsidiaries in the ordinary course of business shall not constitute "Extraordinary Receipts").

          "Facility" means each parcel of real property identified on Schedule
5.01 (o) that is owned or leased by a Loan Party as of the Effective Date, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

          "FDA" means the United States Food and Drug Administration and any successor agency.

          "FDA Notice" has the meaning set forth in Section 5.01(hh).

          "FDA Regulation" means any rule, regulation or administrative order promulgated or issued by the FDA.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the fee letter, dated as of the Effective Date, between the Borrower and the Administrative Agent.

          "Final Maturity Date" means July 25, 2010, or such earlier date on which all Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

          "Financial Covenant Cure Payment" has the meaning specified therefor in Section 6.03.

          "Financial Statements" means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2004, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the five months ended May 31, 2005, and the related consolidated statement of operations, shareholder's equity and cash flows for the five months then ended.

          "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31st of each year.

          "Food and Drug Act" means the Federal Food, Drug and Cosmetic Act, 21 USC Section 1 et seq. and any successor act.

          "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia.

          "Funding Losses" has the meaning set forth in Section 2.09(b)(ii).

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

          "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed Obligations" has the meaning specified therefor in Section
10.01 (and any applicable Guaranty).

          "Guarantor" has the meaning specified therefor in the preamble hereto.

          "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in ARTICLE X, and (ii) each guaranty substantially in the form of Exhibit A, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders pursuant to Section 6.0l(b) or otherwise.

          "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it violates any Environmental Law;

(b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

          "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

          "HHS" means the United States Department of Health and Human Services, or any successor agency thereof.

          "HHS Regulation" means any rule, regulation or administrative order promulgated or issued by the HHS.

          "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          "IMS" means IMS Health, Inc. and its successors or any other Person reasonably acceptable to the Collateral Agent that performs a substantially similar function as IMS Health, Inc.

          "IMS National Sales Perspective" means the monthly audit prepared by IMS and usually available 27 days after the closing of the month; it being understood that all available channels of distribution shall be included.

          "IMS Product Demand Average Value" shall mean at any time, with respect to all Marketed Products by the Loan Parties at such time, the product of (i) the three (3) month rolling average of the latest available IMS National Sales Perspective data at such time in Extended Units (prorated for any partial months) for such products times (ii) the actual monthly Net Selling Price for such products.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than (x) trade payables, other accounts payable, royalty and licensing fee payables and other similar payment obligations incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created, (y) payment obligations incurred under the Services Agreement (as defined in the aaiPharma Acquisition Agreement as in effect on the date hereof) and not outstanding for more than 90 days past the original due date thereof and (z) contingent obligations for the deferred purchase price of property that mature or become fixed based upon the financial performance of the property acquired and that have not matured or become fixed); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person (other than customary reservations of rights (other than retentions of title) under agreements with suppliers entered into in the ordinary course of business); (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities;
(vii) the net termination obligations, calculated on any date, on a basis satisfactory to the Collateral Agent and in accordance with accepted practice as if the Hedging Agreement was terminated on such date, of such Person under Hedging Agreements; (viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) all Contingent Obligations; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

          "Indemnified Matters" has the meaning specified therefor in Section 11.15.

          "Indemnitees" has the meaning specified therefor in Section 11.15.

          "Indianapolis Facility" has the meaning specified therefor in Section 6.02(c)(ii)(I).

          "Indianapolis Facility Disposition" has the meaning specified therefor in Section 6.02(c)(ii)(I).

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intercompany Subordination Agreement" means an Intercompany Subordination Agreement, in form and substance satisfactory to the Collateral Agent, made by each Loan Party and certain of their Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders.

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1,2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period which will end after the Final Maturity Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

          "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

          "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, Inventory, supplies or other property in the ordinary course of business and other than any acquisition of assets constituting a Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than security deposits under a lease, deposits made in connection with the purchase of equipment, inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Contingent Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Disposition to such Person for consideration less than fair market value of the property disposed in such transaction. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Contingent Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Contingent Obligation.

          "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Liabilities" has the meaning specified therefor in Section 2.07.

          "LIBOR" means, with respect to any LIBOR Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Dow Jones Markets Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if more than one (1) rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "LIBOR" shall mean, with respect to any LIBOR Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if more than one (1) rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "LIBOR Deadline" has the meaning set forth in Section 2.09(b)(i).

          "LIBOR Notice" means a written notice in the form of Exhibit E.

          "LIBOR Option" has the meaning set forth in Section 2.09(a).

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by
(ii) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

          "Licensing Agreements" means each of the licensing agreements constituting a Material Contract set forth on Schedule 1.01(B) hereto between any Loan Party or any of its Subsidiaries and any licensor with respect to the rights to manufacture, sell and/or distribute Inventory.

          "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

          "Loan" means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrower pursuant to ARTICLE II hereof.

          "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

          "Loan Document" means this Agreement, the Fee Letter, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any UCC Filing Authorization Letter, the Intercompany Subordination Agreement, the Contribution Agreement, the Disbursement Letter and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

          "Loan Party" means any Borrower and any Guarantor.

          "Loan to Value Ratio" has the meaning specified therefor in Section 6.03.

          "Marketed Products" mean, collectively, (i) those products identified as currently marketed products on Schedule 1.01(C) and (ii) such other marketed products that have a gross margin of not less than 90% of the average gross margin for all Marketed Products of the immediately preceding year.

          "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties or condition (financial or otherwise) of the Borrower or the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral.

          "Material Contract" means, with respect to any Person, (i) the aaiPharma Acquisition Documents, (ii) each other contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more per year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (iii) all other contracts or agreements material to the operations, business, assets, properties or condition (financial or otherwise) of such Person or its Subsidiaries taken as a whole.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 6.01(b), Section 6.01(o) or otherwise.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

          "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith (including, without limitation, legal, accounting and investment banking fees, and underwriting discounts and commissions), (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (E) reasonable reserves for indemnification obligations in connection with such Disposition in an aggregate amount not to exceed $500,000 during the term of this Agreement, (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith (including, without limitation, legal, accounting and investment banking fees, and underwriting discounts and commissions), (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), and (iii) with respect to any Extraordinary Receipts received by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable costs and expenses related to the collection thereof incurred by such Person or such Subsidiary, (B) net income taxes to be paid in connection with such Extraordinary Receipts (after taking into account any tax credits or deductions and any tax sharing arrangements) and (C) in the case of a casualty, taking or condemnation, amounts required to repay principal of, premium, if any, and interest on any Permitted Indebtedness that is required to be repaid and that is repaid in connection with such casualty, taking or condemnation; in the case of each of clauses (i), (ii) and (iii), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof, as the case may be.

          "Net Selling Price" means, with respect to a Marketed Product, the gross amount invoiced by a seller of such Marketed Product or a Subsidiary of a seller of such Marketed Product, to third Persons, less:

               (a) trade, quantity and/or cash discounts actually allowed;

               (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments and any other allowances, credits or payments (other than commissions) which effectively reduce the net selling price; and

               (c) actual returns and allowances of Marketed Product.

          "Non-Consenting Lender" has the meaning specified therefor in Section 11.07(j).

          "Non-Loan Party Permitted Acquisition Asset Indebtedness" means Indebtedness of a wholly-owned Subsidiary of a Loan Party (other than a Loan Party) incurred in connection with a financing arrangement made by a Person to such Subsidiary, provided that (i) the aggregate amount of such Indebtedness shall not exceed $10,000,000 at any time outstanding, (ii) such Indebtedness may be secured only by a Lien on Non-Loan Party Permitted Acquisition Assets and such Lien shall not extend to or cover any other property of any Loan Party or any of its Subsidiaries, and (iii) such Indebtedness shall be non-recourse to each Loan Party and each of its Subsidiaries (other than a Non-Loan Party Permitted Acquisition Subsidiary).

          "Non-Loan Party Permitted Acquisition Assets" has the meaning specified therefor in paragraph (e) of the definition of the term "Permitted Acquisition."

          "Non-Loan Party Permitted Acquisition Subsidiary" has the meaning specified therefor in paragraph (e) of the definition of the term "Permitted Acquisition."

          "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

          "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents (including, without limitation, any interest, fees and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued), and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person in accordance with the terms of the Loan Documents.

          "Odyssey Product" means any pharmaceutical product containing magnesium S-omeprazole in development as of the date of the aaiPharma Acquisition Agreement by the aaiPharma Sellers, or its bioequivalents.

          "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

          "Participant Register" has the meaning specified therefor in Section 11.07(g).

          "Payment Office" means the Administrative Agent's office located at Two Greenwich Plaza, 1st Floor, Greenwich, Connecticut 06830, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Acquisition" means an Acquisition consummated by a Loan Party or any wholly-owned Subsidiary of a Loan Party, provided that each of the following conditions are satisfied:

               (a) no Default or Event of Default shall exist immediately prior to or shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

               (b) (i) except in the case of Non-Loan Party Permitted Acquisition Assets, the assets being acquired are useful in the business of the Loan Parties and are located within the United States, or (ii) except in the case of a Non-Loan Party Permitted Acquisition Subsidiary, the Person whose Capital Stock is being acquired is engaged in the same line of business of the Loan Parties and is organized within the United States, as applicable;

               (c) in the case of an asset Acquisition, the assets are being acquired by a Loan Party or a wholly-owned Subsidiary of a Loan Party, and, subject to clause (e) below, the applicable Loan Party shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by the Collateral Agent in order to include the newly acquired assets within the collateral hypothecated under the Loan Documents;

               (d) in the case of a Capital Stock Acquisition, (i) the Capital Stock is being acquired in such Acquisition directly by a Loan Party or a wholly-owned Subsidiary of a Loan Party, (ii) subject to clause (e) below, the relevant Loan Party shall have executed and delivered a pledge agreement with respect to the Capital Stock being acquired and shall have delivered to the Collateral Agent possession of the original Capital Stock certificates representing all of the issued and outstanding shares of Capital Stock of such acquired Person, together with stock powers with respect thereto endorsed in blank, and (iii) subject to clause (e) below, the relevant Loan Party shall have caused such acquired Person to execute and deliver a joinder to either this Agreement as a Guarantor and/or a Guaranty (in the sole discretion of

Collateral Agent) in order to make such Person a party hereto or thereto, together with any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by any Agent in order to cause such acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the collateral hypothecated under the Loan Documents;

               (e) the Collateral Agent shall be satisfied that all actions necessary to perfect Collateral Agent's Liens in the assets or Capital Stock being purchased in connection with such Acquisition have been taken; provided that (i) the assets (other than Capital Stock) being purchased in connection with an Acquisition that is financed solely with Net Cash Proceeds from (A) Non-Loan Party Permitted Acquisition Asset Indebtedness, (B) other Permitted Indebtedness not to exceed $100,000 in the aggregate since the Effective Date (when taken together with the amount of Net Cash Proceeds used to finance the purchase of Capital Stock in accordance with clause (ii)(B) below) and/or (C) an Excluded Equity Issuance shall not be required to be pledged to the Collateral Agent (such assets not required to be pledged, the "Non-Loan Party Permitted Acquisition Assets") if such assets are not being purchased by a Loan Party (such non-Loan Party Person acquiring such assets, a "Non-Loan Party Permitted Acquisition Subsidiary"), and (ii) the Capital Stock being purchased in connection with an Acquisition that is financed solely with Net Cash Proceeds from (A) Non-Loan Party Permitted Acquisition Asset Indebtedness, (B) other Permitted Indebtedness not to exceed $100,000 in the aggregate since the Effective Date (when taken together with the amount of Net Cash Proceeds used to finance the purchase of assets in accordance with clause (i)(B) above) and/or
(C) an Excluded Equity Issuance shall not be required to be pledged to the Collateral Agent, if the applicable wholly-owned Subsidiary of a Loan Party, acting in good faith and after using commercially reasonable efforts, is unable to obtain third party financing to acquire Non-Loan Party Permitted Acquisition Assets, without a pledge to a third party lender of the Capital Stock being purchased in connection with such Acquisition, on terms similar to terms the applicable Subsidiary would have obtained with a pledge of such Capital Stock to such third party lender (such Capital Stock not required to be pledged, "Permitted Acquisition Capital Stock");

               (f) any Indebtedness or Liens assumed in connection with such Acquisition constitute Permitted Indebtedness or Permitted Liens, respectively, and (i) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries after giving effect to such Acquisition, and (ii) if any property is subject to any Lien that is not a Permitted Lien, then concurrently with such Acquisition such Lien shall be released;

               (g) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Capital Stock or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Capital Stock by, or proxy contest initiated by, the Borrower or any of its Subsidiaries;

               (h) the Borrower shall have delivered to each Agent projections for the Person whose Capital Stock or assets are proposed to be acquired, in form and content reasonably acceptable to the Agents;

               (i) the Borrower shall have provided each Agent with prior written notice of such Acquisition (which notice shall not be less than 15 days prior to the closing date of such Acquisition and which notice shall include, without limitation, a reasonably detailed description of such Acquisition), together with copies of all financial information, financial analysis, documentation and other information and documentation relating to such acquisition as any Agent shall reasonably request;

               (j) on or prior to the date of such Acquisition, each Agent shall have received copies of the acquisition agreement, related contracts and instruments and all opinions, certificates, lien search results and other documents reasonably requested by any Agent, which shall be reasonably satisfactory to each Agent;

               (k) the Purchase Price for all Permitted Acquisitions shall not exceed $30,000,000 in the aggregate during any Fiscal Year;

               (l) if such Acquisition shall require incremental borrowings of Revolving Loans in excess of (i) $5,000,000 plus (ii) the Net Cash Proceeds received by the Borrower from an Excluded Equity Issuance of the type described in clause (i) of such definition raised for such Acquisition, plus (iii) the Net Cash Proceeds received by the Borrower from any Subordinated Indebtedness that is permitted to be incurred hereunder raised for such Acquisition, the Agents shall have provided prior written consent to such Acquisition, which consent shall not be unreasonably withheld;

               (m) if such Acquisition shall require any incremental borrowings of Revolving Loans that result in the aggregate outstanding principal amount of Revolving Loans to exceed $5,000,000, the Borrower shall provide a certificate of the chief financial officer of the Borrower certifying as to and demonstrating on a pro forma basis compliance with the Loan to Value Ratio covenant set forth in Section 6.03 after the consummation of such Acquisition; and

               (n) prior to or concurrently with the closing of such Acquisition, an Authorized Officer of the Borrower shall have delivered to each Agent a certificate as to each of the items set forth in the foregoing clauses
(a), (b), (k) and if applicable, (m).

          "Permitted Acquisition Capital Stock" has the meaning specified therefor in paragraph (e) of the definition of the term "Permitted Acquisition."

          "Permitted Holder" means (i) MPM Bioventures III, LP, MPM BioVentures III-QP, LP, MPM Bioventures III GmbH & Co. Deteiligung SKG, MPM Bioventures III Parallel Fund, LP and MPM Asset Management Investors 2005 BVIII LLC, and (ii) Apax Excelsior VI, Apax Excelsior VI-A, C.V., Apax Excelsior VI-B, C.V., Patricoff Private Investment Club III, LP, Apax Europe VI-A LP, and Apax Europe VI-1 LP and, in the case of clauses (i) and (ii), each fund managed by such Person or its investment manager.

          "Permitted Indebtedness" means:

          (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

          (b) any other Indebtedness listed on Schedule 6.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms (other than immaterial terms) that are not less favorable to the Loan Parties, the Agents and the Lenders than the terms of the Indebtedness being extended, refinanced or modified, provided, that any such extension, refinancing or modification may provide for a market rate of interest and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

          (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 6.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $5,000,000 at any time outstanding;

          (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

          (e) Indebtedness permitted under Section 6.02(e);

          (f) obligations of the Borrower in respect of Hedging Agreements entered into with any Agent-Related Person and with the prior written consent of each Agent in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (g) unsecured Subordinated Indebtedness in an aggregate amount not to exceed $10,000,000;

          (h) unsecured Indebtedness in the form of seller notes, seller earn-outs or similar deferred or contingent purchase price payments to the extent such Indebtedness is issued, incurred or assumed after the Effective Date by a Loan Party to Sellers in connection with Permitted Acquisitions in an aggregate principal amount for this clause (h) not exceeding $5,000,000 in the aggregate principal amount outstanding at any time;

          (i) Non-Loan Party Permitted Acquisition Asset Indebtedness;

          (j) Contingent Obligations with respect to (i) any Indebtedness described in this definition and (ii) any other obligations of a Loan Party or any of its Subsidiaries to the extent such obligations are not prohibited by the terms of this Agreement or any other Loan Document;

          (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within 3 Business Days of incurrence; and

          (l) endorsements in the ordinary course of business of negotiable instruments for deposit or collection.

          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-l by Moody's or A-l by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's.

          "Permitted Liens" means:

          (a) Liens securing the Obligations;

          (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.0 l(c);

          (c) Liens imposed by law, such as landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor (and as to which the assets or property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (d) Liens described on Schedule 6.02(a); provided, that (i) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Effective Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced other than in accordance with clause (b) of the definition of Permitted Indebtedness;

          (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $5,000,000;

          (f) Liens (other than Liens created or imposed under ERISA), deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits,
(ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such Liens, deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

          (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that (i) in the case of any Facility, are exceptions to the Title Insurance Policy with respect to such Facility, as accepted by the Agents or (ii) in the case of any real property, do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

          (h) Liens on real property or equipment securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

          (i) Liens resulting from any judgment or award so long as such judgment or award does not constitute an Event of Default under Section 8.01(k);

          (j) leases or subleases granted to others not interfering in any material respect with the business of any Loan Party;

          (k) any interest of title of a lessor under, and Liens arising solely from the filing of Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

          (l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions not securing Indebtedness for borrowed money;

          (m) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

          (n) Liens securing Non-Loan Party Permitted Acquisition Asset Indebtedness.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

          "Plan" means any Employee Plan or Multiemployer Plan.

          "Pledge Agreement" means a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Collateral Agent.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, the Reference Rate plus 7.00%.

          "Product Recall Notice" means any written notice from the FDA stating that any product or product line of any Loan Party or any of its Subsidiaries has been or will be recalled.

          "Pro Forma Senior Indebtedness" shall mean, as at any date, the average outstanding principal balance of the Loans and all other secured Indebtedness projected by the Borrower in good faith and based on reasonable assumptions to be outstanding during the immediately succeeding three (3) months, which amount shall be set forth in a certificate of the Chief Financial Officer of the Borrower and delivered to the Agents.

          "Pro Rata Share" means:

          (a) with respect to a Lender's obligation to make Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances),

          (b) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and

          (c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 9.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, by
(ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Collateral Agent Advances) and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances).

          "Purchase Price" means, with respect to any Permitted Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Capital Stock of any Loan Party issued in connection with such Permitted Acquisition), paid or delivered by a Loan Party in connection with such Permitted Acquisition, plus (ii) the aggregate amount of all Indebtedness assumed in connection with such Permitted Acquisition, but excluding consideration consisting of royalties based upon a percentage of sale or other similar percentage of sale arrangements.

          "Rating Agencies" has the meaning specified therefor in Section 2.07.

          "Reference Bank" means Citibank, N.A., its successors or any other commercial bank designated by the Administrative Agent to the Borrower from time to time.

          "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

          "Register" has the meaning specified therefor in Section 11.07(d).

          "Registered Loan" has the meaning specified therefor in Section 11.07(d).

          "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

          "Related Fund" means, (a) with respect to any Person, any Affiliate of such Person or any fund or account managed by such Person or an Affiliate of such Person or its investment manager, (b) with respect to Silver Point, (i) any Affiliate of Silver Point or any fund or account managed by Silver Point or any Affiliate of Silver Point or its investment manager, or (ii) any Designated Entity, and (c) with respect to any Designated Entity, Silver Point or any other Designated Entity.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

          "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

          "Required Lenders" means Lenders whose Pro Rata Shares aggregate at least 50.1%.

          "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01 (A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01 (a)(i).

          "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

          "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Securitization" has the meaning specified therefor in Section 2.07.

          "Securitization Parties" has the meaning specified therefor in Section 2.07.

          "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Collateral Agent.

          "Seller" means any Person that sells Capital Stock or other property or assets to a Loan Party in a Permitted Acquisition.

          "Settlement Period" has the meaning specified therefor in Section 2.02(d)(i).

          "Silver Point" has the meaning specified therefor in the preamble hereto.

          "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, arid does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Collateral Agent and the Required Lenders.

          "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

          "Taxes" has the meaning specified therefor in Section 2.08(a).

          "Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Effective Date pursuant to Section 2.01(a)(ii).

          "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Term Loan Lender" means a Lender with a Term Loan Commitment.

          "Term Loan Obligations" means any Obligations with respect to the Term Loan (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

          "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

          "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

          "Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

          "Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.

          "Transferee" has the meaning specified therefor in Section 2.08(a).

          "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

          "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

          "Unrestricted Cash Proceeds" has the meaning specified therefor in
Section 4.01(h).

          "Unused Line Fee" has the meaning specified therefor in Section
2.06(a).

          "WARN" has the meaning specified therefor in Section 5.01(z).

          "Xanodyne Acquisition Trigger Date" has the meaning specified therefor in Section 6.01(r)(vii).

          Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words

"include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise,
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

          Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in
Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

          Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

          Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                    (i) each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Revolving Loan Lender's Revolving Credit Commitment; and

                    (ii) each Term Loan Lender severally agrees to make the Term Loan to the Borrower on the Effective Date, in an aggregate principal amount not to exceed the amount of such Term Loan Lender's Term Loan Commitment.

               (b) Notwithstanding the foregoing:

                    (i) The aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the Total Revolving Credit Commitment. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and re-borrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                    (ii) The aggregate principal amount of the Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be re-borrowed.

          Section 2.02 Making the Loans. (a) The Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than (x) in the case of a borrowing consisting of a Reference Rate Loan, 11:00 a.m. (New York City time) on the borrowing date of the proposed Reference Rate Loan, and (y) in the case of a borrowing consisting of LIBOR Rate Loans, 11:00 a.m. (New York City time) on a date that is three (3) Business Days prior to the date of the proposed borrowing. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan (which, in the case of a LIBOR Rate Loan, must be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof), (ii) whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iii) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (iv) the use of the proceeds of such proposed Loan, and (v) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written or telecopied notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. Notwithstanding anything to the contrary herein, all Loans made on the Effective Date shall be Reference Rate Loans. Thereafter all or any portion of the Loans maybe converted into LIBOR Rate Loans in accordance with the terms of Section 2.09.

               (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each

Revolving Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $50,000.

               (c) (i) Except as otherwise provided in this subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                    (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 4.02 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 4.02 have been satisfied. If either (x) the Borrower gives a Notice of Borrowing requesting a Revolving Loan that is a LIBOR Rate Loan or
(y) the Administrative Agent elects not to fund a requested Revolving Loan that is a Reference Rate Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Borrower.

                    (iii) If the Administrative Agent has notified the Revolving Loan Lenders that the Administrative Agent, on behalf of the Revolving Loan Lenders, will not fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account.

                    (iv) Nothing in this subsection 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

               (d) (i) With respect to each LIBOR Rate Loan, on the first and the last date of each Interest Period, and with respect to all periods for which the Administrative Agent, on behalf of the Revolving Loan Lenders, has funded Revolving Loans that are Reference Rate Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such Interest Period, week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative

Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                    (ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and, upon the Administrative Agent's written demand, the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

          Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.

               (b) The outstanding principal of the Term Loan shall be due and payable on the Final Maturity Date.

               (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender hereunder, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (d) The Administrative Agent shall maintain accounts in which it shall record (i) the date and the amount of each Loan made hereunder and whether such Loan is a Reference Rate Loan or a LIBOR Rate Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.04 Interest. (a) Revolving Loans. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the Reference Rate plus 5.00%. Each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the LIBOR Rate plus 6.50%.

               (b) Term Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the Reference Rate plus 5.00%. Each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the LIBOR Rate plus 6.50%.

               (c) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, at the election of the Administrative Agent, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

               (d) Interest Payment. Interest on each Loan (whether a Reference Rate Loan or a LIBOR Rate Loan) shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to
Section 3.02 with the amount of any interest payment due hereunder.

               (e) General. All computations of interest shall be made on the basis of a 360-day year for the actual number of days elapsed.

          Section 2.05 Reduction of Commitment; Prepayment of Loans.

               (a) Reduction of Commitments.

                    (i) Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrower shall not be permitted to voluntarily reduce the Total Revolving Credit Commitment until July 25,2006. On and after such date, the Borrower may reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, and (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction (w) shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), (x) shall be made by providing not less than five (5) Business Days' prior written notice to the Administrative Agent, (y) shall be irrevocable and (z) shall be accompanied by the payment of the Applicable Prepayment Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                    (ii) Term Loan. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

               (b) Optional Prepayment.

                    (i) Revolving Loans. The Borrower may at any time and from time to time, prepay the principal of any Revolving Loan, in whole or in part, and subject to the following sentence, without penalty or premium. Notwithstanding the foregoing, each prepayment made pursuant to this clause
(b)(i) made in connection with a reduction of the Total Revolving Credit Commitment pursuant to clause (a)(i) above shall be accompanied by the payment of the Applicable Prepayment Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment.

                    (ii) Term Loan. Except in connection with a Financial Covenant Cure Payment, in which case the Borrower shall at any time be permitted to voluntarily prepay the principal of the Term Loan to the extent of such Financial Covenant Cure Payment, the Borrower shall not be permitted to voluntarily prepay the principal of the Term Loan, in whole or in part, until July 25, 2006. On and after such date, the Borrower may, at any time and from time to time, upon at least five (5) Business Days' prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this clause (b)(ii) and any prepayment made as a result of a Financial Covenant Cure Payment shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Term Loan.

                    (iii) Prepayment In Full. On and after July 25,2006, the Borrower may, upon at least five (5) Business Days' prior written notice to the Agents, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations, in full, together with the Applicable Prepayment Premium, if any. If the Borrower has sent a notice of termination pursuant to this clause
(iii), then the Lenders' obligations to extend credit hereunder shall terminate on the date set forth as the date of termination of this Agreement in such notice and the Borrower shall be obligated to repay the Obligations, in full, together with the Applicable Prepayment Premium, if any, on the date set forth as the date of termination of this Agreement in such notice.

               (c) Mandatory Prepayment.

                    (i) [Intentionally Omitted.]

                    (ii) Within 2 Business Days of any Disposition by any Loan Party or its Subsidiaries (other than Non-Loan Party Permitted Acquisition Subsidiaries) pursuant to Section 6.02(c)(ii), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (other than Non-Loan Party Permitted Acquisition Subsidiaries) (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $300,000 in any Fiscal Year (provided that the aggregate amount of Net Cash Proceeds not subject to prepayment pursuant to this clause (ii), when taken together with the aggregate amount of Extraordinary Receipts not subject to prepayment pursuant to clause (iv) below shall not exceed $1,500,000 in the aggregate during the term of this Agreement). Nothing contained in this clause
(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 6.02(c)(ii). Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing on the date such Person receives Net Cash Proceeds in connection with a Disposition of equipment or inventory, such Net Cash Proceeds (in an aggregate amount, when taken together with the aggregate amount of Extraordinary Receipts reinvested in accordance with clause (iv) below, not to exceed $1,500,000 in any Fiscal Year, and in any event, iii an aggregate amount not to exceed $2,500,000 during the term of this Agreement) received by such Person may, at the option of the Borrower, be applied to acquire replacement equipment or inventory for the equipment or inventory so disposed of, provided, that (x) until so applied, such Net Cash Proceeds shall either be (1) deposited into a cash collateral account with a commercial bank designated by the Collateral Agent (and when so deposited such Net Cash Proceeds shall constitute Collateral for the Obligations then outstanding and shall remain in such cash collateral account until such Net Cash Proceeds are applied in accordance with either of clauses (y) or (z) of this clause (ii)) or (2) upon notification by the Borrower to the Agents, applied to the Revolving Loans (and concurrently with such application to the Revolving Loans, the Administrative Agent shall establish and maintain a corresponding reserve to Availability in the amount so applied, which reserve shall be released at such time as the Borrower re-borrows funds in such amount to be used in accordance with either of clauses (y) or
(z)(2) of this clause (ii)), (y) such Net Cash Proceeds must be applied and such equipment or inventory must be replaced within 120 days after the date of receipt thereof, and (z) upon (1) the occurrence and during the continuance of a Default or an Event of Default or (2) the expiration of such 120-day period, such Net Cash Proceeds, if not so applied, shall be applied to the prepayment of the Loans in accordance with Section 2.05(d). Notwithstanding the foregoing, if any Disposition shall occur on or prior to July 25,2006 and in connection therewith, the Borrower shall be required to prepay the Loans from the Net Cash Proceeds received from such Disposition in accordance with this clause (ii) and the Borrower shall not be permitted to reinvest the Net Cash Proceeds in accordance with this clause (ii) or does not reinvest such Net Cash Proceeds within the applicable 120-day period specified in this clause (ii), then an amount equal to such Net Cash Proceeds received in connection with such Disposition shall be applied to the Revolving Loans (but, if the outstanding principal amount of the Revolving Loans at such time is less than the amount of such Net Cash Proceeds, the amount of such Net Cash Proceeds remaining after applying such Net Cash Proceeds to the Revolving Loans shall be deposited into a cash collateral account with a commercial bank designated by the Collateral Agent (and when so deposited such Net Cash Proceeds shall constitute Collateral for the Obligations then outstanding)), and concurrently with such application to the Revolving Loans (or deposit into a cash collateral account), the Administrative Agent shall establish and maintain a corresponding reserve to Availability in the amount so applied and/or deposited, which (x) reserve and cash collateral shall be released and (y) such amount shall be used to prepay the Loans in accordance with Section 2.05(d), in each case on July 25, 2006.

                    (iii) Within 1 Business Day of the issuance or incurrence by any Loan Party or any of its Subsidiaries (other than Non-Loan Party Permitted Acquisition Subsidiaries) of any Indebtedness (other than any Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

                    (iv) Within 2 Business Days of the receipt by any Loan Party or any of its Subsidiaries (other than Non-Loan Party Permitted Acquisition Subsidiaries) of any Extraordinary Receipts in excess of $300,000 in any Fiscal Year (provided that the aggregate amount of Extraordinary Receipts not subject to prepayment pursuant to this clause (iv), when taken together with the aggregate amount of Net Cash Proceeds not subject to prepayment pursuant to clause (ii) above shall not exceed $1,500,000 in the aggregate during the term of this Agreement), the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds of such Extraordinary Receipts. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing on the date such Person receives Extraordinary Receipts consisting of insurance proceeds from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any real property, equipment or inventory, such Extraordinary Receipts (in an aggregate amount, when taken together with the aggregate amount of Net Cash Proceeds reinvested in accordance with clause (ii) above, not to exceed $1,500,000 in any Fiscal Year, and, in any event, in an aggregate amount not to exceed $2,500,000 during the term of this Agreement) received by such Person may, at the option of the Borrower, be applied to repair or restore such real property, equipment or inventory or acquire replacement real property, equipment or inventory for the real property, equipment or inventory so lost, damaged or stolen or other real property, equipment or inventory used or useful in the business of such Person for the real property, equipment or inventory so lost, damaged or stolen, provided, that (x) until so applied, such Extraordinary Receipts shall either be (1) deposited into a cash collateral account with a commercial bank designated by the Collateral Agent (and when so deposited such Extraordinary Receipts shall constitute Collateral for the Obligations then outstanding and shall remain in such cash collateral account until such Extraordinary Receipts are applied in accordance with either of clauses (y) or (z) of this clause (iv)) or (2) upon notification by the Borrower to the Agents, applied to the Revolving Loans (and concurrently with such application to the Revolving Loans, the Administrative Agent shall establish and maintain a corresponding reserve to Availability in the amount so applied, which reserve shall be released at such time as the Borrower re-borrows funds in such amount to be applied in accordance with either of clauses (y) or
(z)(2) of this clause (iv)), (y) such Extraordinary Receipts must be applied and such real property, equipment or inventory must be repaired, restored or replaced within 120 days after the date of receipt thereof, and (z) upon (1) the occurrence and during the continuance of a Default or an Event of Default or (2) the expiration of such 120-day period, such Extraordinary Receipts, if not so applied, shall be applied to the prepayment of the Loans in accordance with
Section 2.05(d). Notwithstanding the foregoing, if any Loan Party or any of its Subsidiaries (other than Non-Loan Party Permitted Acquisition Subsidiaries) receives any Extraordinary Receipts on or prior to July 25, 2006 and in connection therewith, the Borrower shall be required to prepay the Loans from the Net Cash Proceeds received from such Extraordinary Receipts in accordance with this clause (iv) and the Borrower shall not be permitted to reinvest the Net Cash Proceeds in accordance with this clause (iv) or does not reinvest such Net Cash Proceeds within the applicable 120-day period specified in this clause
(iv), then an amount equal to such Net Cash Proceeds received in connection with such Extraordinary Receipts shall be applied to the Revolving Loans (but, if the outstanding principal amount of the Revolving Loans at such time is less than the amount of such Net Cash Proceeds, the amount of such Net Cash Proceeds remaining after applying such Net Cash Proceeds to the Revolving Loans shall be deposited into a cash collateral account with a commercial bank designated by the Collateral Agent (and when so deposited such Net Cash Proceeds shall constitute Collateral for the Obligations then outstanding)), and concurrently with such application to the Revolving Loans (or deposit into a cash collateral account), the Administrative Agent shall establish and maintain a corresponding reserve to Availability in the amount so applied and/or deposited, which (x) reserve and cash collateral shall be released and (y) such amount shall be used to prepay the Loans in accordance with Section 2.05(d), in each case on July 25, 2006.

               (d) Application of Payments. So long as no Event of Default shall have occurred and be continuing, each prepayment pursuant to subsections
(c)(ii), (c)(iii) and (c)(iv) above shall be applied (i) first, to the Term Loan, and (ii) second, to the Revolving Loans (together with a corresponding reduction, on a dollar for dollar basis, of the Total Revolving Credit Commitment). Notwithstanding anything to the contrary contained in this Section 2.05(d), after the occurrence and during the continuance of an Event of Default, all prepayments of the Loans pursuant to Section 2.05(c) shall be applied in accordance with Section 3.04(b).

               (e) Interest and Fees. Any prepayment made pursuant to this
Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, and (ii) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, the payment of all fees accrued to such date pursuant to Section 2.06. Any prepayment made pursuant to Section 2.05(c)(ii) or (iii) shall be accompanied by the Applicable Prepayment Premium, if any.

               (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to, but without duplication of, payments made or required to be made under any other subsection of this Section 2.05.

               (g) Waiver of Mandatory Prepayments. Notwithstanding anything to the contrary in Section 2.05(c) or Section 2.05(d), (i) any Term Loan Lender shall be permitted to waive its portion of any prepayment of the Term Loan required to be made under Section 2.05(c) (the aggregate amount of any such prepayment of the Term Loan that is so waived, the "Declined Prepayment Amount"), and (ii) the Loan Parties shall be entitled to retain the entire Declined Prepayment Amount.

          Section 2.06 Fees.

               (a) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate equal to (i) during the period of time from and after the Effective Date up to and including the date that is the 18-month anniversary of the Effective Date, 0.10% per month times the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans outstanding from time to time and (b) at all times thereafter, 0.15% per month times the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans outstanding from time to time. The Unused Line Fee shall be payable monthly in arrears on the first day of each calendar month commencing on August 1, 2005.

               (b) Fee Letter Fees. The Borrower shall pay to the Administrative Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

          Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and
(ii) any such amendment or additional documentation does not adversely affect the rights (other than immaterial rights), or increase the obligations (other than ministerial obligations), of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans,

(b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Agents, the Lenders and their Affiliates and their Related Funds, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties"') for any losses, claims, damages or liabilities (the "Liabilities") to which the Agents, the Lenders, their Affiliates, their Related Funds or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon a violation of the representation set forth in Section 5.01
(p), and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Agents, the Lenders and their Affiliates and their Related Funds for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

          Section 2.08 Taxes. (a) Any and all payments by any Loan Party hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes of, and taxes imposed on the net income of, any Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) (i) by the jurisdiction in which such Person is organized or has its principal lending office or any political subdivision thereof or (ii) by reason of any present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof, other than such a connection arising in whole or in part (and to the extent arising) from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement or any other Loan Document (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities with respect to payments by any Loan Party hereunder, collectively or individually, "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). Each Loan Party shall deliver to each Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

               (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non- U.S. Lender") shall deliver to the Agents and the Borrower two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI or an applicable successor form, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Sections 864(d)(4) and 881(c)(3)(B) of the Internal Revenue Code)) (such certificate, an "Exemption Certificate"), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Loan Parties under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). Each Non-U.S. Lender agrees that it shall promptly notify the Administrative Agent in the event any such Exemption Certificate is no longer accurate. In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Borrower or any Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this
Section 2.08 that such Non-U.S. Lender is not legally able to deliver.

               (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non- U.S. Lender to comply with the provisions of clause (d) above, or (iii) any of the representations or certifications made by a Non-U.S. Lender pursuant to clause (d) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

               (f) Any Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section
2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Agent or such Lender (or Transferee) to disclose any information such Agent or such Lender (or Transferee) deems confidential and would not, in the reasonable determination of such Agent or such Lender (or Transferee), be otherwise disadvantageous to such Agent or such Lender (or Transferee).

               (g) If any Agent or any Lender (or any Transferee) receives a refund of a tax for which a payment has been made by the Loan Parties pursuant to this Agreement, which refund in the sole judgment of such Agent or such Lender (or Transferee) is attributable to such payment made by the Loan Parties, then such Agent or such Lender (or Transferee) shall reimburse the Loan Parties for such amount. Nothing contained in this clause (g) shall require any Agent or any Lender (or Transferee) to make available to any Loan Party or any other Person any of its tax returns (or any other information that it deems to be confidential in its sole discretion).

               (h) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.09 LIBOR Option. (a) In lieu of having interest charged at the rate based upon the Reference Rate, the Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Borrower properly has exercised the LIBOR Option with respect thereto pursuant to Section 2.09(b), the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that Loans bear interest at the LIBOR Rate.

               (b) (i) The Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Administrative Agent prior to 11:00 a.m. (New York time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of the Borrower's election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section shall be made by delivery to the Administrative Agent of a LIBOR Notice received by the Administrative Agent before the LIBOR Deadline, or by telephonic notice received by the Administrative Agent before the LIBOR Deadline (to be confirmed by delivery to the Administrative Agent of a LIBOR Notice received by

Administrative Agent prior to 5:00 p.m. (New York time) on the same day). Promptly upon its receipt of each such LIBOR Notice (but in any event on the same day as the Administrative Agent receives such LIBOR Notice), the Administrative Agent shall provide a copy thereof to each of the Lenders having a Revolving Credit Commitment.

                    (ii) Each LIBOR Notice shall be irrevocable and binding on the Borrower. In connection with each LIBOR Rate Loan, the Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount determined by such Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.09 shall be conclusive absent manifest error.

                    (iii) The Borrower shall have not more than five (5) LIBOR Rate Loans in effect at any given time. The Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

               (c) The Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by the Administrative Agent of proceeds of Collateral in accordance with Section 3.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with clause (b) above.

               (d) (i) The LIBOR Rate shall be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board, excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (A) require such Lender to furnish to the Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                    (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to rand or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Agent and the Borrower and the Administrative Agent promptly shall transmit the notice to each other Lender and (A) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Loans that are Reference Rate Loans, and
(B) the Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

               (e) Anything to the contrary contained herein notwithstanding, neither any Agent, nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

                                   ARTICLE III

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 3.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 6.01 (f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, appraisals, valuations and/or field examinations of any or all of the Loan Parties or the Collateral at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrower agrees to pay
(i) $1,500 per day per examiner plus the examiner's reasonable out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, appraisals, valuations and field examinations and (ii) the actual reasonable out-of-pocket cost of all visits, audits, inspections, appraisals, valuations and field examinations conducted by a third party on behalf of any Agent.

          Section 3.02 Payments; Computations and Statements. (a) The Borrower will make each payment under the Loan Documents not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Agent or Lender to such Agent or Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Loan Parties under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 4.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to
Section 2.02 of this Agreement. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees under the Loan Documents shall be made on the basis of a 360-day year for the actual number of days elapsed. Each determination by the Administrative Agent of any interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

               (b) The Administrative Agent shall provide the Borrower, promptly upon the request of the Borrower after the end of any calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month (and indicating whether such Loans are Reference Rate Loans or LIBOR Rate Loans), and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error or objection by the Borrower prior to such date.

          Section 3.03 Sharing of Payments, Etc. Except as provided in Section
2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 3.04 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreements among the Agents and/or the Lenders:

               (a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof, and the audit and collateral monitoring fee provided for in
Section 3.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

               (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents, until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders, until paid in full; (iii) third, to pay interest due in respect of Collateral Agent Advances, until paid in full; (iv) fourth, ratably to pay interest due in respect of the Loans, until paid in full; (v) fifth, to pay principal of Collateral Agent Advances, until paid in full; (vi) sixth, ratably to pay principal of the Loans, until paid in full; and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

               (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 3.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Administrative Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 2.05.

               (d) For purposes of Section 3.04(b), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, in each case, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (e) In the event of a direct conflict between the priority provisions of this Section 3.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.04 shall control and govern.

          Section 3.05 Increased Costs and Reduced Return. (a) If any Lender or any Agent shall have determined that, after the Effective Date, the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Agent or any Person controlling any such Lender or any such Agent with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or any Agent or any Person controlling any such Lender or any such Agent (in each case, whether or not having the force of law) (each, a "Change in Law"), shall (i) subject such Lender or such Agent, or any Person controlling such Lender or such Agent to any tax, duty or other charge with respect to any LIBOR Rate Loan made by such Lender or such Agent, or change the basis of taxation of payments to such Lender or such Agent or any Person controlling such Lender or such Agent of any amounts payable hereunder in respect of LIBOR Rate Loans (except for taxes on the overall net income of such Lender or such Agent or any Person controlling such Lender or such Agent), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than the Reserve Percentage) against any LIBOR Rate Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender or such Agent or any Person controlling such Lender or such Agent or (iii) impose on such Lender or such Agent or any Person controlling such Lender or such Agent any other condition regarding any LIBOR Rate Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Lender or such Agent of making any LIBOR Rate Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Lender or such Agent hereunder in respect of LIBOR Rate Loans, then, within 15 days of written demand by such Lender or such Agent, the Borrower shall pay to such Lender or such Agent such additional amounts as will compensate such Lender or such Agent for such increased costs or reductions in amount.

               (b) If any Lender or any Agent shall have determined that any Change in Law after the Effective Date either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Agent or any Person controlling such Lender or such Agent, and such Lender or such Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Lender's or such Agent's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's or such Agent's or such other controlling Person's capital to a level below that which such Lender or such Agent or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Lender's or such Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or such Agent's or such other controlling Person's policies with respect to capital adequacy), then, within 15 days of written demand by such Lender or such Agent, the Borrower shall pay to such Lender or such Agent from time to time such additional amounts as will compensate such Lender or such Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or such Agent's or such other controlling Person's capital.

               (c) All amounts payable under this Section 3.05 shall bear interest from the date that is 15 days after the date of written demand by any Lender or any Agent until payment in full to such Lender or such Agent at the Reference Rate. A certificate of such Lender or such Agent claiming compensation under this Section 3.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender or such Agent to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or such Agent's reasons for invoking the provisions of this Section 3.05, and shall be final and conclusive absent manifest error.

               (d) The Borrower shall not be required to compensate any Agent or any Lender pursuant to this Section 3.05 for any increased costs or reductions incurred more than 180 days prior to the date that such Agent or such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Agent's or such Lender's intention to claim compensation therefor; provided, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

          Section 4.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Collateral Agent:

               (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 11.04 and the Fee Letter.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE V and in each other Loan Document are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

               (c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

               (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                    (i) the Fee Letter, duly executed by each Loan Party and the Administrative Agent;

                    (ii) a Security Agreement, duly executed by each Loan Party;

                    (iii) a Pledge Agreement, duly executed by each Loan Party, together with the original stock certificates representing all of the Capital Stock of such Loan Party's Subsidiaries and all promissory notes of such Loan Parties, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                    (iv) the Intercompany Subordination Agreement, duly executed by each Loan Party;

                    (v) the Contribution Agreement, duly executed by each Loan Party;

                    (vi) [INTENTIONALLY OMITTED]

                    (vii) the Disbursement Letter, duly executed by each party thereto;

                    (viii) a UCC Filing Authorization Letter, duly executed by each Loan Party, together with (A) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the reasonable business judgment of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Pledge Agreement and (B) evidence satisfactory to the Collateral Agent of the filing of such UCC-1 financing statements;

                    (ix) certified copies of request for copies of information listing all effective financing statements which name as debtor any Loan Party and which are filed in the offices referred to in paragraph (viii) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent in the exercise of its reasonable discretion, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, and the results of any intellectually property filings, which results, except as otherwise agreed to in writing by the Collateral Agent in its reasonable discretion, shall not show any such Liens;

                    (x) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (I) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, (II) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (III) the execution, delivery and performance by such Loan Party (to the extent applicable) of each aaiPharma Acquisition Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Loan Party in connection therewith;

                    (xi) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                    (xii) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as of a recent date not more than 35 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such states;

                    (xiii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other similar publicly filed organizational document of each Loan Party, together with all amendments thereto, certified as of a recent date not more than 35 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

                    (xiv) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other similar organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party (which in the case of Xanodyne Acquisition, LLC and Xanodyne Development Group, LLC shall contain an amendment to their respective limited liability company operating agreements providing that the membership interests or units of such Loan Parties may be pledged and transferred to the Collateral Agent (or any successor thereto) without any further consent of any Person);

                    (xv) an opinion of Dinsmore & Shohl, LLP, counsel to the Loan Parties, substantially in the form of Exhibit F and as to such other matters as the Collateral Agent may reasonably request (including, without limitation, as to matters related to Kentucky and Indiana law);

                    (xvi) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 4.01;

                    (xvii) a copy of (A) the Financial Statements, (B) the financial projections described in Section 5.01 (g)(ii), certified as of the Effective Date by an Authorized Officer of the Borrower as complying with the representations and warranties set forth in Section 5.01(g)(ii), and (C) a schedule of revenues and average gross margins for the Marketed Products of the Borrower for the period from January 1, 2005 through May 31, 2005;

                    (xviii) a certificate of the chief financial officer of the Borrower, certifying that, after giving effect to the payment of the purchase price for the aaiPharma Acquisition, the incurrence of the Loans made on the Effective Date and the payment of all fees, costs and expenses in connection therewith and this Agreement, (A) the Borrower is, and the Loan Parties on a consolidated basis are, Solvent and (B) all liabilities of the Loan Parties are current;

                    (xix) evidence of the insurance coverage required by Section
6.01 and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                    (xx) a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents;

                    (xxi) copies of the aaiPharma Acquisition Documents and each other Material Contract as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under any such agreements;

                    (xxii) evidence of the payment in full of all Indebtedness under the Existing Interim Loan Agreement (which may be accomplished through the conversion of such Indebtedness into shares of Series A-l Convertible Preferred Stock, par value $.001 per share of the Borrower, on terms and conditions satisfactory to the Agents), together with a copy of each Existing Convertible Secured Promissory Note marked cancelled (or words of similar import) certified by an Authorized Officer of the Borrower as being a true, correct and complete copy thereof, and a termination and release agreement with respect to the Existing Interim Loan Agreement and all related promissory notes, other instruments, security agreements and other agreements and documents related thereto, duly executed by the Loan Parties and the Existing Shareholder Lenders (including, without limitation, Blue Chip IV Limited Partnership, Essex Woodlands Health Ventures Fund TV, L.P., Essex Woodlands Health Ventures Fund V, L.P., Coleman Swenson Hoffman Booth IV L.P. and HealthCare Ventures VI, L.P.) and the Existing Shareholder Lender Agent, together with a satisfaction of mortgage for each mortgage filed by the Existing Shareholder Lender Agent on each Facility, if any, a termination of security interest in intellectual property for each assignment for security recorded by the Existing Shareholder Lender Agent at the United States Patent and Trademark Office or United States Copyright Office and covering any intellectual property of the Loan Parties, if any, UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Shareholder Lender Agent and covering any portion of the Collateral, and (iv) a receipt, executed by the Existing Shareholder Lender Agent, acknowledging receipt of all of the stock certificates necessary to cause the satisfaction of such Indebtedness;

                    (xxiii) an opening consolidated balance sheet for the Borrower and its Subsidiaries as at the Effective Date, certified as true and correct by an Authorized Officer of the Borrower; and

                    (xxiv) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

               (e) Material Adverse Effect. The Collateral Agent and the Lenders shall have determined, in their sole and reasonable judgment that, after giving effect to the Acquisition and the transactions contemplated hereby and by the other Loan Documents, no "Material Adverse Effect" (as defined in the aaiPharma Acquisition Agreement) with respect to the aaiPharma Assets shall have occurred since May 20, 2005.

               (f) The aaiPharma Sale Order. The aaiPharma Sale Order shall have been signed and entered by the Bankruptcy Court and the Collateral Agent shall have received a copy of the same certified as a true copy by the clerk of the Bankruptcy Court and an Authorized Officer of the Borrower and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Collateral Agent and the Required Lenders. The aaiPharma Sale Order shall provide that good and marketable title to the aaiPharma Assets has been transferred to the Borrower free and clear of all Liens, and shall otherwise be in form and substance satisfactory to the Collateral Agent and the Required Lenders. The aaiPharma Sale Order shall have been entered by the Bankruptcy Court and no appeals shall have been filed as of the Effective Date.

               (g) The aaiPharma Acquisition. On or prior to the Effective Date, there shall have been delivered to the Collateral Agent all aaiPharma Acquisition Documents as in effect on the Effective Date, certified as true, correct and complete by an Authorized Officer of the Borrower, and all terms and provisions of each aaiPharma Acquisition Document as in effect on the Effective Date shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders and shall not have been amended, modified or otherwise changed without the prior written consent of the Collateral Agent and the Required Lenders. The aaiPharma Acquisition, including all of the terms and conditions thereof, shall have been duly authorized and all aaiPharma Acquisition Documents shall have been duly executed and delivered by all parties thereto and shall be in full force and effect. The aaiPharma Acquisition shall have been consummated substantially contemporaneously with the funding of the initial Loans in accordance with all applicable law (including, without limitation, the Bankruptcy Code), the aaiPharma Acquisition Documents and the aaiPharma Sale Order and the

Borrower shall have become the owner of the aaiPharma Assets, free and clear of all Liens other than Permitted Liens. The proceeds of the initial Loans, together with the Unrestricted Cash Proceeds, shall have been applied in full to pay the purchase price payable pursuant to the aaiPharma Acquisition Agreement for the aaiPharma Assets and the closing and other costs relating thereto and each of the Borrower and the aaiPharma Sellers shall have fully performed all of their respective obligations to be performed by aaiPharma under the aaiPharma Acquisition Documents. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authorities required in order to consummate the aaiPharma Acquisition shall have been obtained and shall be in full force and effect. The Collateral Agent and the Lenders shall be satisfied (i) with the organizational and legal structure of the Loan Parties, both before and after giving effect to the aaiPharma Acquisition and the equity and Indebtedness described in paragraph (h) below, including the terms and conditions of each Loan Parties' organizational documents, each class of Capital Stock of the Loan Parties and each agreement or instrument relating to such structure or capitalization, (ii) the ownership of the aaiPharma Assets after giving effect to the aaiPharma Acquisition, and (iii) after giving effect to the aaiPharma Acquisition, the Loan Parties shall have good and marketable title to or valid licenses to use all of the assets and properties material to the businesses of the aaiPharma Sellers and their respective Subsidiaries, as in effect immediately prior to the aaiPharma Acquisition (including, without limitation, all property leases, if any).

               (h) Unrestricted Cash. The Borrower shall have unrestricted cash in its possession and/or shall have received by wire transfer of immediately available funds from the equity holders of the Borrower cash proceeds of equity in an aggregate amount of at least $170,000,000 (such amount, the "Unrestricted Cash Proceeds"), which equity, if any, shall be on terms and conditions satisfactory to the Collateral Agent and the Lenders and which cash proceeds of equity, if any, shall be funded to the Borrower through the Administrative Agent. On or prior to the Effective Date, there shall have been delivered to the Collateral Agent true and correct copies of all documents evidencing the equity described above, if any, as in effect on the Effective Date, and all terms and provisions of such documents as in effect on the Effective Date shall be in form and substance satisfactory to the Collateral Agent and the Lenders and shall not have been amended, modified or otherwise changed without the prior written consent of the Collateral Agent and the Lenders.

               (i) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business and in connection with the transactions contemplated by the aaiPharma Acquisition Agreement and the aaiPharma Sale Order shall have been obtained and shall be in full force and effect and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority or any other Person that restrains, prevents or imposes materially adverse conditions upon the aaiPharma Acquisition and the making of the Loans or the conduct of the Loan Parties' business.

               (j) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

               (k) Liens; Priority. The Collateral Agent shall be satisfied that the Collateral Agent has been granted, and holds, for the benefit of the Agents and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral.

          Section 4.02 Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner reasonably satisfactory to the Administrative Agent, as certified to by the Borrower in the applicable Notice of Borrowing, of each of the following conditions precedent:

               (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section
2.06 and Section 11.04 hereof.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in
ARTICLE V and in each other Loan Document are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 4.02 have been satisfied as of the date of such request.

               (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

               (d) Notices. The Administrative Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof, and (ii) a LIBOR Notice pursuant to Section 2.09 hereof, if applicable.

               (e) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and its counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent or its counsel may reasonably request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          Section 5.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated (both before and after giving effect to the aaiPharma Acquisition) and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) both before and after giving effect to the aaiPharma Acquisition, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document and each aaiPharma Acquisition Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

               (c) Governmental Approvals. Both before and after giving effect to the aaiPharma Acquisition, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document or any aaiPharma Acquisition Document to which it is or will be a party.

               (d) Enforceability of Loan Documents. This Agreement, each other Loan Document and each aaiPharma Acquisition Document, when delivered, is (or will be, in the case of such documents delivered after the Effective Date), a legal, valid and binding obligation of the Loan Parties which are party hereto or thereto, enforceable against such Loan Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally.

               (e) Subsidiaries. Schedule 5.01(e) is, as of the Effective Date, a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the date hereof after giving effect to the aaiPharma Acquisition. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, as of the Effective Date, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. Except as set forth on Schedule 5.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

               (f) Litigation; Commercial Tort Claims. Except as set forth in
Schedule 5.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby or to the aaiPharma Sale Order, the aaiPharma Acquisition or the aaiPharma Assets and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (g) Financial Condition.

                    (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since the Effective Date no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect. The opening date balance sheet, provided to the Collateral Agent pursuant to Section 4.01(d)(xxiii), is true and correct in all material respects.

                    (ii) The Borrower has heretofore furnished to each Agent (A) projected monthly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the period from June 30,2005, through December 31,2006, and (B) projected annual balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in 2005 through 2009, which projected financial statements shall be updated from time to time pursuant to Section 6.01(a)(vi). Such projections, as so updated, shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Borrower, and shall have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

               (h) Compliance with Law, Etc. No Loan Party is in violation of
(i) its organizational documents, (ii) any law, rule, regulation (including, without limitation, the FDA Regulations and the HHS Regulations), judgment or order of any Governmental Authority applicable to it or any of its property or assets (other than immaterial violations for which no penalty or fine in excess of $100,000 is payable, or which are being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from such violation and with respect to which adequate reserves have been set aside for the payment of any penalty or fine arising therefrom in accordance with GAAP), or (iii) any material term of any Material Contract binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

               (i) ERISA. Except as set forth on Schedule 5.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and, if requested by any Agent pursuant to Section 6.01(a)(x), delivered to the Agents, is complete and correct in all material respects and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 5.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

               (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except (i) as of the Effective Date, for amounts contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (ii) after the Effective Date, as permitted by
Section 6.01(c).

               (k) Regulations T, U and X. Both before and after giving effect to the aaiPharma Acquisition, no Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (l) Nature of Business. After giving effect to the aaiPharma Acquisition, no Loan Party is engaged in any business other than the development, marketing, sale and distribution of pharmaceuticals and activities reasonably related thereto.

               (m) Adverse Agreements, Etc. After giving effect to the aaiPharma Acquisition, no Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

               (n) Permits, Etc. After giving effect to the aaiPharma Acquisition, each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for such non-compliance and such permits, licenses, authorizations, entitlements and accelerations, as to which (individually or in the aggregate) a Loan Party or its Subsidiary's failure to maintain or so comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Both before and after giving effect to the aaiPharma Acquisition, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

               (o) Properties. (i) After giving effect to the aaiPharma Acquisition, each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                    (ii) Schedule 5.01(o) sets forth a complete and accurate list, as of the Effective Date (after giving effect to the aaiPharma Acquisition), of the location, by state and street address, of all real property owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 5.01(o) to which it is a party. True, complete and correct copies of each such Lease have been delivered to the Collateral Agent prior to the Effective Date. Schedule 5.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect (except to the extent that any such Lease is terminated by a Loan Party or any of its Subsidiaries upon a determination by such Person in its reasonable business judgment that such Lease is no longer material and useful to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole). No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents or the aaiPharma Acquisition Documents to which it is a party, except as set forth on Schedule 5.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date (after giving effect to the aaiPharma Acquisition), no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

               (p) Full Disclosure. Each Loan Party has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents or the Lenders in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

               (q) Operating Lease Obligations. On the Effective Date (after giving effect to the aaiPharma Acquisition), none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 5.01(q).

               (r) Environmental Matters. Except as set forth on Schedule 5.0l(r), (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or, to the best knowledge of the Loan Parties, a predecessor in interest, or, to the best knowledge of the Loan Parties, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or, to the best knowledge of the Loan Parties, any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) to the best knowledge of the Loan Parties, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect;
(v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material other than in compliance with Environmental Laws, except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

               (s) Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 5.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date (after giving effect to the aaiPharma Acquisition).

               (t) Use of Proceeds. The proceeds of the Loans shall be used to, together with the Unrestricted Cash Proceeds, (i) finance the aaiPharma Acquisition, (ii) pay fees and expenses in connection with the transactions contemplated hereby and by the aaiPharma Acquisition Documents and (iii) provide for general working capital and general corporate purposes of the Borrower.

               (u) Solvency. After giving effect to the transactions contemplated by this Agreement, the aaiPharma Sale Order, the aaiPharma Acquisition Documents and both before and after giving effect to each Loan, the Borrower is, and the Loan Parties on a consolidated basis are, Solvent.

               (v) Location of Bank Accounts. Schedule 5.01(v) sets forth a complete and accurate list as of the Effective Date (after giving effect to the aaiPharma Acquisition) of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

               (w) Intellectual Property. Except as set forth on Schedule 5.01(w). after giving effect to the aaiPharma Acquisition, each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits for intellectual property rights and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.01(w) is a complete and accurate list as of the Effective Date (after giving effect to the aaiPharma Acquisition) of all such material licenses, permits, patents, patent applications, registered trademarks, trademark applications, registered service marks, tradenames, registered copyrights, and copyright applications of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements, conflicts, claims and litigation which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent has been issued or is pending, no invention, device or application exists, and no statute, law, rule, regulation, standard or code has been issued or is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (x) Material Contracts. Set forth on Schedule 5.01(x) is a complete and accurate list as of the Effective Date (after giving effect to the aaiPharma Acquisition) of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified (other than, after the Effective Date, in accordance with Section 6.02(s)), and (iii) is not in default in any material respect due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

               (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding

Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment
Company Act of 1940, as amended.

               (z) Employee and Labor Matters. As of the Effective Date, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. After the Effective Date, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party, in each case of clauses (i), (ii) and (iii) to the extent such matter could reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements other than violations of immaterial obligations of any Loan Party resulting in immaterial liabilities incurred by any Loan Party. After giving effect to the aaiPharma Acquisition, all material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

               (aa) Customers and Suppliers. Except as set forth on Schedule 5.01(aa), as of the Effective Date, there exists no actual or, to the best knowledge of any Loan Party, threatened termination, cancellation or limitation of, or adverse modification to or change in, the business relationship between
(i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of the Loan Parties (taken as a whole), or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand whose agreements with any Loan Party are individually or in the aggregate material to the business or operations ofthe Loan Parties (taken as a whole); and to the best knowledge of any Loan Party, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change that, individually or in the aggregate, would be material to the business or operations of the Loan Parties (taken as a whole). After the Effective Date, there exists no actual or, to the best knowledge of any Loan Party, threatened termination, cancellation or limitation of, or adverse modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, which could reasonably be expected to have a Material Adverse Effect, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand which could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of any Loan Party, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change that could reasonably be expected to have a Material Adverse Effect.

               (bb) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 5.01(bb) sets forth a complete and accurate list as of the Effective Date (after giving effect to the aaiPharma Acquisition) of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

               (cc) Tradenames. Schedule 5.01(cc) sets forth a complete and accurate list as of the Effective Date (after giving effect to the aaiPharma Acquisition) of all tradenames, business names or similar appellations used by each Loan Party or any of its divisions or other business units during the past five years.

               (dd) Locations of Collateral. There is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 5.01(dd), (ii) any other locations in the United States for which such Loan Party has provided notice to the Agents in accordance with Section 6.01(1) and, if necessary, a written subordination or waiver or collateral access agreement in accordance with Section 6.01 (m) and
(iii) any other locations at which any Loan Party has Collateral with a fair market value of less than $50,000, individually for any location, and $250,000 in the aggregate for all such locations. Schedule 5.01(dd) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

               (ee) Security Interests. Each Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 4.01(d)(viii) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights and (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

               (ff) aaiPharma Acquisition Documents. (i) No party to any aaiPharma Acquisition Document is in default on any of its obligations under such aaiPharma Acquisition Document, (ii) all representations and warranties made by the Borrower in the aaiPharma Acquisition Documents and in the certificates delivered in connection therewith are true and correct as of the date hereof and, to the best knowledge of the Borrower, all representations and warranties made in the aaiPharma Acquisition Documents by or on behalf of the aaiPharma Sellers, or any other party thereto other than the Borrower, are true and correct as of the date hereof, (iii) all information with respect to the Borrower, and the aaiPharma Acquisition and the business and aaiPharma Assets acquired in connection with the aaiPharma Acquisition, furnished to Agents and/or the Lenders by the Borrower or on behalf of the Borrower, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other written information, to the extent necessary to give Agents and Lenders a true and accurate knowledge of the subject matter of each of them in relation to the Borrower, the aaiPharma Acquisition, and the business and aaiPharma Assets acquired in connection with the aaiPharma Acquisition, in all material respects, (iv) no representation, warranty or statement made by the Borrower or, to its best knowledge, the aaiPharma Sellers or any other party thereto other than the Borrower, at the time they were made in any aaiPharma Acquisition Document, or any agreement, certificate, statement or document required to be delivered pursuant to any aaiPharma Acquisition Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such aaiPharma Acquisition Documents not misleading in light of the circumstances in which they were made, (v) in connection with the aaiPharma Acquisition, the Borrower is acquiring the aaiPharma Assets, and, on the date hereof, after giving effect to the transactions contemplated by this Agreement, by the aaiPharma Acquisition Agreement and by the other aaiPharma Acquisition Documents, the aaiPharma Sale Order and Loan Documents, will have good title to such aaiPharma Assets free and clear of all Liens other than Permitted Liens, and (vi) after giving effect to the aaiPharma Acquisition, the Loan Parties shall have good and marketable title to or valid licenses to use all of the assets and properties material to the businesses of the aaiPharma Sellers and their respective Subsidiaries, as in effect immediately prior to the aaiPharma Acquisition (including, without limitation, all property leases).

               (gg) Consummation of the aaiPharma Acquisition. (i) The Borrower has delivered to the Collateral Agent true, correct and complete copies of the aaiPharma Acquisition Documents, including all schedules and exhibits thereto,
(ii) each aaiPharma Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby, (iii) no aaiPharma Acquisition Document has been amended or otherwise modified without the prior written consent of the Collateral Agent and the Required Lenders, (iv) the execution, delivery and performance of each of the aaiPharma Acquisition Documents has been duly authorized by all necessary action on the part of each such Person, (v) the aaiPharma Acquisition has been effected in accordance with, and all actions taken by the Loan Parties pursuant to or in furtherance of the aaiPharma Acquisition have been taken in compliance with, the terms of the aaiPharma Sale Order, the aaiPharma Acquisition Documents and all applicable law (including, without limitation, the Bankruptcy Code), (vi) at the time of consummation of the aaiPharma Acquisition, there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the consummation of the aaiPharma Acquisition, (vii) at the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Government Authorities required in order to consummate the aaiPharma Acquisition shall have been obtained, given, filed or taken and shall be in full force and effect, (viii) the Loan Parties did not incur or assume any liabilities or obligations pursuant to or in connection with the aaiPharma Acquisition other than the Assumed Liabilities (as defined in the aaiPharma Acquisition Agreement), (ix) each aaiPharma Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, and (x) all conditions precedent to the aaiPharma Acquisition Agreement and each of the other aaiPharma Acquisition Documents have been fulfilled or (with the prior written consent of the Collateral Agent and the Required Lenders) waived.

               (hh) FDA Compliance; Notices, etc. Except as set forth in
Schedule 5.01(hh) hereto, each Loan Party and each of its Subsidiaries are, and the products sold by each Loan Party and each of its Subsidiaries are, in compliance with all current applicable statutes, rules, regulations, guidelines, policies, orders or directives administered or issued by the FDA and the Food and Drug Act, except (i) where failure to so comply could not reasonably be expected to have a Material Adverse Effect, or (ii) with respect to any FDA Form 483-s or warning letters issued by the FDA or pursuant to the Food and Drug Act (the foregoing, together with any such notices as any Loan Party or any of its Subsidiaries may at any time hereafter receive, collectively, the "FDA Notices"), so long as such Person is diligently pursuing corrective action with respect to the same.

               (ii) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

               (jj) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                                   ARTICLE VI

                          COVENANTS OF THE LOAN PARTIES

          Section 6.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

               (a) Reporting Requirements. Furnish to each Agent and each
Lender:

                    (i) as soon as available and in any event within 30 days after the end of each fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date internally-prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail (and to include, in the case of the consolidated statements of stockholders' equity and cash flows, revenue and volume data for any products acquired and/or marketed by a Loan Party or any of its Subsidiaries to the extent that such product accounts for 5% or more of net revenues of the Borrower and its Subsidiaries on a consolidated basis) by product line (to the extent available and in any event including profit and loss information by product line to the gross margin level) and reasonably acceptable to the Collateral Agent and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

                    (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, commencing with Fiscal Year ending December 31, 2005, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Collateral Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default relating to
Section 6.03, and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                    (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

                    (iv) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 6.01(a), a certificate of an Authorized Officer of the Borrower
(A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations of the Loan to Value Ratio covenant specified in Section 6.03;

                    (v) (A) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Collateral Agent and certified by an Authorized Officer of the Borrower as being accurate and complete (1) listing all Accounts Receivable of the Loan Parties as of such day (including an aging thereof) and such other information with respect to such Accounts Receivable as the Collateral Agent may reasonably request and
(2) listing all accounts payable of the Loan Parties as of each such day (including an aging thereof) and such other information with respect to such accounts payable as the Collateral Agent may reasonably request, and

                         (B) as soon as available and in any event within 30
days after the end of each fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Collateral Agent and certified by an Authorized Officer of the Borrower as being accurate and complete listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory in a form reasonably satisfactory to the Collateral Agent and such other information with respect to such Inventory as the Collateral Agent may reasonably request;

                    (vi) (A) as soon as available and in any event not later than 30 days prior to the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 5.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Collateral Agent, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries, and (B) as soon as available and in any event not later than 30 days prior to the end of each fiscal quarter, financial projections, supplementing and superseding the financial projections referred to in Section 5.01(g)(ii)(B), prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Collateral Agent, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;

                    (vii) promptly after submission to any Governmental Authority (other than the FDA), to the fullest extent permitted by applicable law, all documents and information furnished to such Governmental Authority (other than to the extent that provision of such documents or information to the Agents and the Lenders would invalidate any privileged status granted by such Governmental Authority with respect to such documents or information, in which case, the Loan Parties shall furnish a summary of the documents or information so provided that does not invalidate such privilege) in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                    (viii) promptly, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other such event or development and the action which the affected Loan Party proposes to take with respect thereto;

                    (ix) promptly, and in any event within 5 Business Days after any Loan Party knows or has reason to know of (A) any material violation, claim, complaint, charge or receipt of any material violation, claim, complaint or charge of or under the Food and Drug Act or any material applicable statutes, rules, regulations, guidelines, policies orders or directives administered or issued by the FDA, including without limitation receipt by any Loan Party or any of its Subsidiaries of any Product Recall Notice, or any other FDA Notice or amendment to a previous Product Recall Notice or FDA Notice or (B) any other investigation by the FDA of any Loan Party (other than any routine inquiry), in each case, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the actions, if any, which such Loan Party proposes to take with respect thereto, and in the case of a written document evidencing such event, together with a true, correct and complete copy of such Product Recall Notice, FDA Notice or amendment or other notice, as the case may be, and in the case of clause (B), to the fullest extent permitted by applicable law, all documents and information furnished to the FDA (other than to the extent that provision of such documents or information to the Agents and the Lenders would invalidate any privileged status granted by the FDA with respect to such documents or information, in which case, the Loan Parties shall furnish a summary of the documents or information so provided that does not invalidate such privilege) in connection with any such investigation;

                    (x) (A) promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred,
(2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 Business Days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (F) promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                    (xi) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                    (xii) promptly, and in any event within (A) 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract (other than any aaiPharma Acquisition Document), (B) except as specified in clause (C) below, 3 Business Days after execution, receipt or delivery thereof, copies of any documents, correspondence or notices that any Loan Party executes or receives in connection with any aaiPharma Acquisition Document and (C) 5 Business Days after the execution, receipt or delivery by any Loan Party of any reports or statements to or from the aaiPharma Sellers, including, without limitation, the Lifecycle Product Statement, New Product Statement, Closing Date Inventory Statement and the Post-Signing Shipments Statement (as such terms are defined in the aaiPharma Acquisition Agreement), and any financial statements or other financial information delivered to the aaiPharma Sellers under Section 8.18 of the aaiPharma Acquisition Agreement or otherwise;

                    (xiii) promptly, and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock (other than pursuant to a stock option plan or stock incentive plan approved by the Board of Directors of the Borrower) of, or all or substantially all of the assets of, any Loan Party;

                    (xiv) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness (other than intercompany Indebtedness, Capitalized Lease Obligations and purchase money Indebtedness) or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                    (xv) 15 days after the delivery of the financial statements of the Borrower and its Subsidiaries required by clause (iii) of this Section 6.01(a), a certificate of an Authorized Officer of the Borrower (A) setting forth the product-by-product revenue results for the month covered by such financial statements and (B) certifying as to and attaching a schedule showing the calculation of the Annualized Demand Revenues for such month covered by such financial statements;

                    (xvi) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and

                    (xvii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

               (b) Additional Guaranties and Collateral Security. Cause:

                    (i) each Domestic Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Domestic Subsidiaries or any first-tier Foreign Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all (or, in the case of a first-tier Foreign Subsidiary of such Subsidiary, 65%) (or such greater percentage that, due to a change in applicable law after the Effective Date, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States Borrower or (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on any real property of such Subsidiary (which, in the case of a leasehold interest in real property, shall be on a commercially reasonable efforts basis), a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 6.01(o) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that substantially all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                    (ii) each owner of the Capital Stock of any Domestic Subsidiary or any first-tier Foreign Subsidiary not in existence on the Effective Date to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all (or, in the case of a first-tier Foreign Subsidiary of such Subsidiary, 65%) (or such greater percentage that, due to a change in applicable law after the Effective Date, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States Borrower or (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent relating to such Capital Stock.

                    (iii) Notwithstanding anything in this Section 6.01(b) to the contrary, (A) no Non-Loan Party Permitted Acquisition Subsidiary shall be required to pledge to the Collateral Agent any Non-Loan Party Permitted Acquisition Assets in accordance with clause (e) of the definition of the term "Permitted Acquisition", (B) no Loan Party or Non-Loan Party Permitted Acquisition Subsidiary shall be required to pledge to the Collateral Agent any Permitted Acquisition Capital Stock in accordance with clause (e) of the definition of the term "Permitted Acquisition", and (C) no Subsidiary of a Loan Party that is formed solely to acquire Non-Loan Party Permitted Acquisition Assets in connection with a contemplated Permitted Acquisition and that is designated in a writing to the Collateral Agent as a "Non-Loan Party Permitted Acquisition Subsidiary" shall be required to deliver copies of the agreements, instruments, appraisals, legal opinions or other documents specified in Section 6.01(b)(i).

               (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations

(including, without limitation, the FDA Regulations and the HHS Regulations), orders, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), other than any non-compliance for which no penalty or fine in excess of $100,000 is payable, or which is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from such non-compliance and with respect to which adequate reserves have been set aside for the payment of any penalty or fine arising therefrom in accordance with GAAP.

               (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to (i) maintain and preserve, (A) its existence and (B) its other rights and privileges other than such rights and privileges the failure to so maintain and preserve could not reasonably be expect to have a Material Adverse Effect, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

               (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, and, so long as no Default or Event of Default shall have occurred and be continuing, upon reasonable prior notice and in a manner that does not materially interfere with the business or operations of the Loan Parties, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if reasonably requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 6.01(f).

               (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are material to its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases material to its business to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

               (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent within 10 Business Days after receipt thereof and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in the proper conduct of its business.

               (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws; (iii) provide the Agents written notice within 5 Business Days of any notice of or, knowledge of a Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) provide the Agents with written notice promptly and in any event within 10 Business Days of the receipt of any of the following:
(A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect.

               (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries (to the extent consistent with the terms of this Agreement and the other Loan Documents), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

               (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 10 days' prior written notice of any change in the location of any Collateral (other than Collateral in transit), other than with respect to (A) locations set forth on Schedule 5.01(dd) and (B) locations of any Collateral with an aggregate fair market value of less than $50,000, individually for any location, and $250,000, for all such locations, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Agents and the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

               (m) Landlord Waivers; Collateral Access Agreements. (i) At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now owned or is acquired after the Effective Date) which is not owned by a Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral (it being understood that in the event the Loan Parties are unable to obtain any such written subordination or waiver the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems necessary with respect to any such Collateral); provided, however, that the Loan Parties shall be permitted to maintain Collateral with a book value in excess of $250,000 but not in excess of $1,500,000 (when aggregated with all other Collateral at the same location) at any one location in the United States which is not owned by a Loan Party (other than the location specified in Section 6.01(r)(ii)) without using commercially reasonable efforts to obtain such written subordinations or waivers; and

                    (ii) At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any premises not owned by a Loan Party, use commercially reasonable efforts to, obtain written access agreements, in form and substance reasonably satisfactory to the Collateral Agent, providing access to Collateral located on such premises in order to remove such Collateral from such premises during an Event of Default (it being understood that in the event the Loan Parties are unable to obtain any such written access agreements, the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems necessary with respect to any such Collateral); provided, however, that the Loan Parties shall be permitted to maintain Collateral with a book value in excess of $250,000 but not in excess of $1,500,000 (when aggregated with all other Collateral at the same location) at any one location in the United States which is not owned by a Loan Party (other than the locations specified in Section 6.01(r)(iii)) without using commercially reasonable efforts to obtain such written access agreements.

               (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents.

               (o) After Acquired Real Property. Subject to Section 6.01(b)(iii), upon the acquisition by it after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $300,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $250,000 in the case of leasehold interest, promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and, in the case of a fee interest in After Acquired Property, either an appraisal or such Loan Party's good-faith estimate of the current value of such After Acquired Property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver (pursuant to Section 6.01(m)). Promptly, but in any event, within 30 days of receipt of such notice requesting a Mortgage, the Loan Party which has acquired such After Acquired Property shall furnish to the Collateral Agent the following, each in form and substance satisfactory to the Collateral
Agent: (i) a Mortgage with respect to such After Acquired Property and related assets located at the After Acquired Property (which, in the case of a leasehold interest in After Acquired Property, shall be on a commercially reasonable efforts basis), each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy,
(iv) a survey of such After Acquired Property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such After Acquired Property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and (vii) such other documents or instruments (including opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section
6.01 (o).

               (p) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31st of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

               (q) Payments Current. Make (i) all royalty and other payments due and payable under each Licensing Agreement prior to the time when the other party thereto may terminate any such Licensing Agreement and (ii) all deferred payments when due in connection with any Acquisition, in each case, except for payments contested in good faith and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

               (r) Post-Closing Deliveries.

                    (i) Within 90 days following the Effective Date, deliver to the Collateral Agent and each Lender an opening consolidated balance sheet for the Borrower and its Subsidiaries as at the closing date of the aaiPharma Acquisition, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Collateral Agent;

                    (ii) within 30 days following the Effective Date, deliver to the Collateral Agent a landlord waiver, in form and substance satisfactory to the Collateral Agent executed by each landlord and the applicable Loan Party with respect to the Facility located at 7300 Turfway Road, Suite 300, Florence, Kentucky;

                    (iii) within 30 days following the Effective Date, deliver to the Collateral Agent, a collateral access agreement, in form and substance satisfactory to the Collateral Agent, executed by the following third parties and the applicable Loan Parties with respect to the Inventory: (A) maintained by Special Pharmaceutical Services, Inc., located at 15 Ingram Blvd., LaVergne, Tennessee, (B) maintained by JB Laboratories, located at 13295 Reflections Drive, Holland, Michigan 49424, (C) maintained by Accucaps Industries Limited, located at 2125 Ambassador Drive, Windsor, Ontario, Canada N9C 3R5, (D) maintained by Quantofill Inc., located at 1215 Walker Road, Unit #11, Windsor, Ontario, Canada N8Y 2N9, (E) maintained by Banner Pharmacaps, located at 4125 Premier Drive, High Point, North Carolina 27265, (F) maintained by American Health Packaging, 2550-A John Glenn Avenue, Columbus, Ohio 43217, and (G) maintained by Mikart, located at 1750 Chattahoochee Avenue, Atlanta, Georgia 30318;

                    (iv) if the Indianapolis Facility Disposition does not occur within 180 days following the Effective Date, on the 180th day following the Effective Date, deliver to the Collateral Agent, the following agreements and documents: (A) a Mortgage duly executed by the applicable Loan Party, with respect to the Indianapolis Facility, (B) if requested by the Collateral Agent, a Title Insurance Policy with respect to such Mortgage, dated as of recent date of such Mortgage, (C) if requested by the Collateral Agent, a survey of the Indianapolis Facility, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of such Title Insurance Policy, and (D) such other documents, agreements and instruments as the Collateral Agent may reasonably request in order to receive a valid and perfected lien on the Indianapolis Facility;

                    (v) within 30 days following the Effective Date, deliver to the Collateral Agent such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Agents, as are required pursuant to Section 7.01;

                    (vi) within 30 days following the Effective Date, deliver to the Collateral Agent a securities account control agreement, with respect to Account Number 886-03298 maintained at Silicon Valley Bank in the name of the Borrower, in form and substance satisfactory to the Agents; and

                    (vii) within 30 days following the Effective Date, deliver to the Collateral Agent, a Pledge Amendment (as defined in the Pledge Agreement), executed by the Borrower, in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, providing for a pledge of all of the Capital Stock of Xanodyne Acquisition, LLC, to the extent such Capital Stock was not pledged to the Collateral Agent on the Effective Date (the date on which such condition is satisfied, the "Xanodyne Acquisition Trigger Date").

          Section 6.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

               (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

               (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                    (i) any direct or indirect wholly-owned Subsidiary of any Loan Party (other than a Non-Loan Party Permitted Acquisition Subsidiary) may be merged into, or may convey, sell or transfer all of its business, property or assets to, such Loan Party or another direct or indirect wholly-owned Subsidiary of such Loan Party (other than a Non-Loan Party Permitted Acquisition Subsidiary), or may consolidate with, or may convey, sell or transfer all of its business, property or assets to, another direct or indirect wholly-owned Subsidiary of such Loan Party (other than a Non-Loan Party Permitted Acquisition Subsidiary), or may be liquidated with its assets contributed to such Loan Party or another direct or indirect wholly-owned Subsidiary of such Loan Party (other than a Non-Loan Party Permitted Acquisition Subsidiary), so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 30 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Agents' and the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) if the surviving Subsidiary, if any, is not a Loan Party, such surviving Subsidiary is joined as a Loan Party hereunder and is a party to a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

                    (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) sell or license intellectual property, know-how, developed pharmaceutical products, drug delivery technologies and pharmaceutical product development, research and testing results in the ordinary course of business, (C) dispose of equipment in the ordinary course of business, (D) sell, lease, license or otherwise transfer property or assets to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates in connection therewith as the Collateral Agent may reasonably request, (E) sell all or any portion of the Borrower's right, title and interest in and to the Odyssey Product, provided that, the Borrower delivers to the Agents a certificate of the chief financial officer of the Borrower certifying that after giving effect to such sale the Loan Parties are in pro forma compliance with the Loan to Value Ratio covenant set forth in Section 6.03 and attaching a schedule demonstrating the calculation of the same, (F) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, (G) in the case of any direct or indirect Foreign Subsidiary of any Loan Party, sell, lease, license or otherwise transfer property or assets to any other direct or indirect wholly-owned Foreign Subsidiary of any Loan Party, (H) make Investments permitted by Section 6.02(e) and (I) sell the Facility located at 5767 Thunderbird Road, Indianapolis, Indiana (the "Indianapolis Facility"), provided that (1) such sale shall occur within 180 days following the Effective Date, (2) such Facility shall be sold for not less than the fair market value of such Facility (and for consideration comprised of at least 75% cash), and (3) such sale shall be approved by the Borrower's Board of Directors (such sale, the "Indianapolis Facility Disposition"); provided that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (C) and (F) above, do not exceed $500,000 in any Fiscal Year and (y) in the case of clauses (C), (F) and (I), are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii); and

                    (iii) and any Loan Party or any Non-Loan Party Permitted Acquisition Subsidiary may purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets or Capital Stock of any Person (or any division thereof) in connection with a Permitted Acquisition.

               (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the principal nature of its business as described in Section 5.01(1).

               (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other Investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) Investments existing on the date hereof, as set forth on Schedule 6.02(e). but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans, advances or other Investments by (A) a Loan Party or a Foreign Subsidiary to or in a Loan Party, in each case, made in the ordinary course of business, provided that such loan, advance or other Investment shall be subject to an Intercompany Subordination Agreement and (B) a Loan Party to or in a Foreign Subsidiary made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and Foreign Subsidiaries at any one time outstanding $500,000, (iii) loans and advances by a Loan Party or any of its Subsidiaries to its officers, directors, employees, agents, customers or suppliers for moving, entertainment, travel and other expenses in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $250,000, (iv) Permitted Investments, (v) Investments consisting of Capital Stock, obligations, securities or other property received by any Loan Party in settlement of accounts receivable or other Indebtedness (created in the ordinary course of business) from bankrupt obligors, (vi) Investments consisting of Permitted Indebtedness, (vii) Permitted Acquisitions and (viii) other Investments by a Loan Party or any of its Subsidiaries in an aggregate amount for all Loan Parties and their Subsidiaries not to exceed $1,000,000 at any time; provided that, notwithstanding the foregoing, until the Xanodyne Acquisition Trigger Date, no Loan Party or

Subsidiary of a Loan Party shall be permitted to make any Investment in Xanodyne Acquisition, LLC.

               (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 6.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $ 1,000,000.

               (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $2,000,000 in any Fiscal Year; provided, that (i) if at the end of any Fiscal Year, the amount specified above for Capital Expenditures during such Fiscal Year exceeds the aggregate amount of Capital Expenditures actually made or incurred by the Borrower or any of its Subsidiaries on a consolidated basis during such Fiscal Year (the amount of such excess being referred to herein as the "Excess Amount"), the Loan Parties shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year (but not in any subsequent Fiscal Years) in an aggregate amount equal to the Excess Amount and (ii) Capital Expenditures made pursuant to this Section 6.02(g) during any Fiscal Year shall be deemed made first, in respect of amounts permitted for such Fiscal Year as provided above (without giving effect to amounts carried over from the immediately prior Fiscal Year pursuant to clause
(i) above) and second, in respect of the Excess Amount carried over from the immediately prior Fiscal Year pursuant to clause (i) above.

               (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Subsidiary of the Borrower may pay dividends to the Borrower, (B) the Borrower may pay dividends in the form of Capital Stock, and
(C) so long as no Event of Default shall have occurred and be continuing, both immediately before and immediately after giving effect thereto, the Borrower may repurchase or redeem Capital Stock held by management and other employees of the Borrower upon the resignation, termination or retirement of such manager or employee in an aggregate amount not to exceed $200,000 in any Fiscal Year and $500,000 since the Effective Date.

               (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

               (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, (iii) intercompany transactions among the Loan Parties and their Subsidiaries expressly permitted by this Agreement, and (iv) the transactions set forth on Schedule 6.02(i).

               (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(k) shall prohibit or restrict compliance with:

                         (A) this Agreement and the other Loan Documents;

                         (B) any agreements in effect on the date of this
Agreement and described on Schedule 6.02(k);

                         (C) any applicable law, rule or regulation (including,
without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                         (D) in the case of clause (iv) any agreement setting
forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                         (E) in the case of clause (iv) any agreement,
instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto.

               (l) Limitation on Issuance of Capital Stock. Permit any Subsidiary of the Borrower to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants.

               (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

                    (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provisions, if any, of such Indebtedness in a manner adverse to the Agents or the Lenders, or would otherwise be adverse to the Agents or the Lenders or the issuer of such Indebtedness in any respect;

                    (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except, in the case of any refund, refinance, replacement or exchange, to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

                    (iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by Section 6.02(c) and (B) change its name upon at least 30 days prior written notice by the Borrower to the Agents of such change and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens; or

                    (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (it being understood that if any Loan Party that is a partnership or a limited liability company, or any Loan Party with any Subsidiary that is a partnership or a limited liability company, amends or modifies its organizational documents to cause such partnership interests or membership interests to (A) be dealt in or traded on securities exchanges or in securities markets, (B) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (C) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (D) be evidenced by a certificate, such amendment or modification shall be deemed to reasonably be expected to have a Material Adverse Effect).

               (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

               (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Event of Default has occurred and is continuing, in the ordinary course of its business and consistent with industry practice.

               (p) Properties. Permit any property (other than property with an aggregate fair market value of less than $100,000) to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a valid and perfected first priority Lien or has not received a written subordination or waiver in accordance with Section 6.01
(m)(i).

               (q) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

               (r) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

               (s) Certain Agreements. Amend, change or agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract (other than any aaiPharma Acquisition Document).

               (t) Amendment to aaiPharma Acquisition Documents. Amend, change or agree to any amendment or other change to (or make any payment consistent with any amendment or other change to) or waive any of its rights under any aaiPharma Acquisition Document, in each case if such amendment, change or waiver would be adverse to any Agent, any Lender or any Loan Party.

               (u) Location of Assets. Maintain or permit any of their Subsidiaries (other than Non-Loan Permitted Acquisition Subsidiaries) to maintain assets outside of the United States, provided that up to $500,000 in the aggregate of the Borrower's and its Subsidiaries' assets may be maintained in Canada.

               (v) Xanodyne Acquisition, LLC. Until the occurrence of the Xanodyne Acquisition Trigger Date, permit Xanodyne Acquisition, LLC to (i) engage in any business activities, (ii) own at any time assets, other than the Capital Stock of Xanodyne Development Group, LLC, or (iii) incur any liabilities or obligations other than the liabilities and obligations incurred in respect of its guaranty of the Obligations.

               (w) Enterprise Cash Collateral Account. Maintain Cash and Cash Equivalents in the Enterprise Cash Collateral Account in excess of 105% of the stated amount of the Enterprise Letter of Credit.

          Section 6.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing, permit the ratio (the "Loan to Value Ratio") of (a) Pro Forma Senior Indebtedness to (b) the product of (i) 2.75 times (ii) the Annualized Demand Revenues to exceed 40% at the end of any fiscal quarter, provided that (x) in the event that either the Borrower or the Collateral Agent determines, in the exercise of its good faith (and upon written notice to the Collateral Agent, in the case of the Borrower, and to the Borrower, in the case of the Collateral Agent), that the value calculated pursuant to clause (b) above does not accurately represent the enterprise value of the Loan Parties, then the calculation set forth in clause
(b) above shall be deemed to be the appraised enterprise value of the Loan Parties, as set forth in the most recent enterprise valuation received by the Collateral Agent, which enterprise valuation shall be performed by a third party valuation firm mutually acceptable to the Borrower and the Collateral Agent, provided that if the Borrower and the Collateral Agent are unable to select a third-party valuation firm mutually acceptable to the Borrower and the Collateral Agent within two Business Days after the receipt by either the Borrower or the Collateral Agent from the other

Person of written notice indicating such Person's desire to commence the process set forth herein of selecting the Chosen Valuation Firms, then the Borrower and the Collateral Agent shall each select a valuation firm and the two selected initial valuation firms shall mutually choose a third valuation firm (the "Designated Valuation Firm"; and together with the two initial valuation firms, the "Chosen Valuation Firms"), which Designated Valuation Firm shall determine such enterprise value of the Loan Parties (it being agreed that (w) no Person who has a conflict of interest with respect to any Loan Party, any Lender or any Agent or the subject matter of the issue in dispute between the Collateral Agent and the Borrower shall be one of the Chosen Valuation Firms, (x) the determination of the Designated Valuation Firm of such enterprise value of the Loan Parties shall be in writing and shall be final and binding on the Collateral Agent and the Borrower, (y) each of the Borrower and the Collateral Agent hereby waive any right to appeal such determination by resorting to legal proceedings or otherwise and (z) the Borrower shall pay the fees and expenses of each of the Chosen Valuation Firms), and (y) such covenant shall only be tested at the end of any fiscal quarter if the Annualized Demand Revenues for such fiscal quarter are less than 95% of the quarterly revenue projections delivered to the Collateral Agent on or prior to the Effective Date for such fiscal quarter multiplied by four (4). Notwithstanding the foregoing, in the event that the Loan to Value Ratio is greater than 40% at the end of any fiscal quarter (and the Annualized Demand Revenues for such fiscal quarter are less than 95% of the quarterly revenue projections delivered to the Collateral Agent on or prior to the Effective Date for such fiscal quarter multiplied by four (4), then if the Borrower shall, within 10 days of the date on which the Borrower delivered the certificate of an Authorized Officer thereof to the Collateral Agent and each Lender pursuant to Section 6.01(a)(iv) for such fiscal quarter (or within 10 days of the date on which the Borrower was required to deliver such certificate, whichever is earlier), provide the Collateral Agent with evidence reasonably satisfactory to the Collateral Agent (which may include a non-binding letter of intent) indicating that one or more third-party funding sources are actively and in good faith pursuing an Investment in the Borrower in an amount sufficient to cure such covenant violation with equity proceeds, Subordinated Indebtedness and/or a prepayment of the outstanding principal amount of the Term Loans or the Revolving Loans, in each case to the extent permitted by this Agreement and in accordance with the terms of this Agreement (collectively, a "Financial Covenant Cure Payment"), then the Borrower shall have 30 days from the end of such fiscal quarter to cure such covenant violation by making a Financial Covenant Cure Paymnent.

                                   ARTICLE VII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

          Section 7.01 Collection of Accounts Receivable; Management of Collateral. (a) Within 30 days after the Effective Date, each Loan Party shall assist the Administrative Agent in (i) establishing, and, during the term of this Agreement, maintaining cash management services of a type and on terms satisfactory to the Administrative Agent at one or more of the banks set forth on Schedule 7.01 or such other banks selected by the Loan Parties and acceptable to the Administrative Agent in its sole discretion exercised reasonably (each a "Cash Management Bank"), and shall irrevocably instruct their Account Debtors, with respect to Accounts Receivable of the Loan Parties, to forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) establishing and maintaining a bank account in the Administrative Agent's name, of if the Administrative Agent otherwise agrees, in such Loan Party's name (a "Cash Management Account") at one of the Cash Management Banks. Each Cash Management Bank shall establish and maintain Cash Management Agreements with the Collateral Agent and the applicable Loan Parties, in form and substance acceptable to the Collateral Agent and each Cash Management Account shall be a cash collateral account subject to a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by the applicable Loan Party, the Administrative Agent, and the applicable Cash Management Bank. Until the Administrative Agent has advised the Loan Parties to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Loan Parties for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of an Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Loan Parties from any of their Account Debtors, as proceeds from Accounts Receivable of the Loan Parties, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Agents and the Lenders and upon receipt be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Cash Management Account. The Loan Parties shall not commingle such collections with the Loan Parties' own funds or the funds of any of their Subsidiaries or Affiliates or with the proceeds of any assets not included in the Collateral. Prior to the occurrence of an Event of Default, all funds received in the Cash Management Accounts shall be processed by the respective Cash Management Banks in accordance with the instructions of officers or agents of the Borrower in accordance with prior practice. After the occurrence and during the continuance of an Event of Default, the Collateral Agent may give notice to the respective Cash Management Banks that all funds received in the Cash Management Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Administrative Agent's Account for application at the end of each Business Day to reduce the then outstanding Obligations, conditional upon final payment to the Administrative Agent. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

               (b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designee may, and at the request of the Required Lenders, the Collateral Agent shall, send a notice of assignment and/or notice of the Collateral Agent's security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent or its designee shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 6.02(o).

               (c) Each Loan Party hereby appoints the Collateral Agent or its designee on behalf of the Collateral Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as the Collateral Agent or such designee may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law not constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

               (d) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

               (e) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agents if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to apply the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

               (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

          Section 7.02 Accounts Receivable Documentation. The Loan Parties will at such intervals as the Collateral Agent may reasonably require, furnish such schedules and/or information as the Collateral Agent may reasonably require relating to the Accounts Receivable. In addition, the Loan Parties shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 7.03. The items to be provided under this
Section 7.02 are to be in form reasonably satisfactory to the Collateral Agent and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts Receivable, except in the ordinary course of business, without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to any of the Loan Parties' material customers' credit, the Loan Parties will promptly advise the Agents thereof.

          Section 7.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable with an invoice amount in excess of $100,000 shall be a good and valid account representing a bona fide indebtedness incurred or an amount owed by the Account Debtor therein named; (c) no Account Receivable shall be subject to any discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Agents; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (h) such Loan Party shall promptly notify the Collateral Agent if any Account Receivable with an invoice amount in excess of $100,000 arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (i) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral with a value in excess of $100,000; (j) if any amount payable under or in connection with any

Account Receivable with an invoice amount in excess of $100,000 is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Agents and the Lenders as additional Collateral; (k) such Loan Party shall conduct a physical count of its Inventory at such intervals as any Agent reasonably may request (but, absent an Event of Default, not more than 2 times in any 12 month period during the term of this Agreement) and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (1) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

          Section 7.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts as are reasonably necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to comply with any reasonable request of the Collateral Agent or its designee in order to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          Section 8.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

               (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document shall have been incorrect in any material respect when made or deemed made;

               (c) any Loan Party shall:

                    (i) fail to perform or comply with any covenant or agreement contained in Sections 6.01(a)(viii), 6.01 (a)(x), 6.01(a)(xi), 6.01(b), 6.01(c),
6.01(d), 6.01(f), 6.01 (h), 6.01(1), 6.01 (n) or 6.01 (p), Section 6.02, Section
6.03 (other than expressly set forth in Section 6.03) or ARTICLE VII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party, or any Mortgage to which it is a party;

                    (ii) fail to perform or comply with any covenant or agreement contained in Sections 6.01 (a) (other than clauses (a)(viii), (a)(x)or
(a)(xi)), 6.01(m), 6.01(o), 6.01(q) or 6.01(r), and such failure shall remain unremedied for 5 Business Days; or

                    (iii) fail to perform or comply with any covenant or agreement contained in Sections 6.01(e), 6.01(g), 6.01(i), 6.01(j) or 6.01(k), and such failure, if capable of being remedied, shall remain unremedied for 10 days, after the earlier of the date a senior officer of any Loan Party shall become aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

               (d) any Loan Party shall fail to perform or comply with any other erm, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this
Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 20 days, after the earlier of the date a senior officer of any Loan Party shall become aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

               (e) any Loan Party or any of its Subsidiaries shall fail to pay any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $250,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

               (f) any Loan Party or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

               (g) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

               (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

               (i) any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid, perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral in excess of $250,000 individually or in the aggregate purported to be covered thereby, except to the extent permitted by the terms of any Loan Document;

               (j) except to the extent permitted by the terms of any Loan Document, (i) any bank (other than any Agent) at which any deposit account, blocked account, or lockbox account of any Loan Party containing deposits in excess of $100,000 is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party unless the applicable Loan Party closes such account and opens a new replacement deposit account, blocked account or lockbox account subject to a deposit account, blocked account, lockbox account or similar agreement in form and substance reasonably satisfactory to the Collateral Agent at a bank reasonably satisfactory to the Collateral Agent within 10 Business Days after the occurrence of any such non-compliance or (ii) any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party unless the applicable Loan Party replaces such securities intermediary, commodity intermediary or other financial institution, as the case may be, with another securities intermediary, commodity intermediary or other financial institution reasonably acceptable to the Collateral Agent and enters into an investment property control agreement with such Person, in form and substance reasonably satisfactory to the Collateral Agent within 10 Business Days after the occurrence of such non-compliance;

               (k) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $50,000 individually, or $250,000 in the aggregate, shall be rendered against any Loan Party or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of 20 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

               (l) the Loan Parties and their Subsidiaries are enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of their business, taken as a whole, for more than fifteen (15) days;

               (m) any (i) material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, (ii) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or (iii) other casualty, in each case which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

               (n) any cessation of a substantial part of the business of (i) the Borrower or (ii) the Loan Parties and their Subsidiaries, taken as a whole, in each case for a period which materially and adversely affects the ability of such Person to continue its or their business on a profitable basis;

               (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

               (p) the indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Borrower or the Loan Parties and their Subsidiaries, taken as a whole;

               (q) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000;

               (r) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or, in the case of a

Termination Event involving liability under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, the liability is in excess of such amount);

               (s) any Loan Party or any of its Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect;

               (t) any Loan Party or any of its Subsidiaries shall (i) receive a Product Recall Notice or (ii) fail to be in substantial compliance with the Food and Drug Act and all current applicable statutes, rules, regulations, guidelines, policies, orders or directives administered or issued by the FDA, in each case, to the extent that such failure could reasonably be expected to (a) have a Material Adverse Effect or (b) result in or account for a 10% or greater decrease in the Borrower's and its Subsidiaries' total sales from the preceding Fiscal Year;

               (u) (i) there shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (ii) any holder of Subordinated Indebtedness shall violate any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (iii) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or

               (v) a Change of Control shall have occurred;

          then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and premiums, if any, and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 8.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

                                   ARTICLE IX

                                     AGENTS

          Section 9.01 Appointment. (a) Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent, (b) the Collateral Agent hereby irrevocably appoints and authorizes the Administrative Agent and (c) the Administrative Agent hereby irrevocably appoints and authorizes the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to
Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders;
(iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters;
(iv) in the case of the Collateral Agent, to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and, in the case of the Collateral Agent, Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 9.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

          Section 9.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

          Section 9.03 Rights, Exculpation, Etc. No Agent-Related Person shall be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent-Related Persons (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent-Related Persons shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent-Related Persons may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent-Related Persons are permitted or required to take or to grant, and if such instructions are promptly requested, the Agent-Related Persons shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent-Related Person as a result of such Agent-Related Person acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

          Section 9.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 9.05 Indemnification. To the extent that any Agent-Related Person is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent-Related Person in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent-Related Person under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 9.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent-Related Person's gross negligence or willful misconduct. The obligations of the Lenders under this Section 9.05 shall survive the payment in full of the Loans and the termination of this Agreement.

          Section 9.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

          Section 9.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent; provided, that, so long as no Event of Default shall have occurred and be continuing, if such successor Agent is not the other Agent hereunder (or any of its Affiliates or Related Funds), such appointment shall be made with the consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

               (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above; provided, that, so long as no Event of Default shall have occurred and be continuing, if such successor Agent is not the other Agent hereunder (or any of its Affiliates or Related Funds), such appointment shall be made with the consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned).

               (d) In the case of the resignation of the Administrative Agent from the performance of all its functions and duties hereunder and under the other Loan Documents, if no successor Administrative Agent accepts appointment as Administrative Agent within said thirty (30) Business Day period, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Collateral Agent shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as a successor Administrative Agent is appointed in accordance with this Section 9.07.

          Section 9.08 Collateral Matters.

               (a) The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its reasonable business judgment, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.04. The Collateral Agent Advances shall bear interest at the maximum rate set forth in this Agreement and shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 3.02. The Collateral Agent shall notify the Administrative Agent, each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 9.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

               (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations which have matured; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (subject to Section 11.02) if approved, authorized or ratified in writing by the Required Lenders; or to subordinate any Lien on any property granted to the Collateral Agent to the holder of any Lien on such property permitted by clauses (e) or (h) of the definition of Permitted Liens. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 9.08(b).

               (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 9.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 9.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's reasonable business judgment, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

               (d) The Collateral Agent shall have no obligation whatsoever to the Administrative Agent or to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

          Section 9.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver possession or control of such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 9.10 Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Agents and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agents and the Lenders and their respective agents and counsel and all other amounts due the Agents and the Lenders under Section 2.06 and Section 11.04) allowed in such judicial proceeding; and

               (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Administrative Agent and each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Administrative Agent and the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 2.06 and Section 11.04.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of the Administrative Agent or any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Administrative Agent or any Lender or to authorize the Collateral Agent to vote in respect of the claim of the Administrative Agent or any Lender in any such proceeding.

          Section 9.11 Agents and their Affiliates and their Designated Entities. With respect to the Loans of SPCP Group IIII LLC, SPF CDO I, LLC, Field Point I, LTD, Broad Point I, LLC, and SPCP Group, L.L.C. (each a "Designated Entity" and collectively, the "Designated Entities") hereunder, Silver Point, shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Designated Entity in its individual capacity. Silver Point, the Designated Entities and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Silver Point was not an Agent and without any duty to account therefor to Lenders. Silver Point, the Designated Entities and their Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                                    ARTICLE X

                                    GUARANTY

          Section 10.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest, fees, commissions, expense reimbursements, indemnifications or otherwise (including, without limitation, all interest, fees, expense reimbursements and other amounts that accrue after the commencement of an Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest, fees, expense reimbursements or such other amounts are allowed in such Insolvency Proceeding) (such obligations, to the extent not paid by the Borrower, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing any rights under the guaranty set forth in this
ARTICLE X. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agents and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower.

          Section 10.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Lenders with respect thereto. Each Guarantor agrees that this ARTICLE X constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this
ARTICLE X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE X shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

               (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

               (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Agent, or any Lender;

               (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

               (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, other than, subject to Section 11.14, the indefeasible payment in full in cash of all of the Obligations and the Guaranteed Obligations after the termination of the Total Commitment.

This ARTICLE X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders or any other Person, all as though such payment had not been made.

          Section 10.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed

Obligations and this ARTICLE X and any requirement that the Agents or the Lenders exhaust any right or take any action against any Loan Party, any other Person or any Collateral, (iii) any right to compel or direct any Agent or any Lender to seek payment or recovery of any amounts owed under this ARTICLE X from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor, other than, subject to
Section 11.14, the indefeasible payment in full in cash of all of the Obligations and the Guaranteed Obligations after the termination of the Total Commitment. Each Guarantor agrees that the Agents and the Lenders shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE X, and acknowledges that this ARTICLE X is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          Section 10.04 Continuing Guaranty; Assignments. This ARTICLE X is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE X and the termination of the Total Commitment, (b) be binding upon each Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Agents and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments or its Loans) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 11.07.

          Section 10.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE X, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
ARTICLE X shall have been paid in full in cash and the Total Commitment shall have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this ARTICLE X and the termination of the Total Commitment, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the

Agents and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE X, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this
ARTICLE X thereafter arising. If (i) any Guarantor shall make payment to the Agents and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this
ARTICLE X shall be paid in full in cash and (iii) the termination of the Total Commitment shall have occurred, the Agents and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

          Xanodyne Pharmaceuticals, Inc.
          7300 Turfway Road
          Suite 300
          Florence, Kentucky 41042
          Attention: Thomas Jennings
          Telephone: 859-342-2092
          Telecopier: 859-371-7692

          with a copy to:

          Dinsmore & Shohl, LLP
          255 E. Fifth Street
          Suite 1900
          Cincinnati, Ohio
          Attention: Paul R. Mattingly
          Telephone: 513-977-8281
          Telecopier: 513-977-8141

          if to the Administrative Agent or the Collateral Agent, to it at the following address:

          Silver Point Finance, LLC
          Two Greenwich Plaza, 1st Floor
          Greenwich, Connecticut 06830
          Attention: David Sawyer/Jennifer Poccia
          Telephone: 203-542-4200
          Telecopier: 203-542-4300
          with copies to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Frederic L. Ragucci, Esq.
          Telephone: 212-756-2000
          Telecopier: 212-593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed (by certified or registered mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, provided same is on a Business Day, and, if not, on the next Business Day or (iii) if delivered, upon delivery, provided same is on a Business Day, and, if not, on the next Business Day, except that notices to any Agent pursuant to ARTICLE II shall not be effective until received by such Agent.

          Section 11.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, on the one hand, and the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, on the other hand, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of such Lender, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share",
(v) release all or a substantial portion of the Collateral or subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders (except as otherwise provided in this Agreement and the other Loan Documents as in effect on the Effective Date), or release the Borrower or any Guarantor, or
(vi) amend, modify or waive Section 3.04 or this Section 11.02 of this Agreement without the written consent of each Lender. Notwithstanding the foregoing no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

          Section 11.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Ihe Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 11.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (c) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in Section 6.01 (f) and the use of Intralinks or other similar information transmission systems in connection with the Loan Documents),
(b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document,
(f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility owned or operated by any Loan Party, (1) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document:
(x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each

Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

          Section 11.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all of the Obligations, irrespective of whether or not such Agent or such Lender shall have made any demand. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 11.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

          Section 11.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 11.07 Assignments and Participations.

               (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

               (b) Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, however, that (i) such assignment is in an amount which is at least $3,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $3,000,000 or a multiple of $1,000,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an

Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $3,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or Related Fund of such Lender), (iii) except as provided in Section 11.07(b), (iv), any such assignment shall be made with the written consent of, and prior notice to, (x) the Collateral Agent, and (y) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower, which consent of the Collateral Agent and the Borrower shall not be unreasonably withheld, and (v) no written consent of or prior notice to the Collateral Agent or the Borrower shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained to the contrary in this Section 11.07(b), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Collateral Agent; provided, that (x) the Borrower and the Agents may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered an Assignment and Acceptance to the Collateral Agent for recordation and (y) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Collateral Agent or any other Person shall not affect the legality, validity or binding effect of such assignment. Unless the Borrower shall otherwise consent in writing, Silver Point and/or its Related Funds' Pro Rata Share (as defined in clause (c) of the definition of such term) shall equal or exceed 51% at all times.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

               (d) The Collateral Agent shall, on behalf of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") owing to each Lender from time to time. Other than in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender shall maintain a comparable register.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent (and the Borrower, if applicable) consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

               (f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (g) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

               (h) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.08(d).

               (i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged;
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 9.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section
2.08 and Section 3.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

               (j) In the event (i) any Lender delivers to the Borrower any notice in accordance with Section 2.08(c), 2.09(d), or 3.05(b), (ii) any Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, or (iii) any Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 11.02, requires the consent of all of the Lenders or all of the Lenders directly affected thereby, and which amendment, modification or waiver has been consented to by the Required Lenders, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Collateral Agent under Section 11.07(b)), require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 11.07), all or part of its interests, rights and obligations under this Agreement to any assignee which shall assume such assigned obligations, provided that (A) such assignee shall be acceptable to the Collateral Agent, (B) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority, (C) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (including, without limitation, any amounts owing pursuant to Section 2.08(c), 2.09(d), or 3.05(b)) and (D) in the event such Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender was a Non-Consenting Lender and the Borrower also requires each other Lender that is a Non-Consenting Lender to assign its interests, rights and obligations under this
Section 11.07(j).

          Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          Section 11.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

          Section 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH AGENT, EACH LENDER AND EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH AGENT, EACH LENDER AND EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR

OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 11.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 11.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein or in any other Loan Document to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          Section 11.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

          Section 11.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations, such Agent or such Lender shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent or such Lender.

          Section 11.15 Indemnification.

               (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indenmitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indenmitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (b) Environmental Indemnity. Without limiting Section 11.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indenmitees against any and all Environmental Liabilities and Costs, arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials; (iii) any violations of Environmental Laws; (iv) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest or filed against any Agent or any Lender; (v) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (vi) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 5.01(r) or the breach of any covenant made by the Loan Parties in
Section 6.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 11.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

          Section 11.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to this Agreement, including, without limitation, the Applicable Prepayment Premium and the Unused Line Fee and the fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

          Section 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agents and each Lender, and any assignment by any Lender shall be governed by Section 11.07 hereof.

          Section 11.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan

Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 11.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 11.18.

          For purposes of this Section 11.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

          The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

          Section 11.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the

Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender (it being understood that such Person will be informed of the confidential nature of such information and instructed to keep it confidential), (iii) to examiners, auditors, accountants or Securitization Parties (it being understood that such Person will be informed of the confidential nature of such information and instructed to keep it confidential), (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 11.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority having or asserting jurisdiction over such Agent or Lender or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information (it being understood that such Person will be informed of the confidential nature of such information and instructed to keep it confidential).

          Section 11.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          Section 11.21 USA Patriot Act Notice.

          Each Lender, the Collateral Agent (for itself and not on behalf of any Lender) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,2001)), it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify the Borrower in accordance therewith.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ S.A. Stamp
                                            ------------------------------------
                                            Name: S.A. Stamp
                                            Title: Chief Financial Officer


                                        GUARANTORS:

                                        XANODYNE ACQUISITION, LLC


                                        By: /s/ Thomas P. Jennings
                                            ------------------------------------
                                            Name: Thomas P. Jenning
                                            Title: Secretary and Treasurer


                                        XANODYNE DEVELOPMENT GROUP, LLC


                                        By: /s/ Thomas P. Jennings
                                            ------------------------------------
                                            Name: Thomas P. Jennings
                                            Title: Secretary and Treasurer


                                        RUTI ACQUISITIONS, INC.


                                        By: /s/ S.A. Stamp
                                            ------------------------------------
                                            Name: S.A. Stamp
                                            Title: Treasurer

                              [FINANCING AGREEMENT]

                                        AGENTS:

                                        SILVER POINT FINANCE, LLC,
                                        as Collateral Agent and as
                                        Administrative Agent


                                        By: /s/ Frederick H. Fogel
                                            ------------------------------------
                                            Name: Frederick H. Fogel
                                            Title: Authorized Signatory

                              [FINANCING AGREEMENT]

                                        LENDERS:

                                        BLUE RIDGE INVESTMENTS, L.L.C.,
                                        as a Lender


                                        By: /s/ George C. Carp
                                            ------------------------------------
                                            Name: George C. Carp
                                            Title: Senior Vice President

                              [FINANCING AGREEMENT]

                                        LENDERS:

                                        SPCP GROUP III LLC


                                        By: /s/ Frederick H. Fogel
                                            ------------------------------------
                                            Name: Frederick H. Fogel
                                            Title: Authorized Signatory


                                        SPF CDO I,  LLC


                                        By: /s/ Frederick H. Fogel
                                            ------------------------------------
                                            Name: Frederick H. Fogel
                                            Title: Authorized Signatory


                                        FIELD POINT I, LTD


                                        By: /s/ Frederick H. Fogel
                                            ------------------------------------
                                            Name: Frederick H. Fogel
                                            Title: Authorized Signatory


                                        BROAD POINT I LLC


                                        By: /s/ Frederick H. Fogel
                                            ------------------------------------
                                            Name: Frederick H. Fogel
                                            Title: Authorized Signatory


                                        SPCP GROUP LLC


                                        By: /s/ Frederick H. Fogel
                                            ------------------------------------
                                            Name: Frederick H. Fogel
                                            Title: Authorized Signatory

                              [FINANCING AGREEMENT]

                                    EXHIBIT A

                                FORM OF GUARANTY

          GUARANTY, dated as of _________, 200_, made by ______________, (the
"Additional Guarantor"), in favor of each of the Lenders (as hereinafter defined), Silver Point Finance, LLC, a Delaware limited liability company, as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents") pursuant to the Financing Agreement referred to below.

                                   WITNESSETH:

          WHEREAS, Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") and the Agents are parties to a Financing Agreement, dated as of July 25, 2005 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement");

          WHEREAS, the Borrower directly or indirectly owns all of the issued and outstanding shares of Capital Stock or other interests of the Additional Guarantor;

          WHEREAS, pursuant to Section 6.01(b) of the Financing Agreement, the Additional Guarantor is required to execute and deliver to the Collateral Agent a guaranty guaranteeing all Loans and all other Obligations of the Borrower under the Financing Agreement; and

          WHEREAS, the Additional Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate, limited partnership or limited liability company purposes, as the case may be, and in the best interests of, the Additional Guarantor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans and to provide other financial accommodations pursuant to the Financing Agreement, the Additional Guarantor hereby agrees with the Lenders and the Agents as follows:

          SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Financing Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.

          SECTION 2. Guaranty. The Additional Guarantor (together with the other Guarantors) hereby jointly and severally (i) unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest, fees, commissions, expense reimbursements, indemnifications or otherwise (including, without limitation, all interest, fees and expense reimbursements and other amounts that accrue after the commencement of an Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest, fees, expense reimbursements or such other amounts are allowed in such Insolvency Proceeding) (such obligations to the extent not paid by the Borrower, being the "Guaranteed Obligations"), and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Additional Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agents and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.

          SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

          (a) The Additional Guarantor (together with the other Guarantors) jointly and severally hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Lenders with respect thereto. The Additional Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of the Additional Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Additional Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of the Additional Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Additional Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

               (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

               (iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (iv) the existence of any claim, set-off, defense or other right that the Additional Guarantor may have at any time against any Person, including, without limitation, any Agent or any Lender;

               (v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

               (vi) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, other than, subject to Section 11.14 of the Financing Agreement, the indefeasible payment in full in cash of all of the Obligations and the Guaranteed Obligations after the termination of the Total Commitment.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders or any other Person all as though such payment had not been made.

          (b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (A) the cash payment in full of all of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Guaranty and
(B) the termination of the Total Commitment, (ii) be binding upon the Additional Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Agents and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document (including, without limitation, all or any portion of its Commitments or its Loans) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in the Financing Agreement.

          SECTION 4. Waivers. The Additional Guarantor hereby waives (i) promptness, diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agents or the Lenders exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Agent or any Lender to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source or to exhaust any right or take any action against any other Loan Party or any other Person or any Collateral, (iv) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person or any Collateral and (v) any other defense available to the Additional Guarantor, other than, subject to Section 11.14 of the Financing Agreement, the indefeasible payment in full in cash of all of the Obligations and the Guaranteed Obligations after the termination of the Total Commitment. The Additional Guarantor agrees that the Agents and the Lenders shall have no obligation to marshal any assets in favor of the Additional Guarantor or against, or in payment of, any or all of the Obligations. The Additional Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and in the Financing Agreement and that the waiver set forth in this
Section 4 is knowingly made in contemplation of such benefits. The Additional Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          SECTION 5. Subrogation. The Additional Guarantor will not exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of the Additional Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Total Commitment shall have been terminated. If any amount shall be paid to the Additional Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and the termination of the Total Commitment, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the Agents and the Lenders, to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty and the Financing Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Additional Guarantor shall make payment to the Agents and the Lenders, of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the termination of the Total Commitment shall have occurred, the Agents and the Lenders will, at the Additional Guarantor's request and expense, execute and deliver to the Additional Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Additional Guarantor of an interest in the Guaranteed Obligations resulting from the payment by the Additional Guarantor.

          SECTION 6. Representations, Warranties and Covenants. The Additional Guarantor hereby represents and warrants to the Agents and the Lenders as follows:

          (a) The Additional Guarantor (i) is a [corporation] [limited partnership] [limited liability company], duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization as set forth on the first page hereof, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Loan Document to which the Additional Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Additional Guarantor of this Guaranty and each other Loan Document to which the Additional Guarantor is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting the Additional Guarantor or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Additional Guarantor of this Guaranty or any other Loan Document to which the Additional Guarantor is or will be a party.

          (d) Each of this Guaranty and each other Loan Document, when delivered, is (or will be, in the case of such documents delivered after the date hereof) a legal, valid and binding obligation of the Additional Guarantor, enforceable against the Additional Guarantor in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

          (e) (i) There is no pending or, to the best knowledge of the Additional Guarantor, threatened action, suit or proceeding affecting the Additional Guarantor or its properties before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any other Loan Document to which the Additional Guarantor is a party or any transaction contemplated hereby or thereby and (ii) as of the date hereof, the Additional Guarantor does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

          (f) The Additional Guarantor (i) has read and understands the terms and conditions of the Financing Agreement and the other Loan Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower and the other Loan Parties, and has no need of, or right to obtain from any Agent or any Lender, any credit or other information concerning the affairs, financial condition or business of the Borrower or the other Loan Parties that may come under the control of any Agent or any Lender.

          (g) The Additional Guarantor acknowledges and agrees that by its execution and delivery of this Guaranty (i) it shall be bound, as a Guarantor, by all the provisions of the

Financing Agreement and the other Loan Documents and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the Guarantors (including, without limitation, each of the covenants that are set forth in Section 6.01 and Section
6.02 of the Financing Agreement) and (ii) from and after the date hereof, each reference to a "Guarantor", the "Guarantors", a "Loan Party" or the "Loan Parties" in the Financing Agreement and each other Loan Document shall include the Additional Guarantor. The Additional Guarantor further acknowledges and agrees that it has received a copy of the Financing Agreement and each other Loan Document and that it has read and understands the terms thereof.

          SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Additional Guarantor (any such notice being expressly waived by the Additional Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of the Additional Guarantor against any and all of the Obligations irrespective of whether or not such Agent or such Lender shall have made any demand. By its acceptance of the benefits hereof, each Agent and each Lender agrees to notify the Additional Guarantor promptly after any such set-off and application made by such Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agents and the Lenders may have under this Guaranty or any other Loan Document, in law or otherwise.

          SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Additional Guarantor, to it in the care of the Borrower at the Borrower's address set forth in the Financing Agreement, or if to any Agent, to it at its address set forth in the Financing Agreement; or as to such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (a) if mailed (by certified or registered mail, postage prepaid and return receipt requested), when received or three (3) Business Days after deposited in the mails, whichever occurs first; (b) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 9. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, (A) BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY, EACH AGENT AND EACH LENDER, AND (B) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ADDITIONAL GUARANTOR, HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE

JURISDICTION OF THE AFORESAID COURTS. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT IN CARE OF THE BORROWER AT THE BORROWER'S ADDRESS FOR NOTICES AS SET FORTH IN THE FINANCING AGREEMENT AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE ADDITIONAL GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY, EACH AGENT AND EACH LENDER, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION. THE ADDITIONAL GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE ADDITIONAL GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

          SECTION 10. WAIVER OF JURY TRIAL, ETC. THE ADDITIONAL GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE ADDITIONAL GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE ADDITIONAL GUARANTOR HEREBY

ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          SECTION 11. Taxes.

          (a) Any and all payments by the Additional Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. If the Additional Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11) such Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Additional Guarantor shall make such deductions and (iii) the Additional Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Additional Guarantor agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future Other Taxes. The Additional Guarantor shall deliver to each Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

          (c) The Additional Guarantor (together with the other Guarantors) hereby jointly and severally indemnifies and agrees to hold each Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this
Section 11) paid by such Agent or such Lender (or such Transferee), whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Agent or such Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

          (d) The Additional Guarantor shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Guaranty to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to the Financing Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee thereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or such Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-

U.S. Lender to comply with the provisions of Section 2.08(d) of the Financing Agreement or (iii) any of the representations or certifications made by a Non-U.S. Lender pursuant to Section 2.08(d) of the Financing Agreement are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

          (e) Any Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Agent or such Lender (or Transferee) to disclose any information such Agent or such Lender (or Transferee) deems confidential and would not, in the reasonable determination of such Agent or such Lender (or Transferee), be otherwise disadvantageous to such Agent or such Lender (or Transferee).

          (f) If any Agent or any Lender (or any Transferee) receives a refund of a tax for which a payment has been made by the Additional Guarantor pursuant to this Section 11, which refund in the sole judgment of such Agent or such Lender (or Transferee) is attributable to such payment made by the Additional Guarantor, then such Agent or such Lender (or Transferee) shall reimburse Additional Guarantor for such amount. Nothing contained herein shall require any Agent or any Lender (or Transferee) to make available to the Additional Guarantor or any other Person any of its tax returns (or any other information that it deems to be confidential in its sole discretion).

          (g) The obligations of the Additional Guarantor under this Section 11 shall survive the termination of this Guaranty and the payment of the Loans and all other amounts payable hereunder and under the Financing Agreement.

          SECTION 12. Miscellaneous.

          (a) The Additional Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Administrative Agent, for the benefit of the Agents and the Lenders, at such address specified by the Administrative Agent from time to time by notice to the Additional Guarantor under the Financing Agreement.

          (b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Additional Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Additional Guarantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other

Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          (d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (e) This Guaranty shall (i) be binding on the Additional Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 11.07 of the Financing Agreement, any Lender may assign or otherwise transfer its rights and obligations under the Financing Agreement or any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lenders herein or otherwise. The Additional Guarantor agrees that each participant shall be entitled to the benefits of this Section 12 with respect to its participation in any portion of the Loans as if it was a Lender. None of the rights or obligations of the Additional Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent and any such assignment without the Collateral Agent's prior written consent shall be null and void.

          (f) This Guaranty and the other Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

          (h) THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Additional Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

                                        [NAME OF ADDITIONAL GUARANTOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT

          SECURITY AGREEMENT, dated July 25, 2005, made by each of the Grantors referred to below, in favor of Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), in its capacity as collateral agent for the Agents and the Lenders (as such terms are defined below) party to the Financing Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent").

                                   WITNESSETH:

          WHEREAS, Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors", and together with the Borrower, each a "Grantor" and collectively, the "Grantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), the Collateral Agent, and Silver Point, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity; if any, the "Administrative Agent", and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), are parties to a Financing Agreement, dated as of July 25, 2005 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement");

          WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain term loans and certain revolving loans (each a "Loan" and collectively, the "Loans"), to the Borrower;

          WHEREAS, it is a condition precedent to the Lenders making any Loan or making any other financial accommodation to the Borrower pursuant to the Financing Agreement that each Grantor shall have executed and delivered to the Collateral Agent a security agreement providing for the grant to the Collateral Agent for the benefit of the Agents and the Lenders of a security interest in all personal property of such Grantor;

          WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

          WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans and to provide other financial accommodations to the Borrower pursuant to the Financing Agreement, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Agents and the Lenders, as follows:

          SECTION 1. Definitions.

          (a) Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Financing Agreement or in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

          (b) The following terms shall have the respective meanings provided for in the Code: "Accounts", "Account Debtor", "Cash Proceeds", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Record", "Security Account", "Software", and "Supporting Obligations".

          (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Copyright Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

          "Copyrights" means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

          "Intellectual Property" means the Copyrights, Trademarks and Patents.

          "Licenses" means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

          "Patent Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

          "Patents" means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

          "Trademark Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

          "Trademarks" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in
Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

          SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a continuing security interest in, all personal property of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, the following:

          (a) all Accounts;

          (b) all Chattel Paper (whether tangible or electronic);

          (c) the Commercial Tort Claims specified on Schedule VI hereto;

          (d) all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of any Agent or any Lender or any affiliate, representative, agent or correspondent of any Agent or any Lender;

          (e) all Documents;

          (f) all Equipment;

          (g) all Fixtures;

          (h) all General Intangibles (including, without limitation, all Payment Intangibles);

          (i) all Goods;

          (j) all Instruments (including, without limitation, Promissory Notes);

          (k) all Inventory;

          (l) all Investment Property;

          (m) all Intellectual Property, and all Licenses;

          (n) all Letter-of-Credit Rights;

          (o) all Supporting Obligations;

          (p) all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence.

files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession of or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

          (q) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding anything to the contrary set forth above, the types or items of Collateral described above shall not include any rights or interests in (x) Permitted Acquisition Capital Stock; or (y) any contract, permit, license, or license agreement covering real or personal property, if under the terms of such contract, permit, license, or license agreement, or applicable law with respect thereto, the valid grant of a security interest or Lien therein to the Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, permit, license, or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion in this clause (y) shall in no way be construed (i) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the Code or other applicable law (including, without limitation, the Bankruptcy Code) or principles of equity or (ii) so as to limit, impair or otherwise affect the Collateral Agent's unconditional continuing security interests in and Liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such contract, permit, license, or license agreement; provided further that immediately upon the ineffectiveness, lapse or termination of any such prohibition on the grant of such security interest or Lien, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interests as if such prohibition had never been in effect.

          SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"'):

          (a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Financing Agreement and the other Loan Documents, including, without limitation,
(i) all Obligations (as defined in the Financing Agreement) (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such interest is unenforceable or is not allowable, in whole or in part, due to the existence of such Insolvency Proceeding), (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to
Article X of the Financing Agreement or under any other Guaranty to which it is a party, including all obligations guaranteed by such Grantor and (iii) all fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all fees, commissions, charges, expense, reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such fees, commissions, charges, expenses, reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

          (b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

          SECTION 4. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

          (a) Schedule I hereto sets forth (i) the exact legal name of each Grantor and (ii) the organizational identification number of each Grantor or states that no such organizational identification number exists.

          (b) Each Grantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or other applicable jurisdiction of its organization as set forth on Schedule I hereto, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (c) The execution, delivery and performance by each Grantor of this Agreement and each other Loan Document to which such Grantor is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting such Grantor or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

          (d) This Agreement and each other Loan Document when delivered, is (or will be, in the case of such documents delivered after the date hereof) a legal, valid and binding obligation of the Grantor which is party hereto or thereto, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

          (e) There is no pending or, to the best knowledge of any Grantor, threatened action, suit, proceeding or claim affecting any Grantor or any of its properties, before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any

Governmental Authority or arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

          (f) All Federal and foreign and all state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees' wages and all sales taxes) and which have become due and payable on or prior to the date hereof have been paid, except (i) as of the date hereof, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, and (ii) after the date hereof, as expressly permitted by Section 6.01 (c) of the Financing Agreement.

          (g) All Equipment, Fixtures, Goods and Inventory (except for Equipment, Goods and Inventory in transit) now existing are, and all Equipment, Fixtures, Goods and Inventory hereafter existing will be, located and/or based at (i) the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 5(b) hereof), (ii) any other locations in the United States for which any Grantor has provided notice to the Agents in accordance with Section 6.01(1) of the Financing Agreement and, if necessary, a written subordination or waiver or collateral access agreement in accordance with Section 6.01(m) of the Financing Agreement and (iii) any other locations at which any Grantor has Collateral with a fair market value of less than $50,000, individually for any location, and $250,000 in the aggregate for all such locations. Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments except for promissory notes evidencing aggregate indebtedness of not more than $100,000. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor.

          (h) Each Grantor has delivered to the Collateral Agent complete and correct copies of each written License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the written Licenses existing on the date of this Agreement. Each such written License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of any Grantor or any of its Affiliates in respect thereof. Each License now existing is, and each other License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

          (i) The Grantors own and control, or otherwise possess adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae and rights of publicity necessary to conduct their business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Intellectual Property and Licenses owned or used by each Grantor as of the date hereof. Except as set forth on Schedule II hereto, all such Intellectual Property is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth on Schedule II hereto, no such Intellectual Property is the subject of any licensing or franchising agreement. No Grantor has any knowledge of any conflict with the rights of others to any Intellectual Property and, to the best knowledge of each Grantor, no Grantor is now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by any Grantor. No Grantor has received any written notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

          (j) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.

          (k) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any applicable law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

          (l) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or
(ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements as described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (D) with respect to the perfection of the security interest created hereby in motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a certificate of title or ownership (collectively, the "Motor Vehicles"), for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the certificate of title or ownership, completed and authenticated by the applicable Grantor, together with the certificate of title, with respect to each Motor Vehicle, to the appropriate state agency, (E) with respect to any action that may be necessary to obtain control of Collateral described in Sections 5(i) and 5(k) hereof, the taking of such actions and (F) the taking possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral.

          (m) This Agreement creates in favor of the Collateral Agent for the benefit of the Agents and the Lenders a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Collateral Agent's having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral and obtaining control of all Collateral described in Sections 5(i) and 5(k) hereof from time to time, the recording of the appropriate Assignment for Security executed pursuant hereto in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the certificate of title or ownership, completed and authenticated by the applicable Grantor, together with the certificate of title or ownership, with respect to such Motor Vehicles, to the applicable state agency, and the filing of the financing statements described in
Schedule V hereto and, with respect to the Intellectual Property hereafter existing and not covered by an applicable Assignment for Security, the recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, of appropriate instruments of assignment, result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens that, pursuant to the definition of the term "Permitted Liens", are not prohibited from being prior to the Liens in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, and the recording or filing of such instruments of assignment described above. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for (i) the Collateral Agent's having possession of all Instruments, Documents and Chattel Paper and cash constituting Collateral after the date hereof, (ii) the Collateral Agent's having control of any Collateral described in Sections 5(i) and 5(k) of this Agreement after the date hereof and (iii) the other filings, recordations and actions described in Section 4(1) hereof.

          (n) As of the date hereof, no Grantor holds any Commercial Tort Claims or is aware of any such pending claims, except for such claims described in
Schedule VI.

          (o) The partnership interests or membership interests of each Grantor in each of its Subsidiaries that is a partnership or a limited liability company are not (i) dealt in or traded on securities exchanges or in securities markets,
(ii) securities for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code and (iv) evidenced by a certificate. Such partnership interests or membership interests constitute General Intangibles.

          SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding or prior to the termination of the Total Commitment and the Loan Documents, unless the Collateral Agent shall otherwise consent in writing:

          (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to (i) enable the Collateral Agent to perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper, Licenses and Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) if any Account with an invoice amount in excess of $100,000 shall be evidenced by Promissory Notes or other Instruments or Chattel Paper, delivering and pledging to the Collateral Agent hereunder such Promissory Notes, Instruments or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (E) except as otherwise provided in the Financing Agreement, if any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) shall be in the possession of a third party, notifying such Person of the Collateral Agent's security interest created hereby and using commercially reasonable efforts to obtain a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Collateral Agent, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, immediately notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) if requested by the Collateral Agent after the occurrence and during the continuance of an Event of Default, cause the Collateral Agent to be listed as the lienholder, for the benefit of the Agents and the Lenders, on each certificate of title or ownership with respect to each Motor Vehicle or other item of Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or item of Equipment that is subject to a purchase money security interest permitted by
Section 6.02(a) of the Financing Agreement) and within ten (10) Business Days of such request deliver evidence of the same to the Collateral Agent and (H) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

          (b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than (x) Equipment and Inventory sold in the ordinary course of business in accordance with Section 5(g) hereof and (y) Equipment and Inventory in transit) at (i) one or more of the locations specified on Schedule III hereto, (ii) upon not less than ten (10) days' prior written notice to the Collateral Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States, as the Grantors may elect or (iii) at any other location at which any Grantor has Collateral with a fair market value of less than $50,000, individually for any location, and $250,000 for all such locations, provided that (x) all action has been taken to grant to the Collateral Agent a perfected, first priority security interest in such Equipment and Inventory (subject in priority only to Permitted Liens that, pursuant to the definition of the term "Permitted Liens," are not prohibited from being prior to the Liens in favor of the Collateral Agent, for the benefit of the Agents and the Lenders), and (y) the Collateral Agent's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.

          (c) Condition of Equipment. Each Grantor will maintain or cause the Equipment which is necessary or used in the proper conduct of its business to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or after the occurrence and during the continuance of an Event of Default, which the Collateral Agent may reasonably request to such end. Each Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any loss or damage in excess of $25,000 to any Equipment.

          (d) Taxes, Etc. Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Financing Agreement.

          (e) Insurance.

               (i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent, property and business interruption insurance) with respect to all of its properties, including, without limitation, its Equipment and Inventory and all real properties leased or owned by it in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. Each policy for liability insurance shall provide for all losses to be paid to the Collateral Agent as its interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent for the benefit of the Agents and the Lenders. In addition, each such policy shall (A) name each Grantor and the Collateral Agent (and such other Persons as the Collateral Agent may designate from time to time) as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent or such other Person) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (D) provide that at least thirty (30) days' prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor will also, at the reasonable request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies assigning such policies to the Collateral Agent as security for the Obligations and will use commercially reasonable efforts to cause the respective insurers to acknowledge notice of such assignment.

               (ii) Reimbursement under any liability insurance maintained by any rantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by a Grantor pursuant to this Section 5(e) shall be paid to the Collateral Agent for the benefit of the Agents and the Lenders in accordance with the Financing Agreement.

               (iii) Upon the occurrence and during the continuance of a Default or Event of Default or except as otherwise expressly provided in the Financing Agreement, upon any insurance payment in respect of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent for the benefit of the Agents and the Lenders and applied as specified in Section 7(b) hereof.

          (f) Provisions Concerning the Accounts and the Licenses.

               (i) Except as otherwise expressly permitted by Section 6.02(m) of the Financing Agreement, no Grantor shall, without the prior written consent of the Collateral Agent, change (A) its name, identity or organizational structure,
(B) its jurisdiction of incorporation or organization as set forth in Section 4(b) hereof or (C) its chief executive office as set forth on Schedule III hereto. Each Grantor shall (x) promptly notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (y) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent pursuant to the terms of the Financing Agreement to inspect and make abstracts from such Records and Chattel Paper.

               (ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's direction, will) take such action as such Grantor (or, if applicable, the Collateral Agent) may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor's rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) credited to the Loan Account so long as no Event of Default shall have occurred and be continuing or (ii) if an Event of Default shall have occurred and be continuing, applied as specified in Section 7(b) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall be distributed in accordance with Section 7 hereof.

               (iii) Upon the occurrence and during the continuance of any breach or default under any material term of any License referred to in Schedule II hereto by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) no Grantor will, without the prior written consent of the Collateral Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) after the occurrence and during the continuance of an Event of Default, each Grantor will, upon written instructions from the Collateral Agent and at such Grantor's expense, take such action as the Collateral Agent may deem necessary or advisable in respect thereof.

               (iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any License referred to in Schedule II hereto (A) declares a breach or default by a Grantor of any material term thereunder, (B) terminates such License or (C) purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

               (v) Each Grantor will exercise promptly and diligently each and every right which it may have under each License referred to in Schedule II hereto (other than any right of termination) and will duly perform and observe in all material respects all of its obligations under each License and will take all action necessary to maintain the Licenses in full force and effect, in each case to the extent such Grantor deems (in the exercise of its reasonable business judgment) such exercise or action to be in its best interests. No Grantor will, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any License except for the termination of Licenses that the Grantors reasonably determine in good faith to no longer be material and useful to the business of the Grantors, taken as a whole.

          (g) Transfers and Other Liens.

               (i) Except to the extent expressly permitted by Section 6.02(c) of the Financing Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

               (ii) Except to the extent expressly permitted by Section 6.02(a) of the Financing Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

          (h) Intellectual Property.

               (i) If applicable, each Grantor has duly executed and delivered the applicable Assignment for Security in the form attached hereto as Exhibit A. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force, free from any claim of abandonment for non-use, and no Grantor will (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors shall (x) upon obtaining knowledge of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent the Grantors shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantors shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent, from time to time upon the Collateral Agent's request, statements and schedules further identifying and describing the Intellectual Property and Licenses, and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail. Following receipt by the Collateral Agent of any such statements, schedules or reports, the Grantors shall modify this Agreement by amending Schedule II hereto to include any Intellectual Property and Licenses, as the case may be, which become part of the Collateral under this Agreement, and shall execute and authenticate such documents and do such acts as shall be necessary or, as the Collateral Agent may reasonably request, to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors will take such action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

               (ii) If any Grantor shall, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof, such Grantor shall give the Collateral Agent written notice of such filing within five (5) Business Days thereof. Upon request of the Collateral Agent, each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the date on which all of the Obligations have been indefeasibly paid in full in cash after the termination of the Total Commitment.

          (i) Deposit, Commodities and Securities Accounts. Prior to the date hereof, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent (or its designee) a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall agree, among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Collateral Agent (or its designee) will not give to such bank or other financial institution in the absence of a continuing Event of Default,
(ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent (or its designee), (iii) any right of set off, banker's Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent (or its designee), and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent (or its designee) by wire transfer (to such account as the Collateral Agent (or its designee) shall specify, or in such other manner as the Collateral Agent (or its designee) shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, no Grantor shall make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor's salaried employees.

          (j) Motor Vehicles.

               (i) If requested by the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for all Motor Vehicles owned by it with the Collateral Agent listed as a lienholder, for the benefit of the Agents and the Lenders; provided that the Collateral Agent shall not be required to be listed as a lienholder if a Motor Vehicle is subject to a purchase money security interest permitted by Section 6.02(a) of the Financing Agreement.

               (ii) Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and exercisable upon the occurrence and during the continuance of an Event of Default, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and
(C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on such Motor Vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the date on which all of the Obligations have been indefeasibly paid in full in cash after the termination the Total Commitment.

               (iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

               (iv) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from such Grantor, stating that the Motor Vehicle, the Lien on which is to be released, is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss), the amount that such Grantor will receive as sale proceeds or insurance proceeds and whether or not such sale proceeds or insurance proceeds are required by the Financing Agreement to be paid to the Collateral Agent to be applied to the Obligations and, to the extent required by the Financing Agreement, any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder to be applied to the Obligations then outstanding, in accordance with the terms of the Financing Agreement.

          (k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or advisable or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights. Each Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a "secured party" with respect to the collateral under the control of such agent or designee for all purposes.

          (l) Inspection and Reporting. Each Grantor shall permit the Agents, or any agents or representatives thereof or such professionals or other Persons as the Agents may designate (i) to examine and make copies of and abstracts from such Grantor's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (iv) to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments or examinations at the locations of such Grantor and (v) to discuss such Grantor's affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case as provided in the Financing Agreement.

          (m) Partnership and Limited Liability Company Interest. No Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code,
(iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

          SECTION 6. Additional Provisions Concerning the Collateral.

          (a) Each Grantor hereby (i) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as "all assets" or "all personal property" (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational number issued to such Grantor) and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or
(ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Agents and the Lenders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Agents and the Lenders with respect to any Collateral. This power is coupled with an interest and is irrevocable until the date on which all of the Obligations have been indefeasibly paid in full in cash after the termination of the Total Commitment.

          (c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Financing Agreement that limit the right of a Grantor to dispose of its property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the indefeasible payment in full in cash of all of the Obligations and the termination of the Total Commitment, the Collateral Agent (subject to Section 11(e) hereof) shall release and reassign to the Grantors all of the Collateral Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors' sole expense. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

          (d) If any Grantor fails to perform any agreement contained herein as and when required, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 8 hereof and shall be secured by the Collateral.

          (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          (f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent's name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Agents and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days' prior notice to a Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Agents and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing,
(i) upon written notice to any Grantor from the Collateral Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Collateral Agent may, at any time and from time to time, upon five (5) days' prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (iii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

          (b) Any cash held by the Collateral Agent (or its agents or designee) as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Financing Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining the indefeasible payment in full in cash of all of the Obligations and the termination of the Total Commitment, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

          (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agents and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

          (d) Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

          (e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

          SECTION 8. Indemnity and Expenses.

          (a) Each Grantor jointly and severally agrees to defend, protect, indemnify and hold harmless each Indemnitee from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses incurred by such Indemnitee to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), provided, however, that the Grantors shall not have any obligation to any Indemnitee under this Section 8(a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

          (b) Each Grantor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

          SECTION 9. Notices. Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to a Grantor, to it in the care of the Borrower at the Borrower's address specified in the Financing Agreement and if to the Collateral Agent, to it at its address specified in the Financing Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if mailed (by certified or registered mail, postage prepaid and return receipt requested), when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, provided same is on a Business Day and, if not, on the next Business Day; or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 10. Security Interest Absolute. All rights of the Agents and the Lenders, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

          SECTION 11. Miscellaneous.

          (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agents or the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in and Lien on the Collateral and shall (i) remain in full force and effect until the satisfaction in full in cash of the Obligations after the termination of the Total Commitment and (ii) be binding on each Grantor and its respective successors and assigns, and shall inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Agents and the Lenders may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agents and the Lenders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Agent or any Lender shall mean the assignee of such Agent or such Lender. None of the rights or obligations of any of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

          (e) Upon the satisfaction in full in cash of the Obligations after the termination of the Total Commitment, (i) this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Collateral Agent promptly will, upon the Grantors' request and at the Grantors' expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

          (F) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (G) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, (A) BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, THE COLLATERAL AGENT, AND (B) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR, HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          (H) EACH OF THE GRANTORS (AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, THE COLLATERAL AGENT) WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

          (i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor in the care of the Borrower at the Borrower's address as set forth in the Financing Agreement, such service to become effective ten (10) days after such mailing. The Collateral Agent and each Grantor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and maybe enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (j) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

          (k) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          (l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

          (n) All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                        GRANTORS:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        XANODYNE ACQUISITION, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        XANODYNE DEVELOPMENT GROUP, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        RUTI ACQUISITION, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

          LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR
                          JURISDICTIONS OF ORGANIZATION


                                   Sched. I-1

                                   SCHEDULE II

                 INTELLECTUAL PROPERTY AND LICENSES; TRADE NAMES


                                   Sched. II-1

                                  SCHEDULE III

                              LOCATIONS OF GRANTORS

LOCATION   Description of Location (State if Location

           (i) contains Equipment, Fixtures, Goods or Inventory,

           (ii) is chief place of business and chief executive office, or

           (iii) contains Records concerning Accounts and originals of Chattel
           Paper)


                                  Sched. III-1

                                   SCHEDULE IV

         DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Name and Address
of Institution
Maintaining Account   Account Number   Type of Account
-------------------   --------------   ---------------



                                   Sched. IV-1

                                   SCHEDULE V

                            UCC FINANCING STATEMENTS

UCC Financing Statements have been filed in the jurisdictions below against the
Grantors:

NAME OF DEBTOR   SECRETARY OF STATE
--------------   ------------------



                                   Sched. V-1

                                   SCHEDULE VI

                             COMMERCIAL TORT CLAIMS


                                   Sched. VI-1

                                                                       EXHIBIT A

                             ASSIGNMENT FOR SECURITY

                       [TRADEMARKS] [PATENTS] [COPYRIGHTS]

          WHEREAS, _____________________ (the "Assignor") [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1 A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks")] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents")] [holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the "Copyrights")];

          WHEREAS, the Assignor has entered into a Security Agreement, dated July 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), in favor of Silver Point Finance, LLC, as collateral agent for certain agents and lenders (in such capacity, together with any successors and assigns, the "Assignee"); and

          WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Agents and the Lenders (as such terms are defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Agents and the Lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

          The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.


                                    Exh. A-1

          IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of ______________ __, 20__.

                                        [GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                               Security Agreement

STATE OF _____________________
                                 ss.:
COUNTY OF ____________________

          On this _____ day of___________, 20__, before me personally came _______________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the _______________ of ____________________________________, a
________________________, and that s/he executed the foregoing instrument in the firm name of _________________________________________, and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                        ----------------------------------------


                                    Exh. A-3

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by _______________________________

                                    EXHIBIT C

                            FORM OF PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT, dated July 25, 2005, made by each of the Pledgors referred to below, in favor of Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), in its capacity as collateral agent for the Agents and the Lenders (as such terms are defined below) party to the Financing Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent").

                                   WITNESSETH:

          WHEREAS, Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors", and together with the Borrower, each a "Pledgor" and collectively, the "Pledgors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), the Collateral Agent, and Silver Point, as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), are parties to a Financing Agreement, dated as of July 25, 2005 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement");

          WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain term loans and certain revolving loans (each a "Loan" and collectively, the "Loans"), to the Borrower;

          WHEREAS, it is a condition precedent to the Lenders making any Loan or making any other financial accommodation to the Borrower pursuant to the Financing Agreement that each Pledgor shall have executed and delivered to the Collateral Agent a pledge and security agreement providing for the pledge to the Collateral Agent, for the benefit of the Agents and the Lenders, and the grant to the Collateral Agent, for the benefit of the Agents and the Lenders, of a security interest in and Lien on the outstanding shares of Capital Stock (as defined in the Financing Agreement) and indebtedness from time to time owned by such Pledgor of each Person now or hereafter existing and in which such Pledgor has any interest at any time;

          WHEREAS, the Pledgors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Pledgor often being provided through financing obtained by the other Pledgors and the ability to obtain such financing being dependent on the successful operations of all of the Pledgors as a whole; and

          WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans and to provide other financial accommodations to the Borrower pursuant to the Financing Agreement, the Pledgors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Agents and the Lenders, as follows:

          SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Financing Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

          SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a continuing security interest in, and Lien on such Pledgor's right, title and interest in and to the following (collectively, the "Pledged Collateral"):

               (a) the indebtedness described in Schedule I hereto and all indebtedness from time to time required to be pledged to the Collateral Agent pursuant to the terms of the Financing Agreement (the "Pledged Debt"), the promissory notes and other instruments evidencing the Pledged Debt, and all interest, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

               (b) the shares of Capital Stock described in Schedule II hereto (the "Pledged Shares"), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Persons described in such Schedule II (the "Existing Issuers"), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (c) the shares of Capital Stock at any time and from time to time acquired by such Pledgor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the "Pledged Issuers" and each individually as a "Pledged Issuer"), the certificates representing such shares of Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

               (d) all investment property, financial assets, securities, shares of Capital Stock, other equity interests, stock options and commodity contracts of such Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness of such Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

               (e) all security entitlements of such Pledgor in any and all of the foregoing; and

               (f) all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

Notwithstanding the foregoing, the Pledged Collateral shall not include (x) Permitted Acquisition Capital Stock or (y) in the case of a Foreign Subsidiary of such Pledgor, more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Pledged Collateral shall include 100% of the issued and outstanding shares of Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).

The Pledgors agree that the pledge of the shares of Capital Stock of any Pledged Issuer who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Pledgors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

          SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

               (a) the prompt payment by each Pledgor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Financing Agreement and the other Loan Documents, including, without limitation, (i) all Obligations (as defined in the Financing Agreement) (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Loan Party whether or not the payment of such interest is unenforceable or is not allowable, in whole or in part, due to the existence of such Insolvency

Proceeding), (ii) in the case of a Guarantor, all amounts from time to time owing by such Pledgor in respect of its guaranty made pursuant to Article X of the Financing Agreement or under any other Guaranty to which it is a party, including all obligations guaranteed by such Pledgor and (iii) all fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all fees, commissions, charges, expense, reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such fees, commissions, charges, expenses, reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

               (b) the due performance and observance by each Pledgor of all of its other obligations from time to time existing in respect of the Loan Documents.

          SECTION 4. Delivery of the Pledged Collateral.

               (a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Financing Agreement (the "Additional Collateral") shall be delivered to the Collateral Agent promptly upon, but in any event within ten (10) Business Days of, receipt thereof by or on behalf of any of the Pledgors. All such promissory notes, certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Pledgor. If any Pledged Collateral consists of security entitlements, such Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by such Pledgor.

                    (ii) Within ten (10) Business Days of the receipt by a Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to the Collateral Agent, in respect of the Additional Collateral which must be pledged pursuant to this Agreement and the Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

               (b) If any Pledgor shall receive, by virtue of such Pledgor's being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. Representations and Warranties. Each Pledgor jointly and severally represents and warrants as follows:

               (a) Each Pledgor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) The execution, delivery and performance by each Pledgor of this Agreement and each other Loan Document to which such Pledgor is or will be party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

               (c) The Existing Issuers set forth in Schedule II hereto are the Pledgors' only Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule II hereto, the Pledged Shares constitute 100% of the issued shares of Capital Stock of the Pledged Issuers as of the date hereof. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.

               (d) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

               (e) Each Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of all Liens, except for the Lien created by this Agreement or the other Loan Documents.

               (f) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any applicable law or any contractual restriction binding on or affecting any Pledgor or any of the properties of any Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of such Pledgor other than pursuant to this Agreement or the other Loan Documents.

               (g) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by any Pledgor for (i) the due execution, delivery and performance by any Pledgor of this Agreement, (ii) the grant by any Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

               (h) This Agreement creates a valid Lien in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in the Pledged Collateral as security for the Obligations. The Collateral Agent's having possession of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such Lien. Such Lien is, or in the case of Pledged Collateral in which any of the Pledgors obtains rights after the date hereof, will be, a perfected, first priority Lien. All action necessary or desirable to perfect and protect such Lien has been duly taken, except for the Collateral Agent's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

               (i) This Agreement and each other Loan Document when delivered, is (or will be, in the case of such documents delivered after the date hereof) a legal valid and binding obligation of the Pledgor which is a party hereto or thereto, enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          SECTION 6. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding or prior to the termination of the Total Commitment, each Pledgor will, unless the Collateral Agent shall otherwise consent in writing:

               (a) keep adequate records concerning the Pledged Collateral and permit the Collateral Agent or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records consistent with the terms of the Financing Agreement;

               (b) at the Pledgors' joint and several expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Pledged Collateral;

               (c) at the Pledgors' joint and several expense, defend the Collateral Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

               (d) at the Pledgors' joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or advisable or that the Collateral Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby,
(ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;

               (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by Section 6.02 of the Financing Agreement;

               (f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral, except for the Lien created hereby;

               (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Loan Documents;

               (h) except as expressly permitted by the Financing Agreement, not permit the issuance of (i) any additional shares of any class of Capital Stock of any Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock; and

               (i) not take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent's security interest in and Lien on any Pledged Collateral.

          SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

               (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; provided, however, that (A) none of the Pledgors will exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives a Pledgor notice that, in the Collateral Agent's reasonable judgment, such action (or inaction) is reasonably likely to have a Material Adverse Effect and (B) each Pledgor will give the Collateral Agent at least five (5) Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have a Material Adverse Effect;

                    (ii) each of the Pledgors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Financing Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged. Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Financing Agreement, shall be, and shall forthwith be delivered to the Collateral Agent, to hold as, Pledged Collateral and shall, if received by any of the Pledgors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations; and

                    (iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

               (b) Upon the occurrence and during the continuance of an Event of
Default:

                    (i) all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions and interest payments;

                    (ii) the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Pledgor in respect of the Pledged Debt, and each of the Pledgors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

                    (iii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                    (iv) all dividends, distributions, interest and other payments that are received by any of the Pledgors contrary to the provisions of
Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. Additional Provisions Concerning the Pledged Collateral.

               (a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Pledgor (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Pledgor's name and to file such agreements, instruments or other documents in such Pledgor's name in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Loan Document, and any continuation statements or amendments with respect thereto, in any appropriate filing office without the signature of such Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the

Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               (b) Each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's reasonable discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the date on which all of the Obligations have been indefeasibly paid in full in cash after the termination of the Total Commitment.

               (c) If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Pledgors pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

               (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

               (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

               (f) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time in its discretion (i) without notice to any Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

               (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Pledgor of the time and place of any public sale of Pledged Collateral owned by such Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Each Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public disposition" for the purposes of
Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

               (c) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the Financing Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations after the termination of the Total Commitment shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

               (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agents and the Lenders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

          SECTION 10. Indemnity and Expenses.

               (a) Each Pledgor jointly and severally agrees to defend, protect, indemnify and hold harmless each Indemnitee from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses incurred by such Indemnitee) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), provided, however, that the Pledgors shall not have any obligation to any Indemnitee under this Section 10(a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (b) Each Pledgor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of the Collateral Agent's counsel and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent) which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

          SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Pledgor, to it in care of the Borrower at the Borrower's address specified in the Financing Agreement; if to the Collateral Agent, to it at its address specified in the Financing Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (a) if mailed (by certified or registered mail, postage prepaid and return receipt requested), when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, provided same is on a Business Day and, if not, on the next Business Day or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. Security Interest Absolute. All rights of the Agents and the Lenders, all Liens and all obligations of each of the Pledgors hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of, or consent to or departure from any guaranty, for all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

          SECTION 13. Miscellaneous.

               (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) No failure on the part of the Agents or the Lenders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents or the Lenders to exercise any of their rights under any other document against such party or against any other Person.

               (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               (d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the satisfaction in full in cash of the Obligations after the termination of the Total Commitment and (ii) be binding on each Pledgor and its respective successors and assigns, and shall inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Agents and the Lenders may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agents and the Lenders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Agent or any Lender shall mean the assignee of such Agent or such Lender. None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

               (e) Upon the satisfaction in full in cash of the Obligations after the termination of the Total Commitment, (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors, and (ii) the Collateral Agent promptly will, upon the Pledgors' request and at the Pledgors' expense, without any representation, warranty or recourse whatsoever, (A) return to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

               (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS 'REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               (h) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

               (i) All of the obligations of the Pledgors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Pledgors and shall not be required to proceed against all Pledgors jointly or seek payment from the Pledgors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Pledged Collateral of any one or more of the Pledgors for sale or application to the Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral owned by all of the Pledgors. The release or discharge of any Pledgor by the Collateral Agent shall not release or discharge any other Pledgor from the obligations of such Person hereunder.

          IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                        PLEDGORS:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        XANODYNE ACQUISITION, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        XANODYNE DEVELOPMENT GROUP, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        RUTI ACQUISITION, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE I

                                       TO

                          PLEDGE AND SECURITY AGREEMENT

                                  Pledged Debt

                                        Principal Amount
Pledgor   Name of Maker   Description   Outstanding as of
-------   -------------   -----------   -----------------


                                   SCHEDULE II

                                       TO

                          PLEDGE AND SECURITY AGREEMENT

                                 Pledged Shares

                                               Percentage of
                                   Number of    Outstanding            Certificate
Pledgor   Name of Pledged Issuer     Shares        Shares      Class      Number
-------   ----------------------   ---------   -------------   -----   -----------


                                     ANNEX I

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ____________ __, ____, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated July 25, 2005, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the "Pledge Agreement"), and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the Obligations referred to in such Pledge Agreement.

                                  Pledged Debt

                                         Principal Amount
Pledgor   Name of Maker   Description   Outstanding as of
-------   -------------   -----------   -----------------


                                 Pledged Shares

                                       Percentage of
              Name of      Number of    Outstanding            Certificate
Pledgor   Pledged Issuer     Shares       Shares       Class      Number
-------   --------------   ---------   -------------   -----   -----------


                                        [PLEDGOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Silver Point Finance, LLC,
as Collateral Agent


By:
    ---------------------------------
Name:
Title:

                                    EXHIBIT D

                           FORM OF NOTICE OF BORROWING

                         XANODYNE PHARMACEUTICALS, INC.
                                7300 Turfway Road
                                    Suite 300
                            Florence, Kentucky 41042

                                        Date:
                                              ----------------------------------

Silver Point Finance, LLC, as Administrative Agent under the below-referenced Financing Agreement
Two Greenwich Plaza, 1st Floor
Greenwich, Connecticut 06830
Attn: David Sawyer/Jennifer Poccia

Ladies and Gentlemen:

          The undersigned, Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), refers to the Financing Agreement, dated as of July 25, 2005 (such Agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement"), by and among the Borrower, each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"). Silver Point Finance, LLC, a Delaware limited liability company, as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and hereby gives you notice pursuant to Section 2.02 of the Financing Agreement that the undersigned hereby requests a Loan under the Financing Agreement (the "Proposed Loan"), and in that connection sets forth below the information relating to such Proposed Loan as required by Section 2.02 of the Financing Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Financing Agreement.

     (i) The aggregate principal amount of the Proposed Loan is $___________.(1)

     (ii) The Proposed Loan is a [Revolving Loan] [Term Loan].(2)

     (iii) The Proposed Loan is a [Reference Rate Loan] [LIBOR Rate Loan, with an initial Interest Period of month[s](3)].

     (iv) The proceeds of the Proposed Loan will be used for the following purposes: [general corporate and working capital purposes] [specify other purposes].

     (v)  The borrowing date of the Proposed Loan is _____, 200_.(4)

     (vi) The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions set forth on Annex I hereto.

----------
(1) In the case of a LIBOR Rate Loan, such amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof. In the case of a Revolving Loan, such amount shall be in a minimum amount of $500,000 and shall be in an integral multiple of $50,000.

(2)  This information is only required for Loans requested on the Effective
     Date.

(3) The Interest Period of the Proposed Loan must be one, two, three or six months.

(4) This date must be a Business Day, and with respect to the Term Loan, must be the Effective Date and with respect to a LIBOR Rate Loan, must be three Business Days prior to the proposed borrowing.

     The undersigned hereby certifies that (i) the representations and warranties contained in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof and will be true and correct on and as of the date of the Proposed Loan (except that any representation and warranty made as of a specific date shall be true and correct as of such specific date), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or will result from the making of the Proposed Loan or will occur or will be continuing on the date of the Proposed Loan, and (iii) the conditions set forth in Section[s] [4.01 and] 4.02 of the Financing Agreement have been satisfied as of the date hereof and will be satisfied as of the date of the Proposed Loan.

                                        Very truly yours,

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                     ANNEX I

                              PAYMENT INSTRUCTIONS

                                    EXHIBIT E

                              FORM OF LIBOR NOTICE

                         XANODYNE PHARMACEUTICALS, INC.
                                7300 Turfway Road
                                    Suite 300
                            Florence, Kentucky 41042

Silver Point Finance, LLC,
as Administrative Agent under the below-referenced
Financing Agreement
Two Greenwich Plaza, 1st Floor
Greenwich, Connecticut 06830
Attention: David Sawyer/Jennifer Poccia

Ladies and Gentlemen:

          Reference is made to the Financing Agreement, dated as of July 25, 2005 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company, as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

          This LIBOR Notice represents the Borrower's request to [elect the LIBOR Option with respect to a Revolving Loan being requested on the date hereof in the principal amount of $__________] [[convert into] [continue as] [LIBOR Rate Loans] [Reference Rate Loans] $_________ of the outstanding principal amount of the [Revolving Loans] [Term Loan] (the "Requested Loan")[, and is a written confirmation of the telephonic notice of such election previously given to the Administrative Agent].

          [Such Requested LIBOR Rate Loan will have an Interest Period of [one] [two] [three] [six] month(s), commencing on ___________.]

          [This LIBOR Notice further confirms the Borrower's acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Financing Agreement, of the LIBOR Rate as determined pursuant to the Financing Agreement.]

          The undersigned certifies that (i) the representations and warranties contained in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof and will be true and correct on as of the date of the [making] [conversion] [continuation] of the Requested Loan (except that any representation and warranty made as of a specific date shall be true and correct as of such specific date), (ii) no Default or Event of Default has occurred and is continuing or will result from the [making] [conversion] [continuation] of the Requested Loan or will occur or be continuing on the date of the Requested Loan and (iii) all applicable conditions set forth in Article IV of the Financing Agreement have been satisfied as of the date hereof and will remain satisfied as of the date of the [making] [conversion] [continuation] of the Requested Loan.

Dated:
       -------------------

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT F

                           FORM OF OPINION OF COUNSEL

                                    EXHIBIT G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated __________ __, 200_

          Reference is made to the Financing Agreement, dated as of July 25, 2005 (such Agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement"), by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"). Silver Point Finance, LLC, a Delaware limited liability company, as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"). Capitalized terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the same meaning herein as set forth therein.

          ____________ (solely in its capacity as a Lender under the Financing Agreement) (the "Assignor") and ____________ (the "Assignee"') agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty (except as set forth in Section 2 hereof), and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor's interests, rights and obligations, as set forth in Exhibit A hereto (the "Assigned Interest"), solely as a Lender, of the Assignor's [Revolving Credit Commitment] [Revolving Loans] [Term Loan] under the Financing Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, the Assigned Interest related to [(i)] the outstanding principal amount of the [Revolving Loans] [Term Loan] made by the Assignor [, and (ii) the promissory note[s] evidencing the Assignor's [Revolving Loans] [Term Loan]).

          2. (a) The Assignor (i) represents and warrants as of the date hereof that its [Revolving Credit Commitment] [the outstanding principal amount of its [Revolving Loans] [Term Loan] is equal to or in excess of the Assigned Interest (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Financing Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto; [and] (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Financing Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto [; and (v) attaches the promissory note[s] referred to in paragraph 1 above, and requests that the Collateral Agent exchange the promissory note[s] for [a] new promissory note[s] (appropriately dated so that no loss of interest accrued prior to the Effective Date shall result with respect to the portion of the applicable Loans assigned [or the portion of the applicable Loans retained] by the Assignor), consisting of a promissory note in the aggregate principal amount of $___________, with respect to the [Revolving Loans] [Term Loan], payable to the order of the Assignee [and a promissory note in the aggregate principal amount of $____________, with respect to the [Revolving Loans] [Term Loan], payable to the order of the Assignor]].

          (b) The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Loan Parties, the Collateral, the Loans and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Assignor in connection with the assignment made under this Agreement. The Assignee further acknowledges that the Assignee will, independently and without reliance upon the Assignor, the Agents or any other Lender and based upon the Assignee's review of such documents and information as the Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Agreement and taking or not taking action under the Loan Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Financing Agreement or at any time or times thereafter.

          (c) The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Financing Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

          (d) The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Loan Parties to the Assignor or the Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Loan Parties or any other Person liable for the payment of any Loan or payment of amounts owed in connection with other extensions of credit under the Financing Agreement or the value of the Collateral or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Financing Agreement or as to the existence or possible existence of any Event of Default or Default.

          (e) Each party to this Agreement represents and warrants to the other party to this Agreement that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

          (f) Each party to this Agreement represents and warrants that the making and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it.

          (g) Each party to this Agreement represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Agreement.

          (h) The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any Lien.

          (i) The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Financing Agreement or any other Loan Document.

          (j) The Assignee appoints and authorizes the Agents to take such action as an agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto.

          (k) The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (l) The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

          (m) The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

          3. The effective date for this Agreement (the "Effective Date") shall be the date that is at least three (3) Business Days (or such shorter period as the Collateral Agent may agree) after the latest of (a) the execution of this Agreement, (b) the delivery of this Agreement to the Collateral Agent for acceptance, (c) the date on which the Assignor has received the payment, in immediately available funds, by the Assignee of $____________, which amount represents the purchase price for the Assigned Interest (the "Purchase Price"), and (d) except in the case of an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the payment of the processing and recordation fee of $5,000 to the Collateral Agent.

          4. Upon such acceptance, as of the Effective Date (a) the Assignee shall, in addition to the rights and obligations under the Financing Agreement and the other Loan Documents, if any, held by it immediately prior to the Effective Date, have the rights and obligations under the Financing Agreement and the other Loan Documents that have been assigned to it pursuant to this Agreement, and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents that have been assigned by the Assignor to the Assignee pursuant to this Agreement.

          5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments under the Financing Agreement in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Agreement which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Agreement or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.

          6. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN WITHOUT CONSIDERATION AS TO CHOICE OF LAW.

          7. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          8. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, or other electronic transmission, shall be equally effective as delivery of an original executed counterpart.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                        Date:

                                        NOTICE ADDRESS AND PAYMENT INSTRUCTIONS
                                        FOR ASSIGNOR

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Telephone No.:
                                                       -------------------------
                                        Telecopy No.:
                                                      --------------------------


                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:
                                        Date:

                                        NOTICE ADDRESS AND PAYMENT INSTRUCTIONS
                                        FOR ASSIGNEE

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Telephone No.:
                                                       -------------------------
                                        Telecopy No.:
                                                      --------------------------

ACCEPTED AND CONSENTED TO
this ____ day of _______, 200_

SILVER POINT FINANCE, LLC,
as Collateral Agent


By:
    ---------------------------------
Name:
Title:


[XANODYNE PHARMACEUTICALS, INC.,
as Borrower](5)


[By:
     --------------------------------
Name:
Title:]

----------
(5) The Borrower's consent rights are conditioned upon the absence of a continuing Default or Event of Default, and must not be unreasonably withheld. Borrower does not have consent rights in connection with an assignment by a Lender to an Affiliate of a Lender or to a Related Fund of such Lender.

                                    EXHIBIT A

                                    AGGREGATE           AMOUNT OF        PERCENTAGE INTEREST
                                    AMOUNT OF           REVOLVING         OF TOTAL REVOLVING
                                REVOLVING CREDIT   CREDIT COMMITMENT/     CREDIT COMMITMENT
                                   COMMITMENT/      APPLICABLE LOANS              OR
REVOLVING CREDIT COMMITMENT/    APPLICABLE LOANS       ASSIGNED TO         APPLICABLE LOANS
  APPLICABLE LOANS ASSIGNED      FOR ALL LENDERS        ASSIGNEE        ASSIGNED TO ASSIGNEE*
---------------------------     ----------------   ------------------   ---------------------
[Revolving Credit Commitment]      $__________         $__________             __. ___%
[Revolving Loans]                  $__________         $__________             __. ___%
[Term Loan]                        $__________         $__________             __. ___%

----------
*    Specify percentage to no more than 4 decimal points.

                                                               EXECUTION VERSION

                       FIRST AMENDMENT, WAIVER AND CONSENT
                             TO FINANCING AGREEMENT

          FIRST AMENDMENT, WAIVER AND CONSENT, dated as of September 29, 2005 (this "Amendment"), to the Financing Agreement, dated as of July 25, 2005 (the "Financing Agreement"), by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

          WHEREAS, the Borrower desires to relocate its headquarters from 7300 Turfway Road, Suite 300, Florence, Kentucky (the "Exiting Leased Premises") to the 7th, 8th and 9th floors of One Riverfront Plaza, One David Cowens Drive, Newport, Kentucky (the "Subleased Premises");

          WHEREAS, in order to accomplish such relocation, the Borrower desires to terminate its existing lease agreement with PHL-OPCO, LP (the "Existing Lease") for the Existing Leased Premises and to enter into a sublease agreement (the "Sublease") with Shire U.S. Inc. (the "Sublessor") for the Subleased Premises;

          WHEREAS, (a) the Borrower's failing to make the rent payments due under the Existing Lease, (b) the Borrower's vacating the Existing Leased Premises prior to the Existing Lease expiration date and (c) the Borrower's terminating the Existing Lease prior to the Existing Lease expiration date, in each case after Borrower enters into the Sublease, constitutes a material default under the Existing Lease (collectively, the "Potential Existing Lease Defaults");

          WHEREAS, if the Potential Existing Lease Defaults occur, certain Events of Default (as defined in the Financing Agreement) under Section 8.01(b) of the Financing Agreement may arise as a result of the Borrower's failure to comply with Sections 5.01(h)(iii) and 5.01(x) of the Financing Agreement as a result of the Potential Existing Lease Defaults, and the Borrower has requested that the Required Lenders and the Agents waive such Events of Default and consent to the Borrower entering into the Sublease, and the Required Lenders and the Agents are willing to do so on the terms and conditions hereafter set forth; and

          WHEREAS, certain Events of Default have occurred and the Loan Parties have requested that the Required Lenders and the Agents waive such Events of Default and amend certain terms and conditions of the Financing Agreement and the Required Lenders and the Agents are willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, the Loan Parties, the Agents and the Required Lenders hereby agree as follows:

          1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

          2. Amendment.

               (a) Section 6.01(m)(i) of the Financing Agreement is hereby amended by deleting the parenthetical "(other than the locations specified in Section 6.01(r)(ii))".

               (b) Section 6.01(m)(ii) of the Financing Agreement is hereby amended by deleting the parenthetical "(other than the locations specified in Section 6.01(r)(iii))".

               (c) Section 6.02(f)(ii)(B) of the Financing Agreement is hereby mended and restated in its entirety to read as follows:

                    "(B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries during Fiscal Years 2005, 2006 and 2007 to exceed $1,800,000 in the aggregate in any such Fiscal Year and during Fiscal Year 2008 and each Fiscal Year thereafter to exceed $2,850,000 in the aggregate in any such Fiscal Year."

          3. Post-Closing Covenant Waivers.

               (a) The Loan Parties have failed (i) to deliver to the Collateral Agent (A) the collateral access agreements, in form and substance satisfactory to the Collateral Agent (the "Required Collateral Access Agreements"), executed by the following third parties and the applicable Loan Parties with respect to the Inventory: (I) maintained by Cardinal Health 105, Inc. (a/k/a/ Special Pharmaceutical Services, Inc.), located at 15 Ingram Blvd., LaVergne, Tennessee,
(II) maintained by JB Laboratories, located at 13295 Reflections Drive, Holland, Michigan 49424, (III) maintained by Accucaps Industries Limited, located at 2125 Ambassador Drive, Windsor, Ontario, Canada N9C 3R5, (IV) maintained by Quantofill Inc., located at 1215 Walker Road, Unit #11, Windsor, Ontario, Canada N8Y 2N9, (V) maintained by Banner Pharmacaps, located at 4125 Premier Drive, High Point, North Carolina 27265, (VI) maintained by American Health Packaging, 2550-A John Glenn Avenue, Columbus, Ohio 43217, and (VII) maintained by Mikart, located at 1750 Chattahoochee Avenue, Atlanta, Georgia 30318, in each case of this subclause (A) required to be delivered pursuant to Section 6.01(r)(iii) of the Financing Agreement (each such location, a "Required Collateral Access Agreement Location"), (B) such depository account, blocked account, lockbox account and similar agreements and other documents required to be delivered pursuant to Section 6.01(r)(v) of the Financing Agreement, in form and substance satisfactory to the Agents, (C) a securities account control agreement, with respect to Account Number 886-03298 maintained at Silicon Valley Bank in the name of the Borrower required to be delivered pursuant to Section 6.01(r)(vi) of the Financing Agreement in form and substance satisfactory to the Agents and (D) a Pledge Amendment (as defined in the Pledge Agreement), executed by the Borrower, in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, providing for a pledge of all of the Capital Stock of Xanodyne Acquisition, LLC to the extent such Capital Stock was not pledged to the Collateral Agent on the Effective Date pursuant to Section 6.01(r)(vii) of the Financing Agreement (the "Required Pledge Amendment"), and (ii) to establish and maintain (A) cash management services of a type and on terms satisfactory to the Administrative Agent at one or more Cash Management Banks pursuant to Section 7.01(a)(i) of the Financing Agreement and (B) a Cash Management Account at the Cash Management Banks pursuant to Section 7.01(a)(ii) of the Financing Agreement, in each case of clauses (i) and (ii) hereof within thirty (30) days following the Effective Date (collectively, the "Existing Defaults"). Pursuant to the request of the Loan Parties and in accordance with Section 11.02 of the Financing Agreement, and subject to the satisfaction of the conditions to effectiveness set forth in
Section 5 of this Amendment, the Agents and the Required Lenders hereby waive the Existing Defaults, provided that the Loan Parties shall:

               (X) comply with Section 6.01(m)(ii) of the Financing Agreement, as amended hereby, with respect to the Required Collateral Access Agreement Locations (for the avoidance of doubt, it being understood that in the event the Loan Parties are unable to obtain the Required Collateral Access Agreements after using commercially reasonable efforts with respect to any such Required Collateral Access Agreement Location in which Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is maintained at any time, the Administrative Agent shall, at the direction of the Collateral Agent using its reasonable discretion, establish such reserves against Availability as the Collateral Agent deems necessary with respect to any such Collateral)), it being hereby acknowledged that as of the date hereof, the Loan Parties have delivered to the Collateral Agent, Required Collateral Access Agreements with respect to Inventory maintained by Cardinal Health 105, Inc. (a/k/a Special Pharmaceutical Services, Inc.), JB Laboratories, Accucaps Industries Limited and Quantofill Inc.; and

               (Y) (1) on or prior to October 15, 2005, establish and maintain cash management services of a type and on terms satisfactory to the Administrative Agent and open Cash Management Accounts with a Cash Management Bank acceptable to the Administrative Agent in its sole discretion exercised reasonably (it being understood that Bank of America shall be an acceptable Cash Management Bank) in order to replace PNC Bank and Silicon Valley Bank as Cash Management Banks, provided further that such new Cash Management Accounts shall each be subject to a Cash Management Agreement (unless otherwise agreed to in writing by the Administrative Agent), (2) on or prior to November 14, 2005, close any Cash Management Accounts or any other deposit accounts, securities accounts, commodities accounts or lockbox accounts maintained at or with PNC Bank, (3) on or prior to November 14, 2005, close any Cash Management Accounts, or any other deposit accounts, securities accounts, commodities accounts or lockbox accounts maintained at or with Silicon Valley Bank (except for the Enterprise Cash Collateral Account), and (4) continue to otherwise comply with the provisions of Section 7.01.

               (b) The waivers in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and do not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect. The Agents' and the Required Lenders' granting of such waivers shall not be construed as an indication that any future waiver of Sections 6.01(r)(iii), (v), (vi) or (vii) of the Financing Agreement or any other provision of the Loan Documents will be consented to, it being understood that the granting or denying of any waiver which may hereafter be requested by the Loan Parties remains in the sole and absolute discretion of the Required Lenders or the Lenders, as the case may be. The failure by the Loan Parties to deliver, on time, the documents described in clauses (X) and (Y) of Section 3(a) above, or to otherwise comply with the terms thereof will constitute an immediate Event of Default under the Financing Agreement.

          4. Sublease Consents and Waivers.

               (a) Pursuant to the request of the Loan Parties and in accordance with Section 11.02 of the Financing Agreement, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 of this Amendment, the Agents and the Required Lenders hereby consent to the Borrower entering into the Sublease, failing to make the rent payments due under the Existing Lease after Borrower enters into the Sublease, vacating the Existing Leased Premises prior to the Existing Lease expiration date after Borrower enters into the Sublease and terminating the Existing Lease prior to the Existing Lease expiration date after Borrower enters into the Sublease, provided that, Borrower shall deliver to the Collateral Agent as soon as possible, but in any event within three (3) Business Days after Borrower's entering into the Sublease:

                    (i) the fully executed copy of the Sublease, in form and substance reasonably satisfactory to the Collateral Agent, certified by an Authorized Officer of the Borrower as being a true, correct and complete copy thereof,

                    (ii) a landlord waiver agreement executed by the Sublessor and the Borrower, in form and substance reasonably satisfactory to the Collateral Agent,

                    (iii) evidence reasonably satisfactory to the Collateral Agent that the landlord of the Subleased Premises has consented to the Sublessor subleasing the Subleased Premises to the Borrower, and

                    (iv) all of such other agreements, documents and instruments, if any, executed in connection therewith, in each case of this
     Section 4, in form and substance reasonably satisfactory to the Collateral Agent.

               (b) Subject to the satisfaction of the conditions above in this
Section 4, and subject to the effectiveness thereof, the Required Lenders and the Agents hereby waive (i) any Default or Event of Default under the Financing Agreement that shall result solely from the Borrower's entering into the Sublease, and (ii) any Default or Event of Default under Section 8.01(b) of the Financing Agreement that shall result from the Borrower's failure to comply with Sections 5.01(h)(iii) and 5.01(x) of the Financing Agreement solely as a result of the occurrence of the Potential Existing Lease Defaults after the Borrower enters into the Sublease.

               (c) The consents and waivers in this Section 4 shall be effective only in this specific instance and for the specific purpose set forth herein and do not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other

Loan Document, which terms and conditions shall continue in full force and effect. The Agents' and the Required Lenders' granting of such consents and waivers shall not be construed as an indication that any future consent or waiver of the Financing Agreement or any other provision of the Loan Documents will be consented to, it being understood that the granting or denying of any consent or waiver which may hereafter be requested by the Loan Parties remains in the sole and absolute discretion of the Required Lenders or the Lenders, as the case may be. If the Borrower enters into the Sublease, the failure by the Loan Parties to deliver, on time, the documents described in clauses (i) through
(iv) of Section 4(a) above, or to otherwise comply with the terms thereof will constitute an immediate Event of Default under the Financing Agreement.

          5. Conditions to Effectiveness. This Amendment shall become effective (the "First Amendment Effective Date") only upon satisfaction in full of the following conditions precedent:

               (a) The Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Loan Party, each Agent and the Required Lenders.

               (b) The representations and warranties contained herein, in
Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

               (c) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

               (d) All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.

          6. Representations and Warranties. Each Loan Party represents and warrants as follows:

               (a) Organization, Good Standing Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Financing Agreement, as amended and modified hereby and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties,

               (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended and modified hereby.

               (d) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Loan Parties which are party hereto or thereto, enforceable against such Loan Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

               (e) Representations and Warranties; No Default. The representations and warranties contained herein, in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

          7. Continued Effectiveness of the Financing Agreement.

               (a) Ratifications. Except as otherwise expressly provided herein,
(i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and
(iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

               (b) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

               (c) Amendment as Loan Document. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

          8. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

          9. Miscellaneous.

               (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

               (b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               (c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

               (d) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

                [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ Dan L. O'Korn
                                            ------------------------------------
                                        Name: Dan L. O'Korn
                                        Title: Vice President and General
                                               Counsel


                                        GUARANTORS:

                                        XANODYNE ACQUISITION, LLC


                                        By: /s/ Thomas P. Jennings
                                            ------------------------------------
                                        Name: Thomas P. Jennings
                                        Title: Secretary/Treasurer


                                        XANODYNE DEVELOPMENT GROUP, LLC


                                        By: /s/ Thomas P. Jennings
                                            ------------------------------------
                                        Name: Thomas P. Jennings
                                        Title: Secretary/Treasurer


                                        RUTI ACQUISITION, INC.


                                        By: /s/ Thomas P. Jennings
                                            ------------------------------------
                                        Name: Thomas P. Jennings
                                        Title: Secretary

                                        AGENTS:

                                        SILVER POINT FINANCE, LLC,
                                        As Collateral Agent and as
                                        Administrative Agent


                                        By: /s/ Jeffrey A. Gelfand
                                            ------------------------------------
                                        Name: Jeffrey A. Gelfand
                                        Title: Authorized Signatory

                                        REQUIRED LENDERS:

                                        SPCP GROUP III LLC


                                        By: /s/ Jeffrey A. Gelfand
                                            ------------------------------------
                                        Name: Jeffrey A. Gelfand
                                        Title: Authorized Signatory


                                        SPF CDO I, LLC


                                        By: /s/ Jeffrey A. Gelfand
                                            ------------------------------------
                                        Name: Jeffrey A. Gelfand
                                        Title: Authorized Signatory


                                        FIELD POINT I, LTD


                                        By: /s/ Jeffrey A. Gelfand
                                            ------------------------------------
                                        Name: Jeffrey A. Gelfand
                                        Title: Authorized Signatory


                                        BROAD POINT I, LLC


                                        By: /s/ Jeffrey A. Gelfand
                                            ------------------------------------
                                        Name: Jeffrey A. Gelfand
                                        Title: Authorized Signatory


                                        SPCP GROUP, L.L.C.


                                        By: /s/ Jeffrey A. Gelfand
                                            ------------------------------------
                                        Name: Jeffrey A. Gelfand
                                        Title: Authorized Signatory

                                                                  EXECUTION COPY

                      SECOND AMENDMENT, WAIVER AND CONSENT
                             TO FINANCING AGREEMENT

          SECOND AMENDMENT, WAIVER AND CONSENT, dated as of June 20, 2007 (this "Amendment"), to the Financing Agreement, dated as of July 25, 2005, (as amended by the First Amendment, Waiver and Consent, dated September 29, 2005, and as further amended, restated or otherwise modified from time to time, the "Financing Agreement"), by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

          WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend the Financing Agreement to, among other things: (i) increase the aggregate principal amount of the term loan facility to $65,000,000, (ii) increase the aggregate principal amount of the revolving credit facility to an amount not to exceed $30,000,000 at any time outstanding, (iii) reduce the interest rate margin applicable to the Loans in the event of a Qualified IPO (as defined below) of the Borrower, (iv) provide for the payment of certain early termination and other fees, (v) provide for the issuance of warrants by the Borrower to the Lenders, and (vi) amend certain other terms and conditions of the Financing Agreement, in each case, subject to the terms and conditions set forth in this Amendment.

          WHEREAS, the Agent and the Lenders are willing to agree to this requested Amendment, but only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Agents and the Lenders hereby agree as follows:

          1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

          2. Recitals. The second paragraph of the recitals of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "The Borrower has asked the Lenders to extend credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $65,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $30,000,000 at any time outstanding. On the Effective Date (as defined herein) the proceeds of the term loan and the loans made under the revolving credit facility prior to the Second Amendment Effective Date (as defined herein) were used, together with the Unrestricted Cash Proceeds (as hereinafter defined) (i) to finance the aaiPharma Acquisition (as hereinafter defined), (ii) to pay fees and expenses related to the aaiPharma Acquisition and this Agreement and the transactions contemplated hereby and thereby, and (iii) to provide for general working capital and general corporate purposes of the Borrower. On the Second Amendment Effective Date the proceeds of an additional term loan and the loans made under the revolving credit facility on and after the Second Amendment Effective Date shall be used
(i) to pay fees and expenses related to the Second Amendment and the transactions contemplated hereby, and (ii) to provide for general working capital and general corporate purposes of the Borrower. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth."

          3. Defined Terms in the Financing Agreement. Section 1.01 of the Financing Agreement is hereby amended, as follows:

          (a) Additional Definitions. (i) The following definitions are hereby inserted in Section 1.01 of the Financing Agreement in appropriate alphabetical order, to read in their entirety as follows:

               "'Applicable LIBOR Rate Margin' means (i) at any time prior to a Qualified IPO, 6.50% and (ii) at any time following a Qualified IPO, 5.50%."

               "'Applicable Make Whole Amount' means (a) for any prepayment (whether optional or mandatory) of a Term Loan or reduction or termination of all or any part of the Revolving Credit Commitment at any time during the period from and after the Second Amendment Effective Date up to and including the date that is the 12-month anniversary of the Second Amendment Effective Date, an amount equal to the sum of (1) in the case of a prepayment of the Term Loans, the aggregate amount of interest which would have otherwise been payable on the amount of the principal prepayment from the date of prepayment until June 19, 2008 (assuming that interest would have been payable with respect to the amount of principal prepaid at a rate equal to the one-month LIBOR Rate on the date of such prepayment plus the Applicable LIBOR Rate Margin from the date of such principal prepayment through June 19, 2008), and (2) in the case of a reduction or termination of all or any part of the Revolving Credit Commitment, the aggregate amount of the Unused Line Fee that would otherwise been payable in respect of the amount of the commitment reduction as if the amount of the commitment reduction were the unused portion of the Total Revolving Credit Commitment from the date of such commitment reduction until June 19, 2008 (assuming that the Unused Line Fee would have been payable with respect to the unused portion of the Total Revolving Credit Commitment at a rate equal to 0.15% per month times the amount of the commitment reduction from the date of such commitment reduction through June 19, 2008), and (b) for any prepayment (whether optional or mandatory) of the Term Loans that reduces the aggregate outstanding principal amount of the Term Loan to less than $30,000,000 at any time during the period from and after the date that is the 12-month anniversary of the Second Amendment Effective Date up to and including the date that is the 18-month anniversary of the Second Amendment Effective Date, an amount equal to the aggregate amount of interest which would have otherwise been payable on an amount equal to the difference between $30,000,000 and the outstanding principal amount of the Term Loans immediately after giving effect to such principal prepayment (such amount, the "Specified Amount") from the date of such prepayment until December 19, 2008 (assuming that interest would have been payable with respect to the Specified Amount at a rate equal to the one-month LIB OR Rate on the date of such prepayment plus the Applicable LIB OR Rate Margin from the date of such principal prepayment through December 19, 2008)."

               "'Applicable Reference Rate Margin' means (i) at any time prior to a Qualified IPO, 5.00% and (ii) at any time following a Qualified IPO, 4.00%."

               "'Appraised Enterprise Value' means the appraised enterprise value of the Loan Parties, as set forth in the most recent enterprise valuation received by the Collateral Agent, which enterprise valuation shall be performed by a mutually agreeable team of individuals employed by L.E.K Consulting; provided, that if L.E.K. Consulting is unable to perform the enterprise valuation for whatever reason, the Borrower and the Collateral Agent shall attempt in good faith to agree upon another third-party valuation firm mutually acceptable to the Borrower and the Collateral Agent within five Business Days. In the event the parties are unable to agree within the foregoing five Business Day period, then within two Business Days the Borrower and the Collateral Agent shall each select a valuation firm and the two selected initial valuation firms shall mutually choose a third valuation firm (the "Designated Valuation Firm": and together with the two initial valuation firms, the "Chosen Valuation Firms"), which Designated Valuation Firm shall determine such enterprise value of the Loan Parties. Notwithstanding the foregoing, the Borrower, the Agents and the Lenders agree that (w) no Person who has a conflict of interest with respect to any Loan Party, any Lender or any Agent or the subject matter of the issue in dispute between the Collateral Agent and the Borrower shall be one of the Chosen Valuation Firms, (x) the determination by L.E.K Consulting or any other Designated Valuation Firm of the enterprise value of the Loan Parties shall be in writing and shall be final and binding on the Agents, the Lenders and the Borrower, (y) each of the Borrower and the Collateral Agent hereby waive any right to appeal such determination by resorting to legal proceedings or otherwise, and (z) the Borrower shall pay the fees and expenses of each Chosen Valuation Firm."

               "'Common Stock' means the Common Stock of the Borrower, $0.001 par value."

               "'Existing Term Loan' has the meaning specified therefor in
Section 2.01(a)(ii)."

               "'IPO' means a bona fide underwritten initial public offering of voting common Capital Stock of the Borrower in accordance with all applicable laws."

               "'Juno Product' means any tablet, capsule, solution, suspension or other formulation containing tranexamic acid for the purpose of the treatment of menorrhagia (including, without limitation, all product compounds listed by the Borrower in any new drug application or any amended new drug approval filed with the FDA for the treatment of menorrhagia) or its bioequivalents, in development by the Borrower as of the Second Amendment Effective Date."

               "'Liquidity Event' means any date on which the amount of Availability together with unencumbered Cash and Cash Equivalents of the Borrower and its Subsidiaries is less than $20,000,000."

               "'Liquidity Plan' has the meaning specified therefor in Section 6.01(a)(xvii)."

               "'Loan to Value Ratio' means, as of any date of determination, the ratio (expressed as a percentage) of (a) the Appraised Enterprise Value of the Loan Parties as of such date to (b) the outstanding principal balance of the Loans and all other Indebtedness of the Loan Parties as of such date."

               "'Lynxorb Product' means any tablet, capsule, solution, suspension or other formulation containing potassium diclofenac acid for the purpose of the management of mild to moderate pain (including, without limitation, all product compounds listed by the Borrower in any new drug application or any amended new drug approval filed with the FDA for the treatment of menorrhagia) or its bioequivalents, in development by the Borrower as of the Second Amendment Effective Date.

               "'Options' means any option issued pursuant to the Stock Incentive Plan."

               "'Product Milestone Miss' means the occurrence of any one of the following events at any time: (i) the abandonment, rejection or withdrawal of the registration development process (including, without limitation, clinical trials) relating to the Juno Product for any reason; (ii) the failure of the Loan Parties to demonstrate on or before March 31, 2009, in connection with the Juno Product that: (x) the difference in the changes from baseline for the active group compared to the placebo group is statistically different; (y) the point estimate for the change in menstrual blood loss from baseline in the active group is at least 50 milliliters per menstrual cycle greater than the placebo group; and (z) the difference between the point estimates is at least as great as the decrease found to be clinically meaningful to subjects, in each case, as more fully described in the minutes of the meeting of the FDA, dated October 14, 2005, with respect to the Juno Product; and (iii) failure of the Loan Parties to receive a new drug approvable letter from the FDA for the purposes of marketing the Lynxorb Product by December 31, 2008."

               "'Qualified IPO' means a bona fide underwritten initial public offering of voting common Capital Stock of the Borrower in accordance with all applicable laws; provided, that such initial public offering (i) attributes a pre-IPO enterprise value of the Borrower and its Subsidiaries of not less than $380,000,000 (based on the outstanding principal amount of the Indebtedness of the Borrower and its Subsidiaries, plus the fair market value of the Capital Stock of the Borrower, less the amount of any Cash and Cash Equivalents of the Borrower and its Subsidiaries), and (ii) results in aggregate Net Cash Proceeds of at least $100,000,000 to be used for the general working capital and general corporate purposes of the Borrower and its Subsidiaries."

               "'Registration Rights Agreement' means the Investor Rights Agreement, dated as of June 20, 2007, by and between the Borrower, each of the signatories thereto and the Lenders."

               "'Second Amendment' means the Second Amendment to the Financing Agreement, dated as of June 20, 2007, by and among the Loan Parties, the Lenders and the Agents."

               "'Second Amendment Effective Date' means June 20, 2007."

               "'Second Term Loan' has the meaning specified therefor in Section 2.01(a)(ii)."

               "'Series A-l Purchase Agreement' means the Series A-l Convertible Preferred Stock Purchase Agreement, dated as of June 20, 2007, by and among the Company and the entities listed on Exhibit A thereto as purchasers of the Company's Series A-l Convertible Preferred Stock."

               "'Silicon Warrants' means the warrants initially held by Silicon Valley Bank which may be exercised for up to 35,437 shares of Series A-l Preferred Stock."

               "'Stock Incentive Plan' means the Company's Second Amended and Restated 2001 Stock Incentive Plan, dated as of June 20, 2007."

               "'Stockholders Agreement' means the Amended and Restated Stockholders Agreement, dated as of June 20, 2007 (as amended as of the date hereof in connection with the issuance of the Warrants), by and among the Borrower, the shareholders of the Borrower and the Lenders."

               "'Warrants' has the meaning assigned to such term in Section 12.01."

          (b) Existing Definitions. (i) The following definitions in Section
1.01 of the Financing Agreement are hereby amended and restated in their entirety to read as follows:

               "Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the Second Amendment Effective Date up to and including the date that is the 24-month anniversary of the Second Amendment Effective Date, 2.0% times the sum of (i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date,
(b) during the period of time after the date that is the 24-month anniversary of the Second Amendment Effective Date up to and including the date that is the 36-month anniversary of the Second Amendment Effective Date, 1.0% times the sum of (i) the amount of the reduction of the Total Revolving Credit Commitment on such date plus (ii) the principal amount of the Term Loan prepaid on such date, and (c) at all times thereafter, zero."

               "'Change of Control' means each occurrence of any of the following:

               (a) the acquisition, directly or indirectly, by any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of beneficial ownership of more than 35% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

               (b) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of managers (or similar governing body) of the Borrower;

               (c) except as otherwise expressly permitted by Section 6.02(c), the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens securing the Obligations); or

               (d) except as otherwise expressly permitted by Section 6.02(c),
(i) any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 35% of the aggregate outstanding voting Capital Stock of the Borrower or (B) in the case of any such transaction involving a Loan Party other than the Borrower, the Borrower has direct or indirect beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity."

               "'Excluded Equity Issuance' means (i) any Equity Issuance by the Borrower, the Net Cash Proceeds of which are used (or are to be used) within 90 days of receipt thereof to finance a Permitted Acquisition; (ii) any Equity Issuance by the Borrower pursuant to (A) an IPO, (B) upon the conversion of the shares of the Company's Series A-l Convertible Preferred Stock, (C) upon the exercise of the Warrants or the exercise of the Silicon Warrants or the exercise of the Options, or (D) upon the issuance of $25,000,000 of preferred Capital Stock as further described in Section 20(f) of the Second Amendment; and (iii) one or more Equity Issuances (excluding any issuance described in (ii)) after the Second Amendment Effective Date in which the aggregate proceeds received in connection therewith, together with all other Equity Issuances (other than Equity Issuances of a type specified in clauses (i) and (ii) above) do not exceed $60,000,000."

               "'Extraordinary Receipts' means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustments or deferred purchase price payments (including, without limitation, in the form of royalties and licensing fees) received in connection with any purchase agreement (it being understood that royalties and progress payments received by the Borrower or any of its Subsidiaries in the ordinary course of business shall not constitute Extraordinary Receipts). Notwithstanding the foregoing, Dispositions, Excluded Equity Issuances and Permitted Liens shall not constitute Extraordinary Receipts under this Agreement."

               "'Fee Letter' means (i) the fee letter, dated as of the Effective Date, between the Borrower and the Administrative Agent and (ii) the second amendment fee letter, dated the Second Amendment Effective Date, between the Borrower, the Administrative Agent and the Lenders."

               "'IMS Product Demand Average Value' shall mean at any time, with respect to all Marketed Products by the Loan Parties at such time, the product of (i) the three (3) month average of the latest available IMS National Sales Perspective data at such time in Extended Units (prorated for any partial months) for such products times (ii) the actual monthly Net Selling Price for such products."

               "'Revolving Credit Commitment' means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower
(i) at any time on or after the Effective Date, in the initial amount set forth opposite such Lender's name in Part A of Schedule 1.01(A) hereto, and (ii) at any time on or after the Second Amendment Effective Date, in an additional amount set forth opposite such Lender's name in Part B of Schedule 1.01(A) hereto, in each case, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement."

               "Term Loan Commitment' means, with respect to each Lender, the commitment of such Lender to make (i) the Existing Term Loan to the Borrower on the Effective Date, in the amount set forth opposite such Lender's name in Part A of Schedule 1.01(A) hereto, and (ii) the Second Term Loan to the Borrower on the Second Amendment Effective Date, in the amount set forth opposite such Lender's name in Part B of Schedule 1.01(A) hereto, in each case, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement."

               "Total Revolving Credit Commitment' means the sum of the amounts of the Lenders' Revolving Credit Commitments in the amount set forth in Part C of Schedule 1.0(A) hereto."

               "Total Term Loan Commitment' means the sum of the amounts of the Lenders' Term Loan Commitments in the amount set forth in Part C of Schedule 1.01(A) hereto."

               (ii) Clause (m) of the definition of "Permitted Acquisition" is hereby amended and restated in its entirety to read as follows:

               "(m) if such Acquisition shall require any incremental borrowings of Revolving Loans that result in the aggregate outstanding principal amount of Revolving Loans to exceed $5,000,000, the Borrower shall provide a certificate of the chief financial officer of the Borrower certifying (i) that no Product Milestone Miss has occurred and (ii) as to, and demonstrating on a pro forma basis, compliance with the covenants set forth in Section 6.03 after giving effect to the consummation of such Acquisition; and".

               (iii) The definitions of "Chosen Valuation Firms", "Financial Covenant Cure Payment" and "Pro Forma Senior Indebtedness" in Section 1.01 of the Financing Agreement are hereby deleted in their entirety.

          4. Commitments. Section 2.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                    (i) The Revolving Loan Lenders agreed to make Revolving Loans to the Borrower after the Effective Date and prior to the Second Amendment Effective Date in an aggregate principal amount not to exceed $15,000,000 at any time outstanding. The Borrower hereby acknowledges, confirms and agrees that, immediately prior to the Second Amendment Effective Date, the outstanding principal amount of the Revolving Loans is equal to $0.00. Each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time from the Second Amendment Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Revolving Loan Lender's Revolving Credit Commitment; and

                    (ii) The Term Loan Lenders made a Term Loan to the Borrower on the Effective Date in an aggregate principal amount equal to $55,000,000 (the "Existing Term Loan"). The Borrower hereby acknowledges, confirms and agrees that, immediately prior to the Second Amendment Effective Date the outstanding principal amount of the Existing Term Loan is equal to $55,000,000. The Term Loan Lenders agree to make an additional term loan to the Borrower on the Second Amendment Effective Date, in an aggregate principal amount not to exceed $10,000,000 (the "Second Term Loan", and, together with the Existing Term Loan, the "Term Loan"). After giving effect to the Second Amendment on the Second Amendment Effective Date, the aggregate principal amount of the Term Loan shall not exceed $65,000,000 at any time. Each Term Loan Lender's obligation to fund a Term Loan shall be limited to the amount of such Lender's Term Loan Commitment, and no Lender shall have any obligation to fund any portion of the Term Loans required to be funded by any other Term Loan Lender, but not so funded. Each of the Existing Term Loan and the Second Term Loan shall be considered part of the Term Loan for all purposes of this Agreement and all Loan Documents and any reference to the "Term Loan" in this Agreement and in any other Loan Document shall be deemed to include both the Existing Term Loan and the Second Term Loan made by the Term Loan Lenders to the Borrower.

               (b) Notwithstanding the foregoing:

                    (i) The aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the Total Revolving Credit Commitment. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and re-borrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                    (ii) The aggregate principal amount of the Term Loan made on the Second Amendment Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed."

          5. Making the Loans. Section 2.02 of the Financing Agreement is hereby amended as follows:

          (a) Section 2.02(a)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(i) the principal amount of the proposed Loan (which, in the case of (x) a LIB OR Rate Loan, must be in a minimum amount of $10,000,000 and in integral multiples of $10,000,000 in excess thereof, and (y) a Revolving Loan, must be in a minimum amount of $10,000,000 and in integral multiples of $ 10,000,000 in excess thereof)".

          (b) The second sentence of Section 2.02(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "Each Revolving Loan shall be made in a minimum amount of $10,000,000 and shall be in an integral multiple of $10,000,000."

          6. Interest. Section 2.04 of the Financing Agreement is hereby amended as follows:

          (a) Revolving Loans. Section 2.04(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) Revolving Loans. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the Reference Rate plus the Applicable Reference Rate Margin. Each Revolving Loan that is a LIB OR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the LIB OR Rate plus the Applicable LIBOR Rate Margin."

          (b) Term Loan. Section 2.04(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Term Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the Reference Rate plus the Applicable Reference Rate Margin. Each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin."

          7. Reduction of Commitment; Prepayment of Loans. Section 2.05 of the Financing Agreement is hereby amended as follows:

               (a) Applicable Make Whole Amount. Section 2.05 of the Financing Agreement is hereby amended by inserting reference to the phrase "the Applicable Make Whole Amount and" immediately prior to the words "the Applicable Prepayment Premium" wherever they appear in such Section (except to the extent such amendment has already been effected by the terms of this Second Amendment), with the effect that in the event that the Borrower reduces or terminates the Revolving Credit Commitment or makes voluntary or mandatory prepayments, at any time after the Second Amendment Effective Date up to and including the date that is the 18-month anniversary of the Second Amendment Effective Date, then an Applicable Make Whole Amount will be payable with respect to the amount of such commitment reduction or prepayment in addition to any required payment of the Applicable Prepayment Premium.

               (b) Reduction of Commitments. Section 2.05(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                    "(ii) Term Loan. The commitment to make the Existing Term Loan terminated at 5:00 p.m. (New York City time) on the Effective Date. The commitment to make the Second Term Loan shall terminate at 5:00 p.m. (New York City time) on the Second Amendment Effective Date."

          (c) Optional Prepayments. Section 2.05(b)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "The Borrower may, at any time and from time to time, upon at least five (5) Business Days' prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Make Whole Amount and Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Term Loan."

          (d) Mandatory Prepayments. Section 2.05(c)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(i) Within 30 days of the receipt by the Borrower and the Agents of the determination of the Appraised Enterprise Value of the Loan Parties following a Product Milestone Miss and to the extent that the Loan to Value Ratio of the Loan Parties is in excess of 25%, the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount which will result in the aggregate outstanding principal amount of the Loans to be equal to or less than 20% of the Appraised Enterprise Value of the Loan Parties."

          (e) Application of Payments. Section 2.05(d) of the Financing Agreement is hereby amended by inserting reference to subsection "(c)(i)," immediately after the word "subsections" and immediately prior to the reference to subsection "(c)(ii)" set forth therein.

          8. Representations and Warranties; No Event of Default; No Product Milestone Miss. Section 4.02(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Representations and Warranties; No Event of Default; No Product Milestone Miss. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in ARTICLE V and in each other Loan Document are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date (iii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Product Milestone Miss has occurred and (iv) the conditions set forth in this Section 4.02 have been satisfied as of the date of such request."

          9. Capitalization; Subsidiaries. Section 5.01(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(e) Capitalization; Subsidiaries.

                    (i) On the Second Amendment Effective Date, after giving effect to the transactions contemplated hereby and the Second Amendment to occur on the Second Amendment Effective Date, the authorized Capital Stock of the Borrower and the issued and outstanding Capital Stock of the Borrower are as set forth on Schedule 5.01(e). All of the issued and outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable, and except as provided in the Stockholders Agreement and Registration Rights Agreement, the holders thereof are not entitled to any preemptive, first refusal or other similar rights. As of the Second Amendment Effective Date, 5,119,139 shares of Common Stock of the Borrower have been reserved for issuance in connection with the exercise of the Warrants and 15,191,677 shares of Common Stock of the Borrower are issuable under the terms of the Stock Incentive Plan and the Integrity Pharmaceutical Corporation 1999 Stock Incentive Plan, copies of which plan have been delivered to the Agents in the form and on the terms in effect on the Second Amendment Effective Date, and 35,437 shares of Common Stock are designated for issuance upon conversion of the Series A-l Preferred Stock issued upon exercise of the Silicon Warrants, and 218,957,468 shares of Common Stock are reserved for issuance in connection with the conversion of the Company's Series A-l Convertible Preferred Stock, $0,001 per value per share. Except as described on Schedule 5.01(e) as of the Second

Amendment Effective Date, the Stock Incentive Plan is the only plan or arrangement in existence relating to the issuance of shares of Capital Stock of the Borrower.

                    (ii) Schedule 5.01(e) is, as of the Effective Date and as of the Second Amendment Effective Date, a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the date hereof after giving effect to the aaiPharma Acquisition. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, as of the Effective Date and as of the Second Amendment Effective Date, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. Except as set forth on
Schedule 5.01(e), as of the Effective Date and as of the Second Amendment Effective Date, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower."

          10. Use of Proceeds. Section 5.01(t) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(t) Use of Proceeds. The proceeds of the Loans shall be used to, together with the Unrestricted Cash Proceeds, (i) on the Effective Date, finance the aaiPharma Acquisition, (ii) on the Effective Date, pay fees and expenses in connection with the transactions contemplated hereby and by the aaiPharma Acquisition Documents, (iii) on the Second Amendment Effective Date, pay fees and expenses related to the Second Amendment and the transactions contemplated thereby, and (iv) provide for general working capital and general corporate purposes of the Borrower."

          11. Reporting Requirements. Section 6.01(a) of the Financing Agreement is hereby amended, as follows:

          (a) Compliance Certificate. Section 6.01(a)(iv)(B) is hereby amended and restated in its entirety to read as follows:

               "(B) attaching a schedule showing the calculations of the financial covenants specified in Section 6.03."

          (b) Additional Reporting Requirements. (i) Section 6.01(a)(xvi) is hereby amended by deleting the word "and" at the end thereof, (ii) Section 6.01(a)(xvii) is hereby deleted in its entirety and (iii) the following reporting requirements are herby inserted in Section 6.01(a) at the end thereof to read as follows:

               "(xvii) promptly, and in any event within 5 Business Days after a Liquidity Event, a 13-week cash requirement forecast setting forth cash receipts and disbursements of the Borrower and its Subsidiaries and the Loans projected to be outstanding, and on Friday of each week thereafter, an updated forecast prepared on a weekly basis, supplementing and superseding the most recently delivered forecast, each in form and substance satisfactory to the Collateral Agent and in sufficient detail to evidence that (A) the Borrower and the Loan Parties have sufficient Availability and unencumbered Cash and Cash Equivalents to support their ordinary course of business operating expenses until such time as the Borrower and the Loan Parties become cash flow positive and (B) the Borrower will be able to obtain sufficient funding during the immediately succeeding 60 day period to bridge its ordinary course of business operating expenses until it becomes cash flow positive (the "Liquidity Plan"); such Liquidity Plan, when delivered and as so updated, shall be (x) believed by the Borrower at the time furnished to be reasonable, (y) prepared on a reasonable basis and in good faith, and (z) based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then reasonably available to the Borrower, and shall be accompanied by a certificate of an Authorized Officer certifying as to the matters set forth in subclauses (x), (y) and (z) above;

               (xviii) promptly, and in any event within 5 Business Days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Second Amendment Effective Date, a certificate of an Authorized Officer attaching a calculation of the amount of the Availability and unencumbered Cash and Cash Equivalents of the Borrower and its Subsidiaries as of the last day of the immediately preceding fiscal month;

               (xix) promptly and in any event within 3 Business Days after any Loan Party knows or has reason to know of the occurrence of a Product Milestone Miss, notice of any such Product Milestone Miss setting forth the details of such Product Milestone Miss;

               (xx) promptly and in any event within 15 Business Days after a Product Milestone Miss, the Borrower shall cause L.E.K. Consulting or the Designated Valuation Firm to perform and deliver an enterprise valuation and calculation of the Appraised Enterprise Value of the Loan Parties; and

               (xxi) promptly upon request, using commercially reasonable efforts, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time reasonably request."

          12. Liquidity Event. Section 6.01 of the Financing Agreement is hereby amended by inserting a new subsection (s) at the end thereof to read as follows:

               "(s) Liquidity Event. Execute and implement the Liquidity Plan within 60 days of delivery of the same to the Collateral Agent pursuant to
Section 6.01(a)(xvii)."

          13. Financial Covenants. Section 6.03 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "Section 6.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing, permit the Annualized Demand Revenues of the Loan Parties for the trailing three consecutive fiscal months period ended as of the last day each fiscal quarter set forth below to be less than the amount set forth opposite such date:

          Fiscal Period Ending:                Annualized Demand Revenues:
          ---------------------                ---------------------------
June 30, 2007                                          $48,607,000
September 30, 2007                                     $49,514,000
December 31, 2007                                      $51,114,000
March 31, 2008                                         $52,093,000
June 30, 2008                                          $53,184,000
September 30, 2008                                     $54,275,000
December 31, 2008, and as of the last day of
   each fiscal quarter ending thereafter
   until and including the Final Maturity
   Date                                                $55,366,000

;provided that, Annualized Demand Revenues for purposes of this Section 6.03 shall only be calculated based upon the currently marketed products as of the Second Amendment Effective Date.

          14. Records. Section 11.16 of the Financing Agreement is hereby amended by inserting reference to "the Applicable Make Whole Amount," immediately after the words "including, without limitation," and immediately prior to the words "the Applicable Prepayment Premium" where they appear therein.

          15. Warrants. The Financing Agreement is hereby amended by inserting a new Article XII to read as set forth on Exhibit A hereto.

          16. Schedule 1.01(A). Schedule 1.01(A) of the Financing Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

          17. Schedules. Schedules 1.01(B), 1.01(C), 5.01(e), 5.01(f), 5.01(o),
5.01(q), 5.01(s), 5.01(v), 5.01(w), 5.01(x), 5.01(bb), 5.01(dd), 6.02(a),
6.02(e), and 7.01 of the Financing Agreement are hereby amended and supplemented to the extent set forth on Exhibit C hereto.

          18. Exhibit D. Exhibit D of the Financing Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit D hereto.

          19. Waiver.

          (a) Pursuant to the request of the Borrower and in accordance with
Section 11.02 of the Financing Agreement, the Agent and Required Lenders hereby consent to waive the Event of Default that has arisen under Section 8.01(c) of the Financing Agreement by reason of the failure of the Loan Parties to deliver copies of those certain audited financial statements and reports together with the required unqualified opinion of the Borrower's independent accountants for the Fiscal Year Ending December 31, 2006 pursuant to Section 6.01(a)(ii) of the Financing Agreement; provided that such financial statements, reports and unqualified opinion shall be delivered to the Agents, as soon as available, but in any event no later than 30 days after the Second Amendment Effective Date.

          (b) The waiver in this Section 19 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

          20. Conditions to Effectiveness. This Amendment shall become effective (the "Second Amendment Effective Date") only upon satisfaction in full of the following conditions precedent:

          (a) The Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Loan Party, each Agent and the Lenders.

          (b) The Collateral Agent shall have received amendments to the Registration Rights Agreement and the Stockholders Agreement, each duly executed by the Borrower and each other Person thereto and in form and substance satisfactory to the Lenders.

          (c) The Collateral Agent shall have received the Warrants required to be delivered on or prior to the Effective Date pursuant to Section 12.01, duly executed by the Borrower.

          (d) The Administrative Agent shall have received a Notice of Borrowing, duly executed by the Borrower.

          (e) The Administrative Agent shall have received payment, in immediately available funds the fees set forth in the Fee Letter.

          (f) The Collateral Agent shall have received evidence that the Borrower shall have received proceeds of not less than $25,000,000 from the issuance by the Borrower of its preferred Capital Stock on terms and conditions and pursuant to documents in each case satisfactory to the Agents, together with a certificate of an Authorized Officer of the Borrower attaching true and correct copies of the Series A-l Purchase Agreement and all other material documents evidencing such equity issuance, as in effect on the Second Amendment Effective Date and stating that: (x) such documents are true and correct copies and (y) such documents remain in full force and effect.

          (g) The Collateral Agent shall have received a copy of the resolutions of each Loan Party, certified as of the Second Amendment Effective Date by an Authorized Officer thereof, authorizing (i) in the case of the Borrower, the borrowings contemplated by this Amendment, and in the case of the other Loan Parties, the increase in the amount of the Obligations, (ii) in the case of the Borrower, the issuance of the Warrants contemplated by Article XII of the Financing Agreement, (iii) the execution, delivery and performance of this Amendment, the Financing Agreement as amended hereby, and the other documents to be executed and delivered by such Person in connection herewith and (iv) the transactions contemplated hereby and certified by an Authorized Officer of each Loan Party.

          (h) The Collateral Agent shall have received a certificate of an Authorized Officer of each Loan Party, certifying (i) that the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents of each such Person remain in full force and effect and have not been amended or modified since the Effective Date and that the copy thereof previously delivered to the Collateral Agent is true, correct and complete; provided, however, if any of the foregoing organizational documents have been amended or modified, true and correct certified copies of the amendments and/or modifications shall be attached to such certificate; and (ii) the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such Authorized Officers.

          (i) The Collateral Agent shall have received a certificate of an Authorized Officer of the Borrower, certifying that after giving effect to the transactions contemplated by this Amendment (including, with out limitation, the equity investment contemplated by Section 20(f), the fees, costs and expenses payable on the Second Amendment Effective Date pursuant to the terms of this Amendment and the Financing Agreement) and before and after giving effect to the Loans made on the Second Amendment Effective Date, (i) Availability together with unencumbered Cash and Cash Equivalents shall be equal to or greater than $50,000,000 and (ii) the Borrower individually is, and the Borrower and its Subsidiaries on a consolidated basis are, Solvent.

          (j) The Agents shall have received an opinion of counsel for the Loan Parties, as to such matters as the Agent may reasonably request, including, without limitation, an opinion with respect to the Warrants and opinion that after giving effect to the transactions contemplated by this Amendment the Agent shall continue to hold a valid and perfected security interest in the Collateral.

          (k) The Collateral Agent shall have received a certificate of the appropriate official(s) of the state of organization of each Loan Party and in the case of the Borrower, each State of foreign qualification requested by the Collateral Agent, certifying as to the subsistence and good standing of, and the payment of taxes by, each Loan Party in such state.

          (l) The Collateral Agent shall have received certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party and which are filed in the such offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Agreement and the Pledge Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed in writing by the Agent, shall not show any such Liens.

          (m) The representations and warranties contained herein, in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

          (n) After giving effect to the waiver contained in Section 19 hereof, no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

          (o) All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.

          21. Representations and Warranties. Each Loan Party represents and warrants as follows:

          (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Financing Agreement, as amended and modified hereby and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

          (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended and modified hereby.

          (d) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Loan Parties which are party hereto or thereto, enforceable against such Loan Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

          (e) Representations and Warranties; No Default. The representations and warranties contained herein, in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and after giving effect to the waiver set forth in
Section 19 hereof, no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

          (f) Continuing Validity of Liens. The provisions of the Financing Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations.

          22. Effect of Amendment; Continued Effectiveness of the Financing Agreement.

          (a) Ratifications. Except as otherwise expressly provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Second Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and
(iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

          (b) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any other Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

          (c) Amendment as Loan Document. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

          23. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

          24. Miscellaneous.

          (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

          (b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          (d) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

                [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        XANDODYNE PHARMACEUTICALS, INC.


                                        By: /s/ S.A. Stamp
                                            ------------------------------------
                                        Name: S.A. Stamp
                                        Title: Treasurer

                                        GUARANTOR:

                                        RUTI ACQUISITION, INC.


                                        By: /s/ S.A. Stamp
                                            ------------------------------------
                                        Name: S.A. Stamp
                                        Title: Treasurer

                                        AGENTS:

                                        SILVER POINT FINANCE, LLC,
                                        As Collateral Agent and as
                                        Administrative Agent


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory

                                        LENDER:

                                        BLUE RIDGE INVESTMENTS, L.L.C.


                                        By: /s/ Peter Sherman
                                            ------------------------------------
                                        Name: Peter Sherman
                                        Title: Managing Director

                                        LENDERS:

                                        SPCP GROUP III LLC


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory


                                        SPF CDO I, LLC


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory


                                        FIELD POINT I, LTD


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory


                                        FIELD POINT II, LTD


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory


                                        SPCP GROUP, L.L.C.


                                        By: /s/ Richard Petrilli
                                            ------------------------------------
                                        Name: Richard Petrilli
                                        Title: Authorized Signatory

                                       FIELD POINT III, LTD


                                       By: /s/ Richard Petrilli
                                           -------------------------------------
                                       Name: Richard Petrilli
                                       Title: Authorized Signatory


                                       FIELD POINT IV, LTD


                                       By: /s/ Richard Petrilli
                                           -------------------------------------
                                       Name: Richard Petrilli
                                       Title: Authorized Signatory

                          EXHIBIT A TO SECOND AMENDMENT

                                  "ARTICLE XII
                   ISSUANCE OF EQUITY INTERESTS TO THE LENDERS

     Section 12.01 Authorization and Issuance of Warrants. On the Second Amendment Effective Date, the Borrower shall issue to the Lenders in accordance with their Pro Rata Shares one or more warrant certificates covering the purchase of 3,053,119 shares of Common Stock of the Borrower substantially in the form of Annex I to the Second Amendment (such certificates, together with the rights to purchase Common Stock of the Borrower provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, being herein called the "Warrants"). On each borrowing date following the Second Amendment Effective Date that the Borrower draws a Revolving Loan in an aggregate principal amount of $10,000,000 or more, the Borrower shall issue to the Lenders one or more Warrants in an amount equal to the Lenders' Pro Rata Share of 459,116 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), 688,673 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and 918,231 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) shares of Common Stock of the Borrower, respectively as of each such subsequent borrowing date. It is understood and agreed that the Warrants contain provisions affecting the number of shares of Common Stock of the Borrower that may be acquired, which provisions are set forth in the Warrants. All such Warrants will have an exercise price equal to an amount not greater than $0.001 per share and will cease to be exercisable on a date that is the fifth anniversary of the Second Amendment Effective Date or as otherwise provided in the Warrants.

     Section 12.02 Securities Act Matters. (a) Each Lender represents and warrants (severally on behalf of itself and not the other Lenders) to the Borrower that:

          (i) each such Lender is acquiring the Warrants hereunder for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of the Lenders at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or Common Stock held by any of them under an effective registration statement under the Securities Act or under an exemption from said registration under the Securities Act;

          (ii) each such Lender is an "accredited investor" within the meaning of Regulation D under the Securities Act; and

          (iii) each such Lender acknowledges and understands that the Warrants have not been, and the Common Stock issuable upon exercise of the Warrants shall not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the Borrower in a transaction exempt from the registration requirements thereof.

          (b) The Borrower represents and warrants to the Lenders that:

               (i) Assuming the truth and accuracy of each Lender's representations and warranties contained in the immediately preceding paragraphs, the issuance of the Warrants to the Lenders hereunder and the issuance of shares of Common Stock to the Lenders pursuant to the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act.

               (ii) All stock and securities of the Borrower heretofore issued and sold by the Borrower were, and all securities of the Borrower issued and sold by the Borrower on and after the date hereof are or will be issued and sold in accordance with, or are or will be exempt from, the registration and prospectus delivery requirements of the Securities Act.

          (c) The Borrower agrees that neither it nor any Person acting on its behalf has offered or will offer the Warrants or Common Stock or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Common Stock hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.

     Section 12.03 Certain Taxes. The Borrower shall pay all taxes (other than Federal, state or local income taxes) which may be payable and arise from the execution and delivery of this Agreement or the issuance of the Warrants or Common Stock hereunder or in connection with any modification of this Agreement or the Warrants and shall hold the Lenders harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Borrower under this Section 12.03 shall survive any redemption, repurchase or acquisition of Warrants or Common Stock by the Borrower, any termination of this Agreement, and any cancellation or termination of the Warrants. The parties hereto agree that, within 5 Business Days of the Second Amendment Effective Date, the parties hereto will agree for income tax purposes, the purchase price to be attributed to the Warrants issued to the Lenders hereunder as of the Second Amendment Effective Date.

     Section 12.04 Cancellation and Issuance. If any Lender assigns or otherwise transfers all or any of its Loans (including by selling participations therein) to any Person, such Lender may request (upon 10 days' prior notice to the Borrower) that (a) a number of Warrants held by such Lender be canceled on the date of such assignment and transfer and (b) a like number of Warrants be issued by the Borrower to the Person to whom such Loans are being assigned or otherwise transferred. Upon the date specified in such request:

               (i) the Borrower shall issue, and such Lender shall surrender (or cause to be surrendered) for cancellation, such number of Warrants as aforesaid, provided that such issuance shall not violate the Securities Act or any applicable state securities laws;

               (ii) each Person that receives Warrants will deliver a certificate to the Borrower affirming the representations and warranties contained in Section 12.02(a) hereof as of such date;

               (iii) the Borrower will deliver a certificate to each Person that receives Warrants affirming the representations and warranties contained in
Section 12.02(b) hereof as of such date; and

               (iv) the transferring Lender shall cause the transferee to become a party to the Stockholders Agreement.

                          EXHIBIT B TO SECOND AMENDMENT

                                "SCHEDULE 1.01(A)

                        LENDERS AND LENDERS' COMMITMENTS

PART A:

                                     Initial                            Total
                                    Revolving        Existing        Commitment
                                     Credit          Term Loan        as of the
            Lender                 Commitment       Commitment     Effective Date
------------------------------   --------------   --------------   --------------
Blue Ridge Investments, L.L.C.   $ 5,357,142.86   $19,642,857.14   $   25,000,000
SPCP Group III LLC               $ 2,410,714.29   $          -0-   $ 2,410,714.29
SPF CDO I, LTD.                  $          -0-   $ 8,839,285.71   $ 8,839,285.71
Field Point I, LTD.              $          -0-   $ 9,978,670.15   $ 9,978,670.15
Field Point II LTD.              $          -0-   $10,539,187.00   $10,539,187.00
Field Point IV, LTD.             $          -0-   $ 6,000,000.00   $ 6,000,000.00
SPCP Group, L.L.C.               $ 7,232,142.85              -0-   $ 7,232,142.85
                                 --------------   --------------   --------------
TOTAL                            $15,000,000.00   $55,000,000.00   $70,000,000.00
                                 ==============   ==============   ==============

PART B:

                                                                        Total
                                                                     Commitment
                                   Additional                         as of the
                                    Revolving         Second           Second
                                     Credit          Term Loan        Amendment
            Lender                 Commitment       Commitment     Effective Date
------------------------------   --------------   --------------   --------------
Blue Ridge Investments, L.L.C.   $ 5,357,142.86   $ 3,571,428.57   $ 8,928,571.43
SPCP Group ffl LLC               $ 2,410,714.29   $          -0-   $ 2,410,714.29
SPF CDO I LTD.                   $          -0-   $ 1,607,142.86   $ 1,607,142.86
Field Point I, LTD.              $          -0-   $ 2,410,714.29   $ 2,410,714.29
Field Point III, LTD.            $          -0-   $ 2,410,714.28   $ 2,410,714.28
SPCP Group, L.L.C.               $ 7,232,142.85   $          -0-   $ 7,232,142.85
                                 --------------   --------------   --------------
TOTAL                            $15,000,000.00   $10,000,000.00   $25,000,000.00
                                 ==============   ==============   ==============

PART C:

                                    Revolving
                                     Credit          Term Loan          Total
            Lender                 Commitment       Commitment       Commitment
------------------------------   --------------   --------------   --------------
Blue Ridge Investments, L.L.C.   $10,714,285.72   $23,214,285.71   $33,928,571.43
SPCP Group III LLC               $ 4,821,428.58   $          -0-   $ 4,821,428.58
SPF CDO I LTD.                   $          -0-   $10,446,428.57   $10,446,428.57
Field Point I, LTD.              $          -0-   $12,389,384.44   $12,389,384.44
Field Point II, LTD.             $          -0-   $10,539,187.00   $10,539,187.00
Field Point III, LTD.            $          -0-   $ 2,410,714.28   $ 2,410,714.28
Field Point IV, LTD.             $          -0-   $ 6,000,000.00   $ 6,000,000.00
SPCP Group, L.L.C.               $14,464,285.70   $          -0-   $14,464,285.70
                                 --------------   --------------   --------------
TOTAL                            $30,000,000.00   $65,000,000.00   $95,000,000.00"
                                 ==============   ==============   ==============

                          EXHIBIT C TO SECOND AMENDMENT

                             "SUPPLEMENTAL SCHEDULE

        [Borrower to attach Supplemental Schedules per Section 17 hereof]

                          EXHIBIT D TO SECOND AMENDMENT

                                   "EXHIBIT D

                           FORM OF NOTICE OF BORROWING

                         XANODYNE PHARMACEUTICALS, INC.
                                7300 Turfway Road
                                    Suite 300
                            Florence, Kentucky 41042

                                                            Date: ______________

Silver Point Finance, LLC, as Administrative Agent under the below-referenced Financing Agreement
Two Greenwich Plaza, 1st Floor
Greenwich, Connecticut 06830
Attn: Ryan Vetsch/Jennifer Poccia

Ladies and Gentlemen:

          The undersigned, Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), refers to the Financing Agreement, dated as of July 25, 2005 (such Agreement, as amended by the First Amendment, Waiver and Consent dated September 29, 2005 and as further amended by the Second Amendment, Waiver and Consent, dated as of June __, 2007, and as further amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement"), by and among the Borrower, each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company, as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and hereby gives you notice pursuant to Section
2.02 of the Financing Agreement that the undersigned hereby requests a Loan under the Financing Agreement (the "Proposed Loan"), and in that connection sets forth below the information relating to such Proposed Loan as required by
Section 2.02 of the Financing Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Financing Agreement.

     25. The aggregate principal amount of the Proposed Loan is $____________.(1)

     26.  The Proposed Loan is a [Revolving Loan] [Term Loan].(2)

     27. The Proposed Loan is a [Reference Rate Loan] [LIBOR Rate Loan, with an initial Interest Period of _______ month[s](3)].

     28. The proceeds of the Proposed Loan will be used for the following purposes: [general corporate and working capital purposes] [specify other purposes].

     29.  The borrowing date of the Proposed Loan is ________________, 200__.(4)

     30. The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions set forth on Annex I hereto.

----------
(1) In the case of a LIBOR Rate Loan, such amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof. In the case of a Revolving Loan, such amount shall be in a minimum amount of $500,000 and shall be in an integral multiple of $50,000.

(2)  This information is only required for Loans requested on the Effective
     Date.

(3) The Interest Period of the Proposed Loan must be one, two, three or six months.

(4) This date must be a Business Day, and with respect to the Term Loan, must be the Effective Date and with respect to a LIBOR Rate Loan, must be three Business Days prior to the proposed borrowing.

     The undersigned hereby certifies that (i) the representations and warranties contained in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof and will be true and correct on and as of the date of the Proposed Loan (except that any representation and warranty made as of a specific date shall be true and correct as of such specific date), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or will result from the making of the Proposed Loan or will occur or will be continuing on the date of the Proposed Loan, (iii) no Product Milestone Miss has occurred as of the date hereof, and (iv) the conditions set forth in Section[s] [4.01 and] 4.02 of the Financing Agreement have been satisfied as of the date hereof and will be satisfied as of the date of the Proposed Loan.

                                        Very truly yours,

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                           ANNEX I TO SECOND AMENDMENT

                                 FORM OF WARRANT

                                                                      FINAL FORM

                                 FORM OF WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                         XANODYNE PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

No. [__]                                              Dated: As of June __, 2007

                                                     Warrant to Purchase [_____]
                                                          Shares of Common Stock

          XANODYNE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that [Silver Point Finance, LLC, a Delaware limited liability company] [INSERT HOLDER ADDRESS] or its registered assigns (the "Holder"), is entitled to purchase from the Company [________] (the "Initial Warrant Quantity") duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at a purchase price of $0.001 per share (the "Warrant"), at any time or from time to time after the date hereof but prior to the Expiration Date (as defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Financing Agreement, dated as July 25, 2005, as amended by the First Amendment, Consent and Waiver, dated September 25, 2005, and as further amended by the Second Amendment thereto, dated as of June [ ], 2007 (as further amended, restated or otherwise modified from time to time, the "Financing Agreement") among the Company, its subsidiaries, certain lenders named therein, including the Holder and Silver Point Finance, LLC ("Silver Point") as collateral agent and administrative agent.

          1. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

          "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

               (a) (i) shares of Common Stock issued upon the exercise of the Warrant and (ii) such number of additional shares of Common Stock as may become issuable upon the exercise of the Warrant by reason of adjustments required pursuant to the anti-dilution provisions applicable to the Warrant as in effect on the date hereof; and

               (b) (i) up to 15,191,677 shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by a majority vote of the Board of Directors, and (ii) such additional number of shares of Common Stock as may become issuable pursuant to the terms of any such plan by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise.

               (c) The warrants initially held by Silicon Valley Bank which may be exercised for up to 35,437 shares of Series A-l Preferred Stock ("Silicon Warrant Shares") and the Silicon Warrant Shares.

               (d) Shares of Common Stock which may be issued in connection with the conversion of the Series A-l Preferred Stock.

               (e) Dividends paid to the holders of Series A-l Preferred Stock, in accordance with Article Fourth Section C(1) of the Company's Certificate of Incorporation, that are paid in shares of Common Stock.

               (f) Up to 6,600,000 shares of Series A-l Preferred Stock issued in connection with the acquisition of any product or products, directly or indirectly, that are complementary to the Juno Product.

               (g) Stock dividends and stock splits for which the Warrant Quantity is adjusted pursuant to Section 3.3 below.

          "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by. or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

          "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

          "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference as to dividends or distributions upon liquidation.

          "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

          "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 20 consecutive trading days commencing 30 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          "Designated Entity" shall mean, individually and collectively, SPCP Group III LLC, SPF CDO I, LLC, Field Point I, LTD, Broad Point I, LLC, and SPCP Group, L.L.C.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Expiration Date" shall have the meaning assigned to it in Section 21.

          "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company and set forth in a certificate of an Authorized Officer of Company.

          "Financing Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

          "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

          "Initial Warrant Quantity" shall have the meaning assigned to it in the introduction to this Warrant.

          "Investor Rights Agreement" shall mean that certain Investor Rights Agreement dated as of July 25, 2005, amended as of the date hereof, among the Company, the existing stockholders named therein and the lenders party to the Second Amendment to the Financing Agreement.

          "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the average weighted sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the average weighted trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Fair Value (as set forth in subsection (iii) of the definition of Fair Value).

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

          "Other Securities" shall mean any capital stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

          "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Price" shall mean $0.001 per share.

          "Related Fund" means, (a) with respect to any Person, any Affiliate of such Person or any fund or account managed by such Person or an Affiliate of such Person or its investment manager, (b) with respect to Silver Point, (i) any Affiliate of Silver Point or any fund or account managed by Silver Point or any Affiliate of Silver Point or its investment manager, or (ii) any Designated Entity, and (c) with respect to any Designated Entity, Silver Point or any other Designated Entity.

          "Restricted Securities" shall mean (i) any Warrants bearing the applicable legend set forth in Section 10.1, (ii)any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Series A-l Preferred Stock" shall mean the Company's Series A-l Convertible Preferred Stock, $.001 par value per share.

          "Stockholders' Agreement" means that certain Amended and Restated Stockholder's Agreement dated as of July 25, 2005, as amended as of the date hereof, by and among the Company and certain of the holders of the Company's Common Stock and Preferred Stock that are listed on the signature pages thereto.

          "Warrant Quantity" shall mean initially the Initial Warrant Quantity (as defined in the first paragraph of this Warrant), which amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment is required by Section 3.

          "Warrant" shall have the meaning assigned to it in the introduction to this Warrant.

          2. EXERCISE OF WARRANT.

          2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                    (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

          2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

          2.3. Delivery of Stock Certificates, Etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or as the Holder may direct,

                         (i) a certificate or certificates for the number of
               shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of exercise, and

                         (ii) in case such exercise is for less than all of the
               shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                    (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any transfer tax or other incidental expense in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

                    (c) In the case of any dispute in respect of the number of shares of Common Stock to be issued upon exercise of this Warrant, the Company shall promptly issue to the Holder such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within five (5) Business Days after each exercise of this Warrant. If the Holder and the Company are unable to agree as to the determination of the number of shares of Common Stock to be issued within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the dispute in respect of the number of shares of Common Stock to be issued upon exercise of this Warrant shall be determined in good faith by any firm of independent public accountants of national standing, selected jointly by the Company and the Holder or, if that selection cannot be made within ten
          (10) days, by any firm of independent public accountants of national standing selected by the American Arbitration Association in accordance with its rules, and provided further, that all of the fees and expenses of any third parties incurred in connection with resolving such dispute will be paid by the party that is determined by such accountant to be least correct and if neither party is more correct than the other, one- half by the Company and one-half by the Holder. The Company shall then, on the next Business Day. issue the appropriate number of shares of Common Stock upon exercise of the Warrant in accordance with such accounting firm's determination under this
          Section 2.3(c).

          3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

          3.1. General; Warrant Quantity. This Warrant evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment and readjustment as provided in this Section 3.

          3.2. Adjustment of Warrant Quantity.

               3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4), without consideration or for consideration per share less than the Fair Value of the Common Stock in effect immediately prior to such issue or sale, then, in each such case, subject to Section 3.8, the Warrant Quantity shall be increased, concurrently with such issue or sale, to an amount determined by multiplying such Warrant Quantity by a fraction:

                    (a) the numerator of which shall be the number of shares of Common Stock outstanding on a fully diluted basis (including shares of Common Stock issuable upon exercise of this Warrant, shares of Common Stock issuable upon conversion of the issued and outstanding Series A-l Preferred Stock and the conversion of the Silicon Warrant Shares, and the 9,947,191 shares of Common Stock issuable upon the exercise of Options granted as of the Second Amendment Effective Date) immediately after such issue or sale; provided, that for the purposes of this
          Section 3.2.1(a), (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and
          (ii) treasury shares shall not be deemed to be outstanding; and

                    (b) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis (including shares of Common Stock issuable upon exercise of this Warrant, shares of Common Stock issuable upon conversion of the issued and outstanding Series A-l Preferred Stock and the conversion of the Silicon Warrant Shares, and the 9,947,191 shares of Common Stock issuable upon the exercise of Options granted as of the Second Amendment Effective Date) immediately prior to such issue or sale; (provided that for purposes of this Section 3.2.1(b) treasury shares shall not be deemed outstanding) and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at an amount equal to Fair Value.

               3.2.2. Treatment of Options and Convertible Securities. Except as set forth herein, in case the Company at any time or from time to time after the date hereof shall issue., sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately excrcisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Fair Value in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Warrant Quantity shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (i) a Change of Control (as defined in the Financing Agreement) of the Company, (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (iii) any other event or occurrence, such as a reset of pricing with respect to the conversion of convertible Securities, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock. Options or Convertible Securities, as the case may be;

                    (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                    (c) no readjustment pursuant to subdivision (b) above shall have the effect of decreasing the Warrant Quantity by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

          3.3. Treatment of Stock Dividends, Stock Splits, etc. Except to the extent paid to the holders of Series A-l Preferred Stock in satisfaction of the Company's dividend obligation set forth in Article Fourth Section C(l) of the Company's Certificate of Incorporation, in case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, if the Company declares or pays a dividend on its Common Stock, payable in Common Stock, or other securities, subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise or conversion of this Warrant, for each share of Common Stock acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the shares of Common Stock recorded as of the date the dividend or subdivision occurred. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Purchase Price shall be proportionately increased.

          3.4. Computation of Consideration. For the purposes of this Section 3,

                    (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                         (i) insofar as it consists of cash, be computed at the
               net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                         (ii) insofar as it consists of property (including
               securities) or services other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                         (iii) in case Additional Shares of Common Stock are
               issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

                    (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                         (i) the total amount, if any, received and receivable
               by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a).

               by

                         (ii) the maximum number of Additional Shares of Common
               Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          3.5. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Quantity in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

          3.6. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Warrant Quantity shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the Holder of this Warrant against the effect of such dilution.

          3.7. De Minimis Adjustments. If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Warrant Quantity of at least one tenth (1/10) of one percent (1%) of such Warrant Quantity. All calculations under this Warrant shall be made to the nearest one-tenth of a share.

          3.8. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

          4. CONSOLIDATION, MERGER, ETC.

          4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Quantity is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

          4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Financing Agreement to the contrary, the Company shall not effect any of the transactions described in Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Investor Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4. the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Financing Agreement.

          5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which, in the good faith opinion of both the Board of Directors of the Company and the Holder, the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of Company shall make an adjustment, which adjustment, if any, will be final, in the application of such provisions, in accordance with the essential intent and principles, as determined jointly and in good faith by the Board of Directors and the Holder, so as to preserve, without dilution, the purchase rights represented by this Warrant.

          6. NO IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, and (c) shall not take any action which results in any adjustment of the Warrant Quantity if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

          7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate signed by the Chief Financial Officer or Treasurer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c)the Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificate at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

          8. NOTICES OF CORPORATE ACTION. In the event of:

                    (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount in excess of 110% of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                    (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

                    (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                    (d) any other transaction of the Company that would result in any adjustment to the Common Stock as provided in this Section 8,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified. Notwithstanding the foregoing, the Company will be deemed to provide notice of any corporate action if the Company provides notice to the Administrative Agent under the Financing Agreement.

          9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

          10. RESTRICTIONS ON TRANSFER.

          10.1. Restrictive Legends. Except as otherwise permitted by this
Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form and as otherwise required by the Stockholders Agreement:

          "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form and as otherwise required by the Stockholders
Agreement:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

          10.2. Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

          10.3. Termination of Restrictions. Subject to the Stockholders Agreement,, the restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder; provided no such opinion shall be required for any disposition by the Holder to an Affiliate or Related Fund. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

          11. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

          12. REGISTRATION AND TRANSFER OF WARRANTS. ETC.

          12.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          12.2. Transfer of Warrants. Subject to compliance with Section 10, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company and Instrument of Accession, as described below, to the Stockholder's Agreement. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

          12.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or. in the case of any such mutilation, on surrender of such Wan-ant to the Company at its principal office and cancellation thereof, the Company at the Holder's expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          12.4. Adjustments to Number of Shares. Notwithstanding any adjustment in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

          12.5. Fractional Shares. Notwithstanding any adjustment pursuant to
Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

          13. INTENTIONALLY OMITTED.

          14. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Except as provided in
Section 21, nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          15. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of [______] at its principal office located at One Riverfront Place, Newport, KY 41071, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

          All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

          16. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the individual holder of this Warrant. All Warrants may be amended by the written consent of the Company and the holders of Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of this Warrant that would adversely affect the rights of any individual holder, as compared to the rights of any other holders, the Company shall seek from each holder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of this Warrant, which consent may be withheld by the individual holder in its sole discretion. If the Company is unable to obtain a consent from each holder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of this Warrant, then such amendment, modification, supplement, termination or waiver of provisions of this Warrant shall not be adopted by the Company.

          17. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof, "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

          18. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          19. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company and each Holder hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company and the Holder hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 15, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

          20. INVESTOR RIGHTS AGREEMENT. The Company agrees to cause the other parties thereto to amend the Investor Rights Agreement so that the shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrablc Shares (as such term is defined in the Investor Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Investor Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Investor Rights Agreement applicable to such holder as a holder of such Registrable Shares.

          21. EXPIRATION; CALL RIGHT.

          21.1. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the earlier of (a) June ____, 2012, (b) the date that a Qualified Public Offering (as such term is defined in the Company's Certificate of Incorporation as amended from time to time) covering shares of Common Stock underlying this Warrant is consummated, subject to Section
     21.2 below or (c) the sale of substantially all of the assets of the Company or the consolidation or merger of the Company with or into another Person (regardless of whether or not the Company is the surviving entity) (the "Expiration Date").

          21.2. Upon the consummation of a Qualified Public Offering, (the "Call Event"), each of The Holders will have been deemed to have provided a Form of Election to Purchase Share; pursuant to Section 2.1 and will be required to pay the Company the aggregate Purchase Price and the Company will be required to deliver the shares of Common Stock underlying this Warrant, all in accordance with the terms of Section 2.1 and the other terms of this Warrant.

          21.3. Other than as described in Section 21.2 above, the exercise of this Warrant shall be subject to and governed by all the provisions relating to such exercise contained herein.

          22. STOCKHOLDERS' AGREEMENT. The Company acknowledges and agrees that, upon issuance of this Warrant, the Holder shall be required to execute an Instrument of Accession (as such term is defined in the Stockholders Agreement) to the Stockholders'

Agreement and that Holder shall be entitled to all the benefits of, and bear all the obligations of, a Common Stockholder (as such term is defined in the Stockholders' Agreement) thereunder. The Company agrees to cause the other parties thereto to amend the Stockholders' Agreement to enable the Holder to participate on a pro rata basis with the Preferred Stockholders of the Company in the Right of Co-Sale provided by Section 5.1 of the Stockholders' Agreement.

          23. REPRESENTATIONS. Holder by accepting this Warrant shall be deemed to have made the representations and warranties to the Company contained on Exhibit C hereto.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date first above written.

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                            {WARRANT SIGNATURE PAGE}

                                                   EXHIBIT A to
                                                   Common Stock Purchase Warrant

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES

          The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $0.01 per share ("Common Stock"), of XANODYNE PHARMACEUTICALS, INC. and hereby [makes payment of $________ therefor] [or] [makes payment therefor by reduction pursuant to
Section 2.1(b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by _______ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation _______________________ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
          ----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
            --------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

          If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:
          ----------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
            --------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:             , 200                [NAME OF HOLDER]
       ------------     -


                                        By
                                           -------------------------------------
                                        Name:
                                        Title:

                                                   EXHIBIT B to
                                                   Common Stock Purchase Warrant

                              [FORM OF] ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $__________ per share ("Common Stock") of XANODYNE PHARMACEUTICALS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee   Address   No. of Shares
----------------   -------   -------------


and does hereby irrevocably constitute and appoint ___________ Attorney to make such transfer on the books of XANODYNE PHARMACEUTICALS, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:             , 200                [NAME OF HOLDER]
       ------------     -


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                   EXHIBIT C to
                                                   Common Stock Purchase Warrant

1. Representations of the Holder. The Holder represents and warrants to the Company as follows:

1.1 Investment. Holder is acquiring this Warrant and shares of Common Stock issuable upon exercise of this Warrant for Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

1.2 Restricted Securities. Holder acknowledges that this Warrant and shares of Common Stock issuable upon exercise of this Warrant consist of restricted securities that are unregistered; that neither this Warrant nor such shares may be sold, transferred, or otherwise disposed of without registration under the Securities Act unless an exemption from such registration is available; that in the absence of an effective registration statement covering this Warrant and such shares or an available exemption from registration under the Securities Act, the Warrants and Warrant Shares must be held indefinitely. In particular, Holder is aware that this Warrant and such shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met and that among the conditions for use of Rule 144 may be the availability of current information to the public about the Company, information that is not now made available. Holder understands that this Warrant and such shares will be subject to the restrictions on exercise, conversion and transfer as set forth in the instruments governing such shares and in the Stockholders' Agreement, and to the extent applicable, each certificate, instrument or other document evidencing such shares shall be endorsed with the legends set forth in the Stockholders' Agreement.

1.3 Economic Risk; Sophistication. Holder is able to bear the economic risk of an investment in this Warrant and shares of Common Stock issuable upon exercise of this Warrant acquired by him or it pursuant to this Warrant and has sufficient knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the proposed investment in the Company and Holder is able financially to bear the risks thereof.

1.4 Accredited Investor. Holder meets the criteria of an "accredited investor" as defined in Rule 501(a) of Regulation D adopted under the Securities Act.

1.5 Investigation. Holder has been furnished with, and has had an opportunity to read, the Second Amendment, this Warrant and Loan Documents to which he or it is a party and all materials relating to the business, finances, operations, and prospects of the Company that have been reasonably requested by Holder. Holder understands that this Warrant and shares of Common Stock issuable upon exercise of this Warrant are being or will be issued without any particular offering or disclosure document, but acknowledges that Holder has been given ample opportunity to ask questions and request information of. and receive answers from, Company officials concerning the business, finances and operations of the Company.

1.6 Blue Sky Approvals. The address set forth in the first paragraph of this Warrant is true, complete and correct, and is the principal address of Holder. Holder agrees that the Company can rely on such address for purposes of compliance with state and federal securities laws.

1.7 Organization and Standing. Holder is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective state or country of organization.

1.8 Authority. The execution, delivery and performance by Holder of this Warrant, Stockholders Agreement and Investor Rights Agreement and the consummation by Holder of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Warrant, the Stockholders Agreement and Investor Rights Agreement has been duly executed and delivered by the Holder and constitute valid and binding obligations of the Holder enforceable in accordance with their respective terms, except, (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies."

                                Table of Contents

                                                                            Page
                                                                            ----
1.  DEFINITIONS..........................................................     1

2.  EXERCISE OF WARRANT..................................................     5
    2.1.  Manner of Exercise; Payment of the Purchase Price..............     5
    2.2.  When Exercise Effective........................................     5
    2.3.  Delivery of Stock Certificates, Etc.; Charges, Taxes and
          Expenses.......................................................     6

3.  ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE....................     7
    3.1.  General; Warrant Quantity......................................     7
    3.2.  Adjustment of Warrant Quantity.................................     7
    3.3.  Treatment of Stock Dividends, Stock Splits, etc................     9
    3.4.  Computation of Consideration...................................     9
    3.5.  Adjustments for Combinations, etc..............................    10
    3.6.  Dilution in Case of Other Securities...........................    10
    3.7.  De Minimis Adjustments.........................................    10
    3.8.  Abandoned Dividend or Distribution.............................    11

4.  CONSOLIDATION, MERGER, ETC...........................................    11
    4.1.  Adjustments for Consolidation, Merger, Sale of Assets,
          Reorganization, etc............................................    11
    4.2.  Assumption of Obligations......................................    11

5.  OTHER DILUTIVE EVENTS................................................    11

6.  NO IMPAIRMENT........................................................    12

7.  CERTIFICATE AS TO ADJUSTMENTS........................................    12

8.  NOTICES OF CORPORATE ACTION..........................................    13

9.  REGISTRATION OF COMMON STOCK.........................................    13

10. RESTRICTIONS ON TRANSFER.............................................    14
    10.1. Restrictive Legends............................................    14
    10.2. Transfer to Comply With the Securities Act.....................    14
    10.3. Termination of Restrictions....................................    14

11. RESERVATION OF STOCK, ETC............................................    15

12. REGISTRATION AND TRANSFER OF WARRANTS. ETC...........................    15
    12.1. Warrant Register; Ownership of Warrants........................    15
    12.2. Transfer of Warrants...........................................    16
    12.3. Replacement of Warrants........................................    16
    12.4. Adjustments to Number of Shares................................    16
    12.5. Fractional Shares..............................................    16

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
13. INTENTIONALLY OMITTED................................................    16

14. NO RIGHTS OR LIABILITIES AS SHAREHOLDER..............................    16

15. NOTICES..............................................................    16

16. AMENDMENTS...........................................................    17

17. DESCRIPTIVE HEADINGS, ETC............................................    17

18. GOVERNING LAW........................................................    17

19. JUDICIAL PROCEEDINGS.................................................    17

20. INVESTOR RIGHTS AGREEMENT............................................    18

21. EXPIRATION; CALL RIGHT...............................................    18

22. STOCKHOLDERS' AGREEMENT..............................................    18

23. REPRESENTATIONS......................................................    19

                                                                  EXECUTION COPY

                               THIRD AMENDMENT TO
                              FINANCING AGREEMENT

          THIRD AMENDMENT, dated as of October 17, 2007 (this "Amendment"), to the Financing Agreement, dated as of July 25, 2005, (as amended by the First Amendment, Waiver and Consent, dated September 29, 2005, as further amended by the Second Amendment, Waiver and Consent, dated as of June 20, 2007, and as further amended, restated or otherwise modified from time to time, the "Financing Agreement"), by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"),

          WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend the Financing Agreement to, correct the defined term "Loan to Value Ratio".

          WHEREAS, the Agent and the Lenders are willing to agree to this requested Amendment, but only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Agents and the Lenders hereby agree as follows:

          1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

          2. Loan to Value Ratio. The definition of the term "Loan to Value Ratio" contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               '"Loan to Value Ratio' means, as of any date of determination, the ratio (expressed as a percentage) of (a) the outstanding principal balance of the Loans and all other Indebtedness of the Loan Parties as of such date to
(b) the Appraised Enterprise Value of the Loan Parties as of such date."

          3. Conditions to Effectiveness. This Amendment shall become effective (the "Third Amendment Effective Date") only upon satisfaction in full of the following conditions precedent:

          (a) The Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Loan Party, each Agent and the Lenders.

          (b) The representations and warranties contained herein, in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

          (c) No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

          4. Representations and Warranties. Each Loan Party represents and warrants as follows:

          (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Financing Agreement, as amended and modified hereby and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

          (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended and modified hereby.

          (d) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Loan Parties which are party hereto or thereto, enforceable against such Loan Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

          (e) Representations and Warranties; No Default. The representations and warranties contained herein, in Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and, no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

          (f) Continuing Validity of Liens. The provisions of the Financing Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations.

          5. Effect of Amendment; Continued Effectiveness of the Financing Agreement.

          (a) Ratifications. Except as otherwise expressly provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof, "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof, "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and
(iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

          (b) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any other Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

          (c) Amendment as Loan Document. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

          (d) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (e) Governing Law. This Amendment shall be governed by,, and construed in accordance with, the laws of the State of New York.

          (f) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

                [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ Stephen Stamp
                                            ------------------------------------
                                        Name: Stephen A. Stamp
                                        Title: Chief Financial Officer

                               FOURTH AMENDMENT TO
                               FINANCING AGREEMENT

          FOURTH AMENDMENT, dated as of November 29, 2007 (this "Amendment"), to the Financing Agreement, dated as of July 25, 2005, (as amended by the First Amendment, Waiver and Consent, dated September 29, 2005, as further amended by the Second Amendment, Waiver and Consent, dated as of June 20, 2007, as further amended by the Third Amendment, dated as of October 17, 2007, and as further amended, restated or otherwise modified from time to time, the "Financing Agreement"), by and among Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent for the Agents (as hereinafter defined) and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Collateral Agent"), and as administrative agent for the Agents and the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

          WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend the Financing Agreement to, permit the Borrower to enter into an employee relocation program with Homeservices Relocation, LLC (the "Servicer"), pursuant to the terms of a Relocation Services Agreement (the "RSA") to be entered into between the Borrower and the Servicer in order to facilitate the sale (the "Sale") of the residence of its employee, Gregory Flexter.

          WHEREAS, in connection with the Sale, the Agents and Lenders acknowledge that Gregory Flexter will enter into the following agreement with the Servicer: (i) the Home Sale Agreement dated November 2, 2007 and (ii) the Guarantee Offer Letter dated November 12, 2007 (collectively, the "Home Purchase Documents").

          WHEREAS, pursuant to the terms of the RSA, the Borrower is required to guarantee the payment of the Purchase Price (as defined in the RSA) in an amount not to exceed $1,975,000 together with other specified costs and expenses of Servicer.

          WHEREAS, the Agent and the Lenders are willing to agree to this requested Amendment, but only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Agents and the Lenders hereby agree as follows:

          1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

          2. Amendments.

               (a) New Definitions. The following definitions are hereby inserted in Section 1.01 of the Financing Agreement in appropriate alphabetical order, to read in their entirety as follows:

               "Home Purchase Documents" means collectively, (i) the Homesale Agreement, by and between Gregory Flexter and the Servicer dated November 2, 2007, (ii) the Guarantee Offer Letter by and between Gregory Flexter and the Servicer dated November 12, 2007.

               "RSA" means the Relocation Services Agreement, between the Borrower and Servicer, dated as of [November 28], 2007, in order to facilitate the sale of the residence of Gregory Flexter pursuant to the terms of the Home Purchase Documents.

               "Servicer" means Homes Services LLC, a Delaware limited liability company.

               (b) Existing Definitions. The definition of "Permitted Indebtedness" in Section 1.01 of the Financing Agreement is hereby amended to
(i) delete the word "and" where it appears at the end of clause (k) thereof,
(ii) delete the period at the end of clause (1) and insert ";and" at the end of clause (1) in lieu thereof, and (iii) insert a new clause (m) immediately following the existing clause (1) at the end thereof, to read as follows:

               "(m) unsecured Indebtedness of the Borrower with respect to guaranteed payment obligations in respect of the Purchase Price (as defined in the RSA) in an aggregate amount not to exceed $1,975,000, together with other specified costs and expenses owed to the Servicer in accordance with the terms of the RSA."

               (c) Representations and Warranties. Section 5.01 (b) of the Financing Agreement is hereby amended to add the following new clause (kk) immediately following the existing clause (jj) of such Section:

               "(kk) Home Purchase Documents. Other than the Home Purchase Documents, Gregory Flexter has not entered into any documents with the Servicer, including, but not limited to, any Equity Advance Agreement (as defined in the RSA)."

               (d) Events of Default. Clause (k) of Section 8.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(k) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) or any claim for indemnification against the Borrower under the RSA, in each case, for the payment of money exceeding $50,000 individually, or $250,000 in the aggregate, shall be rendered against any Loan Party or any of its Subsidiaries, and in the case of any such judgment, order, award or settlement, it shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of 20 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement.

               (e) Negative Covenants. Section 6.02 of the Financing Agreement is hereby amended to add the following new clause (x) immediately following the existing clause (w) of such Section:

               "(x) Home Purchase Documents. Without the prior written consent of Collateral Agent (i) consent to the execution and delivery by Gregory Flexter of any other agreement with the Servicer, other than the Home Purchase Documents, or (ii) consent pursuant to the terms of Section 9(a) of the RSA to an offer of less than 95% of the "Appraised Value Price" (as defined in Section 6(a) of the RSA)."

          3. Conditions to Effectiveness. This Amendment shall become effective (the "Fourth Amendment Effective Date") only upon satisfaction in full of the following conditions precedent:

               (a) The Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Loan Party, each Agent and the Lenders.

               (b) The Collateral Agent has received fully executed complete and final versions of the RSA and Home Purchase Documents.

               (c) The representations and warranties contained herein, in
Article V of the Financing Agreement and in each other Loan Document are true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

               (d) No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

               4. Representations and Warranties. Each Loan Party represents and warrants as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute and deliver this Amendment, consummate the transactions contemplated hereby and perform the Financing Agreement, as amended and modified hereby and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended and modified hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

               (c) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended and modified hereby, is a legal, valid and binding obligation of the Loan Parties which are party hereto or thereto, enforceable against such Loan Parties in accordance with its terms, except as enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

               5. Effect of Amendment; Continued Effectiveness of the Financing Agreement.

               (a) Ratifications. Except as otherwise expressly provided herein,
(i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof, "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof, "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended and modified by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations or the Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and
(iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document. This Amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

               (b) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any other Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

               (c) Amendment as Loan Document. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

               (d) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               (e) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

               (f) Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

                [Remainder of this page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ Stephen Stamp
                                            ------------------------------------
                                        Name: Stephen A. Stamp
                                        Title: Chief Financial Officer

Signature Page to Fourth Amendment

                                        AGENTS:

                                        SILVER POINT FINANCE, LLC,
                                        as Collateral Agent and as
                                        Administrative Agent


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory

Signature Page to Fourth Amendment
10559122.4

                                        LENDERS:

                                        BLUE RIDGE INVESTMENTS, L.L.C.,
                                        as a Lender


                                        By: /s/ Peter Sherman
                                            ------------------------------------
                                        Name: Peter Sherman
                                        Title: Managing Director

Signature Page to Fourth Amendment

                                        LENDERS:

                                        SPCP GROUP III LLC


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory


                                        SPF CDO I, LTD.


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory


                                        FIELD POINT I, LTD.


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory


                                        FIELD POINT II, LTD.


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory


                                        SPCP GROUP, L.L.C.


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory


                                        FIELD POINT III, LTD.


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory


                                        FIELD POINT IV, LTD.


                                        By: /s/ Richard Petrill
                                            ------------------------------------
                                        Name: Richard Petrill
                                        Title: Authorized Signatory

Signature Page to Fourth Amendment
10559122.4